As filed with the Securities and Exchange Commission on May 21, 2007
Registration No. 333-140788

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	5812 (Primary Standard Industrial Classification Code Number)	06-1168423 (IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518-2697
(203) 248-4100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael C. Malota
Chief Financial Officer
Host America Corporation
Two Broadway
Hamden, Connecticut 06518-2697
(203) 248-4100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John B. Wills, Esq. Adam D. Averbach, Esq. Berenbaum, Weinshienk & Eason, P.C. 370 Seventeenth Street, 48th Floor Denver, Colorado 80202-5626 (303) 825-0800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	372,000	$1.835	$682,620	$20.96

(1)	Assumes the exercise of all warrants by the selling shareholders to acquire common shares registered hereunder.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of our common stock reported on the Pink Sheets on February 16, 2007.

(3)	Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 21, 2007

PROSPECTUS
_____________________________________

HOST AMERICA CORPORATION

372,000 Shares of Common Stock
_____________________________________

This prospectus relates to shares of common stock that may be sold by the selling shareholder identified in this prospectus. All 372,000 shares covered hereby are shares reserved for issuance by us in the event the selling shareholder exercises warrants to purchase shares of common stock. The shares issuable upon exercise of the warrants will become eligible for disposition by the selling shareholder under this prospectus only as the warrants are exercised. The selling shareholder acquired the shares offered by this prospectus in a private placement of our securities. We are registering the offer and sale of the shares to satisfy registration rights we have granted.

THIS INVESTMENT INVOLVES SIGNIFICANT RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

We will not receive any proceeds from the resale of the shares of common stock by the selling shareholder. We will, however, receive nominal proceeds from the exercise of the outstanding warrants.  If all of the warrants covered by this prospectus are exercised in full, we will issue an aggregate of 372,000 shares of our common stock, and we will receive aggregate proceeds of $372.  See “Use of Proceeds.”

The selling shareholder, or its transferees, pledges, donees or other successors in interest, may sell its shares of common stock by the methods described under “Plan of Distribution.”

Our common stock is currently traded on the Pink Sheets under the symbol “CAFE.PK”.  On May 15, 2007, the closing sale price of our common stock was $2.40 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________

The date of this prospectus is ____________, 2007.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

References in this prospectus to "we," "our," "us" and “Host” refer to Host America Corporation and our consolidated subsidiaries, including Lindley Food Service Corporation and RS Services Inc.

-ii-

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our consolidated financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider, among other things, the matters discussed under the caption “Risk Factors.”

Our Company

Host America Corporation was incorporated in Delaware in 1986, and became a Colorado corporation in 1999. We are an outsource provider of food service management and energy conservation management. Host Business Dining and Lindley Food Service comprise our food service division and RS Services comprises our energy management division.

In 2000, we started the process of building an organization that provided solutions to the needs of large businesses and institutions. The three segment operating divisions either have locations or clients in the following states: Connecticut, Indiana, Massachusetts, New Jersey, New York, Oklahoma, Rhode Island and Texas.

We utilize sophisticated technologies in our management services and energy conservation products and systems. These products and systems enable us to design solutions to problems and develop cost reduction answers for building owners and managers. We employ a professional sales and marketing force that services both national and individual accounts and is headed up by a management team that has many years experience in food service and energy conservation management.

Our common stock is considered “penny stock” under the Securities Exchange Act of 1934, as amended, which means that securities broker-dealers cannot recommend the common stock, which may make trading the common stock difficult.

Our current independent auditors, in their report dated November 7, 2006, with respect to our financial statements as of June 30, 2006 and 2005, and for three years in the period ended June 30, 2006, included a “going concern” qualification.  As discussed in Note 2 to the audited financial statements, we have incurred significant losses and have negative cash flows from operations for the years ended June 30, 2006 and 2005, have a stockholders’ deficiency at June 30, 2006 and are currently involved in significant litigations that can have an adverse effect on the Company’s operations.  Because of these conditions, our independent auditors have raised substantial doubt about our ability to continue as a going concern. We plan to improve cash flow through continued focus, deployment and promotion of our energy management segment and the underlying technology associated with our EnerLume-EM. We also plan to continue our efforts to identify ways of reducing operating costs and to increase liquidity through additional equity financing. Through December 31, 2006, our stockholder’s deficiency was $4,580,536.

Shelter Island Transaction: Term Loan

On December 19, 2006, we entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC, an accredited investor, for the issuance of a Secured Term Promissory Note for an original issue of $1,240,000, at discount of $1,000,000. The final maturity date of the note is 365 days from December 19, 2006, on which date the entire indebtedness evidenced by the note, including, without limitation, the unpaid principal balance and unpaid interest accrued shall be due and payable. The note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance.  Net proceeds to Host from the sale of the note after fees and commission payments and original issue discount will be $626,169.

In connection with the issuance of the note, we issued to Shelter Island a common stock purchase warrant for 372,000 shares of Host’s common stock exercisable for a five-year period at a conversion price of $372. We also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement, of which this prospectus is a part, is required to be filed with the SEC within 60 days of the closing of the transaction, and be declared effective within 90 days of the date of filing. Should we fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 90-day period, we shall pay Shelter Island in cash, as liquidated damages: (a) 1% of the original principal amount of the note for the first 30-day period; and (b) 1.5% for each additional 30-day period of the original principal amount of the note.

Shelter Island has the right to require us to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if we repay the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, we may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of closing of the note.

Our obligations under the note are guaranteed by Lindley Food Services, Inc., our wholly-owned subsidiary, pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the note, as well as a grant to Shelter Island of a continuing security interest in all of the assets of Lindley. In addition, our obligations under the note are secured by a security interest in the accounts receivables of Lindley pursuant to the Term Note Security Agreement, as well as 300 shares of common stock and 300 shares of preferred stock of Lindley, pursuant to a Stock Pledge Agreement dated December 19, 2006.  It is anticipated for this note to be paid in full upon the sale of Lindley assets (See Recent Developments on page 35).

Our Executive Offices

Our principal executive offices are located at Two Broadway, Hamden, Connecticut 06518, and our telephone number is (203) 248-4100. We maintain an internet site at www.hostamericacorp.com, which contains information concerning us. Our internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

Summary Consolidated Financial Data

The following summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.  The summary consolidated balance sheet data as of June 30, 2006, 2005 and 2004 and the summary consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, included elsewhere in this prospectus. The summary consolidated balance sheet data as of December 31, 2006 and the summary consolidated statement of operations data for the six months ended December 31, 2006 and 2005 have been derived from unaudited consolidated financial statements that are included elsewhere in this prospectus.  The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.  Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

	Year Ended June 30,			Six Months Ended December 31, (Unaudited)
	2006	2005 (2)	2004 (1)	2006	2005
	(in thousands, except per share data)
Net revenues	$36,995	$30,794	$24,935	$18,211	$17,118

Loss from operations	(7,912)	(8,086)	(11,332)	(2,595)	(5,809)
Loss from continuing operations before income taxes	(12,877)	(9,624)	(12,462)	(2,956)	(10,304)
Provision for income taxes	60	39	55	30	30

Net loss	(12,937)	(9,663)	(12,861)	(2,986)	(10,334)
Net loss applicable to common stockholders	(12,969)	(9,695)	(13,290)	(3,002)	(10,350)
Loss from continuing operations per share	$(1.85)	$(2.22)	$(3.47)	$(0.35)	$(1.54)
Net loss per share:
Basic and Diluted	$(1.85)	$(2.22)	$(3.56)	$(0.35)	$(1.54)

Weighted average common shares used in computing net loss per share:
Basic and Diluted	7,025	4,375	3,726	8,467	6,701

Balance Sheet Data:	Year Ended June 30,			Six Months Ended December 31, (Unaudited)
	(in thousands)
	2006	2005	2004	2006
Cash and cash equivalents	$618	$1,015	$3,876	$725
Current assets	7,648	8,890	11,102	8,098
Total assets	9,785	12,754	15,691	10,190
Current liabilities	9,265	7,969	4,386	10,160
Long term debt	3,784	8,756	9,392	4,610
Stockholders’ equity (deficiency)	(3,263)	(3,970)	1,913	(4,581)

Summary Consolidated Financial Data Footnotes (in thousands)

1.	In 2004, we acquired all the issued and outstanding shares of Globalnet which includes revenue of $58 and loss of $6,712.
2.	In 2005, we acquired all the issued and outstanding shares of RS Services which includes revenue of $3,200 and loss of $5,216.

RISK FACTORS

You should carefully consider the following risk factors and all of the other information contained in this prospectus before purchasing our securities. Investing in our securities involves a high degree of risk. Any of the following risks could materially harm our business and could result in a loss of your investment.

Risks Related to Host Generally

We have a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of Host America common stock.

Our consolidated income statements and our statement of operating cash flows reveal significant losses and the utilization of significant amounts of cash to support our operating activities. Although a substantial portion of the net loss was related to non-cash charges, there can be no assurance that adequate sources of financing will be obtained as required or that our assets will be realized and liabilities settled in the ordinary course of business. Our consolidated financial statements do not include any adjustments related to the recoverability of assets that might be necessary if we are unable to continue as a going concern nor the potential need to make sizable payments in connection with the pending litigation described elsewhere in this prospectus.

In order to continue as a going concern, we will require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

In addition, we are subject to an ongoing SEC investigation that began in July of 2005, and are a named defendant in numerous litigations, including shareholder lawsuits. If an adverse ruling in any or all of these legal matters occurs, we may be forced to either restructure operations, or take other necessary and appropriate measures that could potentially limit our ability to exist further as a going concern.

Our independent auditors have indicated substantial doubt about our ability to continue as a “going concern.” If we are unable to successfully implement our business plan and secure equity financing, we may be unable to continue as a going concern.

Our current independent auditors, in their report dated November 7, 2006, with respect to our financial statements as of June 30, 2006 and 2005, and for three years in the period ended June 30, 2006, included a “going concern” qualification.  As discussed in Note 2 to the audited financial statements, we have incurred significant losses and have negative cash flows from operations for the years ended June 30, 2006 and 2005, have a stockholders’ deficiency at June 30, 2006 and are currently involved in significant litigations that can have an adverse effect on the Company’s operations.  Because of these conditions, our independent auditors have raised substantial doubt about our ability to continue as a going concern. We plan to improve cash flow through continued focus, deployment and promotion of our energy management segment and the underlying technology associated with our EnerLume-EM. We also plan to continue our efforts to identify ways of reducing operating costs and to increase liquidity through additional equity financing. Through December 31, 2006, our stockholder’s deficiency was $4,580,536.

We have financed our operations since inception primarily through equity and debt financings. We have recently entered into a number of financing transactions and are continuing to seek other financing initiatives. We will need to raise additional capital to implement our business plan. Such capital is expected to come from the sale of securities, or the raising of additional debt, or the monetizing of any of our own assets. No assurances can be given that such financing will be available in sufficient amounts or at all. Our ability to continue our operations will be dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern.

Material weaknesses or deficiencies in our internal control over financial reporting could harm stockholder and business confidence in our financial reporting, our ability to obtain financing or other aspects of our business.

Maintaining an effective system of internal control over financial reporting is necessary for us to provide reliable financial reports. As described in our recent periodic reports, management conducted an evaluation of disclosure controls and procedures. Based on that evaluation, our CEO and CFO concluded that our disclosure controls and procedures were not effective at a reasonable assurance level due to the material weaknesses such as inadequate internal controls related to inventory items at RS Services with respect to proper valuation and accountability and inadequate controls that address the segregation of duties and staffing levels associated with compilation and reporting tasks. Because the material weaknesses described above have not been remediated as of the filing date of the registration statement, of which this prospectus is a part, our CEO and CFO continue to conclude that our disclosure controls and procedures are not effective.

While we are in the process of implementing the remediation efforts described in our periodic reports, we may continue to experience difficulties or delays in implementing measures to remediate the material weaknesses. Additionally, if the remedial measures are insufficient to address the identified material weaknesses or if additional material weaknesses or significant deficiencies in our internal controls are discovered in the future, we may fail to meet our future reporting obligations on a timely basis, our financial statements may contain material misstatements, our operating results may be harmed, and we may be subject to litigation.

Any material weakness or unsuccessful remediation could affect investor confidence in the accuracy and completeness of our financial statements. As a result, our ability to obtain any additional financing, or additional financing on favorable terms, could be materially and adversely affected, which, in turn, could materially and adversely affect our business, our strategic alternatives, our financial condition and the market value of our securities.

We can give no assurances that the measures we have taken to date, or any future measures we may take, will remediate the material weaknesses identified or that any additional material weaknesses will not arise in the future due to our failure to implement and maintain adequate internal controls over financial reporting. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or ensure the fair presentation of our financial statements included in our periodic reports filed with the SEC.

We will require additional capital to implement our business plan, and, if additional capital is not available, we may have to curtail or cease operations.

We believe that the most efficient manner to increase shareholder value is to execute our business plan, which will require additional capital. We have partnered with investment banking firms to raise additional capital, or debt via equity or debt financings, asset monetization or otherwise, until we can achieve positive cash flow. However, there is no assurance that we will be successful in the short-term of raising additional funds to fulfill our business plan, or that we will ever be successful in raising additional capital for the business, which could have a material adverse effect on our results of operations and cash flows.

We are subject to pending litigation, which could have a material adverse effect and impact on our liquidity, financial condition and operating results, on the trading price of our securities and on our ability to access the capital markets.

Host, members of our senior management, and members and former members of our Board of Directors are named defendants in class actions alleging violations of certain disclosure provisions of the federal securities laws arising from a July 12, 2005 press release. Further, Geoffrey Ramsey (our former CEO), David Murphy, Peter Sarmanian, Gilbert Rossomando, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, John D’Antona and Anne Ramsey are named defendants in derivative suits alleging breaches of fiduciary duty. We are generally obligated to indemnify our officers and directors and our former officers and directors who are named as defendants in some or all of the above matters to the extent required by Colorado law. In addition, our insurance carriers may decline coverage, or our coverage may be insufficient to cover our expenses and liability, in some or all of these matters. It is possible that we will incur losses and obligations in excess of any insurance coverage, in aggregate amounts that would have a material adverse effect on our financial position, results of operations or cash flows.

The ongoing SEC investigation could have a material adverse effect and impact on our liquidity, financial condition and operating results, on the trading price of our securities and on our ability to access the capital markets

On July 22, 2005, the SEC commenced a formal investigation of Host, certain of our officers, directors and others in connection with the press release issued on July 12, 2005. We continue to cooperate fully with the SEC in this investigation. We are generally obligated to indemnify our officers and directors and our former officers and directors who are under investigation by the SEC to the extent required by Colorado law. In addition, our insurance carriers may decline coverage, or our coverage may be insufficient to cover expenses and liability in this matter. It is possible that we will incur losses and obligations in excess of any insurance coverage, in aggregate amounts that would have a material adverse effect on our financial position, results of operations or cash flows.

We cannot provide assurance that the effects and results of this or other investigations will not be material and adverse to our business, financial condition, results of operations or cash flows.

Ongoing SEC inquiries may lead to further amendments to our public disclosures. Such amendments could result in the restatement of prior public disclosure and the further delay in the filing of future periodic reports.

We have been subject to an open investigation by the SEC’s Division of Enforcement since July of 2005. The SEC’s Division of Enforcement has not completed its review. Final resolution of these matters is subject to a number of uncertainties. At this time, we are unable to estimate what, if any, amendments we may be asked to make to our previously filed periodic reports as a result of the SEC investigation.

Material adverse legal judgments, fines, penalties or settlements could adversely affect our financial health and prevent us from fulfilling our obligations under our outstanding indebtedness.

Material adverse legal judgments, fines, penalties or settlements arising from our pending investigations and litigation could require additional funding. If such developments require us to obtain additional funding, we cannot provide assurance that we will be able to obtain the additional funding that we need on commercially reasonable terms or at all, which could have a material adverse effect on our results of operations and cash flows.

Such an outcome could have important consequences. For example, it could:

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes, including debt reduction or dividend payments;

•	increase our vulnerability to general adverse economic and industry conditions;
•	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;
•	restrict our ability to introduce new technologies or exploit business opportunities;
•	make it more difficult for us to satisfy our payment obligations with respect to our outstanding indebtedness; and
•	increase the difficulty and/or cost to us of refinancing our indebtedness.

Additional negative publicity pertaining to the outcome of the SEC investigation or the class action litigation may adversely affect our business and the market price of our securities.

We have been the subject of negative publicity focusing on the events surrounding the July 12, 2005 press release and the ongoing SEC investigation. In light of those circumstances, the Board of Directors has taken a variety of steps that, in its judgment, are needed to address corporate governance, disclosure, and other issues. However, additional negative publicity could have a material adverse effect on our results of operations and cash flows and the market price of our publicly traded securities.

Our senior management team is required to devote significant attention to matters arising from the current litigation, the open SEC investigation and the restructuring of management. As such, our management is unable to devote the majority of their time to implementing our business plan.

Due to the dismissal of Geoffrey Ramsey, our former Chief Executive Officer, we are currently restructuring our senior management team. We cannot provide assurance that the restructuring of our senior management team, and the distractions related to matters arising from the SEC investigation, the class and derivative actions, and the Ramsey demand for arbitration, will not adversely affect our results of operations. As our management team is forced to focus on matters pertaining to the fallout of the July 2005 press release, they are unable to devote their entire energies to implementing new products and services.

Because our share price has been volatile, we may be the target of additional securities litigation, which is costly and time-consuming to defend.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. We can provide no assurance that our share price will remain stable on a going-forward basis. Such litigation, coupled with existing shareholder litigation, could result in substantial costs and a diversion of management attention and resources, which could significantly harm our profitability and reputation. These market fluctuations, as well as general economic, political and market conditions such as recessions, may adversely affect the market price of our common stock.

Effective control by current officers and directors and significant sales of shares by officers and directors could have a negative impact on share price.

As of May 15, 2007, our officers, directors and their affiliates beneficially own 16.11% of the total voting stock outstanding, including options and warrants for common stock such individuals may have the right to exercise. Our articles of incorporation do not authorize cumulative voting in the election of directors and, as a result, our officers and directors are in a position to have a significant impact on the outcome of substantially all matters on which shareholders are entitled to vote, including the election of directors. In addition, based on the large number of shares currently owned by management, any sales of significant amounts of shares by our officers and directors, or the prospect of such sales, could adversely affect the market price of our common stock. These individuals, if and when they sell their shares, are subject to the volume limitations imposed by Rule 144 with respect to sales by affiliates.

Risks Relating to our Food Services Division

The success of our food services division depends on the ability to retain and renew existing client contracts.

Our food services division’s success depends on the ability to retain and renew existing client contracts and to obtain and successfully negotiate new client contracts. Certain of Host Business Dining’s corporate dining contracts, representing approximately 15% of Host’s consolidated annual sales for the fiscal year ended June 30, 2006, are from two major customers. In addition, one of Lindley’s contracts accounted for approximately 10% of our total revenue. There can be no assurance that we will be able to retain and renew existing client contracts or obtain new contracts or that such contracts will be profitable. Our failure to retain and renew existing contracts or obtain new contracts could have a material adverse effect on our business, financial condition and results of operations.

We may not be reimbursed for our investment in a client’s facility, which could require us to seek further financing to remain a going concern.

We are sometimes required to make capital improvements to a client’s facility at the start of a contract to secure an account. Historically, we have funded these expenditures from cash flow and short-term borrowings. To the extent we are unable to be reimbursed for a part of these costs or enter into long-term contracts or are unable to retain existing clients, we could experience short-term cash flow problems or be required to seek additional outside financing. Additional financing may not be available on favorable terms or at all.

We may lose customers if building owners fail to retain tenants.

Some of Host Business Dining’s customers consist of tenants in large office complexes and buildings in the northeastern United States. Accordingly, we are dependent on the building owners to attract and retain quality tenants by offering competitive rental rates, favorable locations and adequate maintenance services. To the extent these entities fail to provide a favorable rental atmosphere and retain existing tenants, we may lose customers, revenues, and potentially, a food service contract irrespective of the quality of our food service facility. If we lose customers due to building vacancies, it could have an adverse material effect on our operations and financial condition.

Fluctuating food prices and shortages may affect the quality and variety of food we are able to offer at a given location. The failure to offer quality food could cause a loss of customers and corresponding revenues.

We are subject to fluctuating food prices and the sporadic availability of certain food items which varies by location. Although our contracts with clients allow for certain adjustments due to rising prices over a specified period of time, we must take a reduced margin in some instances to insure the availability of certain required food groups and avoid customer dissatisfaction. Although most shortages last only a short period of time, a shortage in certain items may adversely affect the quality and variety of food offered at a given location. We try to anticipate shortages by centralized buying for our various locations, placing large orders with reliable suppliers, and following trends in product availability and price. However, we cannot provide assurance that such preventive measures will not affect the quality and variety of food we are able to offer to our clients.

Lindley’s fixed-price contracts subject us to potential working capital shortfalls and rising costs that exceed the set contract price. If costs exceed the contract price, we will be obligated to provide services at a loss.

Approximately 95% of Lindley’s food service contracts are fixed-price contracts, meaning that the contract price is fixed for the term of the contract, generally ranging from one to five years depending on the customer. While the contracts usually provide for marginal cost of living increases and are cancelable by either party upon proper notice, any unforeseen rise in food prices or labor and related costs will reduce our profit margins and have an adverse effect on our results of operations. Prior to bidding on a fixed-price contract, we attempt to factor in variables including rising food costs and labor and related expenses over the term of the contract. However, it is difficult to predict what these costs will be, especially for contract terms that range from one to five years. Any shortfalls resulting from the risks associated with fixed-price contracts will reduce our working capital.

We depend upon our key personnel and may experience difficulty attracting and retaining key employees. The failure to retain existing management or the failure to hire new talent as needed could result in our inability to profitably and professionally run our food service divisions.

Our future success depends to a significant extent on the efforts and abilities of our corporate executive officers and the services of Lindley’s key executive officers, Gil Rossomando and Mark Cerreta. Although we have employment agreements with these individuals, the loss of their services could have a material adverse effect on our business, financial condition and results of operations. Each executive has over 20 years automated packaging and distribution experience and large volume production and purchasing experience in the food service industry. The loss of the services of these key personnel, or our inability to attract or retain qualified personnel could have a material adverse effect on our business, financial condition and results of operations. We carry key man life insurance policy on our executives of which Host America is the beneficiary, however we believe that our future success will hinge upon our ability to attract, motivate and retain the current highly-skilled managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting, assimilating and retaining the personnel we require to grow and operate profitability.

Under our corporate dining division, we are dependent on a key executive for business operations with whom we do not have an employee agreement. He is directly responsible for all corporate dining business sales, marketing and daily functions at the business units and has over thirty years experience in developing new business opportunities, supervising operations and personnel and designing new dining service concepts, which has consistently exceeded customer expectations. The loss of his service could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to hire and train a sufficient number of qualified workers to satisfy customer requirements, which could result in the loss of key customers and revenues.

From time to time, we must hire and train a number of qualified food service managers and temporary workers to provide food service at a new corporate location or scheduled events at other locations. We may encounter difficulty in hiring sufficient numbers of qualified individuals to staff these events, which could have a material adverse effect on our business, financial condition and results of operations.

We may fail to compete effectively in our market, which could result in the loss of revenues and the inability to profitably run our food service division.

We encounter significant competition in each area of the contract food service market in which we operate. Certain of our competitors compete with us on both a national and local basis and have significantly greater financial and other resources. Competition may result in price reductions, decreased gross margins and loss of market share. In addition, existing or potential clients may elect to self-operate their food service, thereby eliminating the opportunity for us to compete for the account. There can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our business, financial condition or results of operations.

Risks Relating to our Energy Management Division

Our energy management division has a limited operating history upon which to evaluate its potential for future success. Due to our limited operating history, it is difficult to forecast the future success of our energy management division.

To date, our energy management division has generated only limited revenues. Significant marketing investment will be required in order to establish a sufficient market for our energy management and conservation products and build revenues. The technology underlying these products may not become a preferred technology to address the energy management needs of our customers and potential customers. Failure to successfully develop and market products on a timely and cost-effective basis could have a material adverse effect on our ability to compete in the energy management market.

The likelihood of our energy management division’s success must be considered in light of the risks and uncertainties frequently encountered by early stage companies in an evolving market. If we are unsuccessful in addressing these risks and uncertainties, this portion of our business will be materially harmed.

Our energy management division has incurred significant operating losses since inception and may not achieve or sustain profitability in the future. The energy management division’s failure to achieve profitability could result in our failure to continue as a going concern.

Our energy management division has incurred substantial net losses since the date it was acquired. We must overcome significant sales and marketing challenges. In addition, our energy management division may be required to reduce the prices of its products and services in order to increase sales. If we reduce prices, we may not be able to decrease costs sufficiently to achieve acceptable profit margins. As our energy management division strives to grow its business, we expect to spend significant funds for general corporate purposes, including working capital, marketing, recruiting and hiring additional personnel, and research and development of new products. To the extent that revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity could be materially adversely affected. If our energy management division experiences slower than anticipated revenue growth or if its operating expenses exceed its expectations, it may not achieve profitability. Even if it achieves profitability in the future, it may not be able to sustain it.

Our energy management division currently experiences volatility in its cash flows and is subject to an extended sales cycle in connection with the bidding process, purchasing of materials and the installation and testing of electrical and energy saving systems. This business cycle could lead to significant operating losses for the foreseeable future.

Our energy management division is currently obligated, pursuant to the majority of its installation and service contracts, to pay all the costs of materials, labor, travel and installation of its systems prior to being paid by its customers. In addition, many of its projects extend over a lengthy period of time from the initial invitation to bid, to final installation and testing. Although our energy management division hopes the change in its business focus to energy saving products and systems will shorten this cycle, there can be no assurance its cash flow will improve or that it can profitably market this concept. If this trend continues or worsens due to the inability to convince our customers to pay as the project progresses from its initial stages through completion, our energy management division’s cash flow and operating losses will continue to be significant.

We currently have limited trademark or patent protection with respect to the energy management products developed and being developed. Our failure to protect our proprietary rights could result in substantial operating losses and the failure to effectively pursue our energy management business plan.

We cannot assure that any patents, trademarks or copyrights or our other proprietary rights issued to, licensed or otherwise used by us, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to us. Furthermore, others may be able independently to develop substantially equivalent or superseding proprietary technology and an equivalent product or system may be marketed in competition with our products, thereby substantially reducing the value of any proprietary rights we may obtain in the future. We also may not be able to protect our proprietary technology from duplication. Additionally, the prevention of unauthorized use and disclosure of our intellectual property will likely become more difficult as our business grows. We could incur additional legal costs in defending any patent, trademark, copyright or other infringement claims or in asserting any patent rights, copyrights or other proprietary rights, including those granted by third parties, in a suit with another party. Our failure to protect our proprietary rights could have a material adverse effect on our business, financial condition and results of operation.

Successful infringement claims by third parties could result in substantial damages, lost product sales and the loss of important proprietary rights.

There has been substantial litigation regarding patent and other intellectual property in various technology industries. In the future, we may be notified of allegations that we may be infringing on intellectual property rights with respect to the technology the company is currently marketing for its light controlling device. Should litigation be brought against us, such litigation could be extremely expensive and time consuming and could materially adversely affect our business, financial condition and results of operations, regardless of the outcome of the litigation. Such litigation could also result in loss of certain proprietary rights, significant monetary liability and barriers to product manufacturing.

Our future in energy conservation largely depends upon the success of our EnerLume-EM™ light controller. The light controller operation relies solely upon the inherent software and firmware for its implementation as an energy savings device, to which we have secured property rights. We anticipate expanding into new products utilizing this existing technology. Any potential successful litigation would stop the progress of our product line and seriously impede our ability to expand into the energy conservation industry. While our service division would continue to maintain contractual relationships with existing energy management clients, our product line would cease. Any successful litigation against our intellectual property could materially harm our business.

Our energy management division faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. Product liability claims that fall outside of our insurance coverage would further contribute to our negative cash flows.

Our energy management division faces the risk that materials used in the manufacture of final products may be flawed or faulty, causing the product to fail or malfunction. Additionally, products may not be used in the manner provided for in the instructions or in the way contemplated by the manufacturer. In the event that insurance coverage or contractual indemnification is not adequate, product liability claims could have a material adverse effect on our energy management division. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding our insurance coverage could have a material adverse effect on our business.

Our energy management division faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. Negative publicity related to a product liability claim could lead to the loss of customers and corresponding revenues.

Our energy management division is highly dependent upon consumer perception of the safety and quality of our products, as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on our operations, regardless of whether such reports are scientifically supported and regardless of whether the products are being used to their specifications. Our EnerLume-EM™ light controller is listed by Underwriter’s Laboratories.

Our energy management division does not have any long-term agreements with its customers and its future success is dependent on repeat business and obtaining new customers.

Our energy management division’s success depends on attracting and retaining customers. Although we have client purchase orders, we do not have long-term contracts and depend on fluctuating demand for its services. One major energy management customer accounted for approximately 11% of our revenue for the 2006 fiscal year. There can be no assurance that we will be able to retain existing customers or attract new customers. The failure to retain existing customers or attract new customers would likely have a material adverse effect on future profitability.

The energy management industry and products designed to maximize energy efficiency are subject to rapidly changing customer demands and preferences in light of rapid technological advances. We will face substantial losses should our products not meet the demands of customers.

There can be no assurance that customers will continue to favor the products and services provided by our energy management division. A significant shift in customer preferences could have a material adverse effect on our business, financial condition and results of operations. In addition, products that gain wide acceptance with consumers may result in a greater number of competitors entering the market, which could result in downward price pressure that could adversely impact our gross profit margins. In addition, new products would require employee retraining, which we must commit to long before the ultimate sale to our customers. There can be no assurance that sufficient consumer demand will still exist at the time the final product is available for sale or that gross profit margins will be maintained.

We believe our growth will be materially dependent upon our ability to provide new technologies, processes and products necessary to meet the needs of our customers and potential customers. The inability to anticipate and respond to these rapidly changing demands could have an adverse effect on our business.

The energy management industry is highly competitive. Our failure to effectively compete in the industry could result in operating losses and the inability to continue as a going concern.

Numerous companies, many of which have greater assets, personnel, distribution and other resources than us, compete with us in supplying newer and more technologically-advanced products and services. Our principal competition comes from similar companies that install products designed to maximize energy efficiency. With generally low barriers to entry, particularly in terms of employee training, additional competitors could enter the market. There can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. Several companies market and sell products that compete with us. Competition from any of these companies could have a material adverse effect on our operations.

There is limited reliable, comprehensive data available regarding the size of the energy management industry and the historic and future expected growth of such industry. We may be unable to implement our business plan, which is based on available data, resulting in operating losses and the potential inability to continue as a going concern.

Industry data and projections are inherently uncertain and subject to change. There can be no assurance that the industry is as large as some publicly available reports indicate or that projected growth will occur or continue. In addition, underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control. There can be no assurance that an adverse change in the size or growth rate of the market will not have a material adverse effect on our energy management division.

A decrease in electric retail rates could lessen demand for our energy conservation products.

The energy conservation products have the greatest profit potential in areas where commercial electric rates are relatively high. However, retail electric rates for commercial establishments in the United States may not remain at their current high levels. Due to a potential overbuilding of power generating stations throughout certain regions of the United States, wholesale power prices may decrease in the future. Because the price of commercial retail electric power is largely attributed to the wholesale cost of power, it is reasonable to expect that commercial retail rates may decrease as well. In addition, much of the wholesale costs of power are directly related to the price of certain fuels, such as natural gas, oil and coal. If the prices of those fuels decrease, the prices of the wholesale cost of power may also decrease. This could result in lower electric retail rates and reduced demand for our energy saving devices.

Failure to effectively market our energy management products could impair our ability to sell large quantities of these products.

One of the challenges we face in commercializing our energy management products is demonstrating the advantages of our products over more traditional products and competitive products. As our energy management division grows, we will need to further develop our marketing and sales force. If we are unable to expand our internal sales force, our ability to generate significant revenues could be harmed.

We depend upon our key personnel and may experience difficulty attracting and retaining key employees. The failure to retain existing management or the failure to hire new talent as needed could result in our inability to profitably and professionally run our energy management divisions.

The future success of our energy conservation and management division depends to a significant extent on the efforts and abilities of our corporate executive officer David Murphy, the executive officer Ronald Sparks, President of RS Services, and key management of sales and marketing. Although we have employment agreements with select individuals, the loss of their services could have a material adverse effect on our business, financial condition and results of operations. Mr. Sparks has highly technical, electrical skills relating to energy management systems, specific knowledge of high voltage applications and extensive relationships with clients and suppliers in sales, marketing and manufacturing, which is required to execute our business plan. The loss of the services of Mr. Sparks and other key personnel, or our inability to attract or retain additional qualified personnel could have a material adverse effect on our business, financial condition and results of operations. We believe that our future success in energy conservation and management will hinge upon our ability to attract, motivate and retain the current highly-skilled managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting, assimilating and retaining the personnel we require to grow and operate profitability.

Risks Related to the Offering and Our Common Stock

The exercise of the warrants to purchase our common stock issued in the Shelter Island Transaction will dilute current shareholder ownership interests,

In connection with the issuance of the Secured Term Promissory Note to Shelter Island Opportunity Fund, LLC, we also issued to Shelter Island a warrant to purchase 372,000 shares of our common stock at an exercise price of $0.001 per share, exercisable for a period of five years. The exercise of all or a portion of this warrant into shares of our common stock for nominal consideration will be dilutive to our existing shareholders.

Any future fundraising efforts will dilute current shareholder ownership interests. Any investor who purchases our securities could face future dilution as we pursue future equity fundraising.

As of May 15, 2007, we had 10,506,514 outstanding shares of common stock. Any future material equity fundraising efforts will have the effect of increasing the amount of shares outstanding, thereby creating dilution for our existing shareholders. We believe that the most efficient manner in increasing shareholder value is to properly and effectively execute our business plan, which will require raising additional capital. We have partnered with investment banking firms to assist and achieve this initiative, and will continue our efforts to raise additional capital, via equity financings or asset monetization or otherwise, until we can achieve positive cash flow.

Our common stock currently trades on the Pink Sheets trading platform, which could result in limited liquidity for any investor purchasing our securities.

There is a limited trading market for our common stock on the Pink Sheets and the ability to trade our common stock on the Pink Sheets depends on the presence and investment decisions of willing buyers and sellers. There can be no guarantee that our common stock will be accepted for quotation by any other quotation system, market or exchange. As such, our stock has the potential for very limited liquidity and marketability.

Our common stock is considered “penny stock,” which may make selling the common stock difficult.

Our common stock is considered to be a “penny stock” under the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended.  Under the rules, stock is considered “penny stock” if:  (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a

 “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues at less than $6.0 million for the past three years.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our stock but must trade it on an unsolicited basis.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stocks.”  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not plan to pay cash dividends to holders of common stock. Investors must rely on appreciation of our securities as the sole method to realize a gain on their investment.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends to the holders of our common stock at any time. It is the present policy of the Board of Directors to retain all earnings to provide for our growth. Accordingly, investors in our securities must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment. There are no assurances that the price of common stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.

Historically, our stock price has been volatile, which may make it more difficult to resell shares at prices that are attractive.

The trading price of our common stock and warrants has been subject to wide fluctuations. Our stock price fluctuated in response to a number of events and factors, such as announcements from management, quarterly variations in operating results, or new customer accounts and acquisitions by Host or our competitors, changes to financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in our markets.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.  Among the key factors that could cause actual results to differ materially from the forward-looking statements are the following:

•	general economic and market conditions;
•	dependence on significant customers;
•	our ability to raise sufficient additional capital;
•	ineffective internal control systems;
•	restrictions under our senior secured notes;

•	our ability to execute our business model;
•	our ability to hire and retain qualified personnel;
•	uncertainty of intellectual property protection;
•	one-time or non-recurring events;
•	our ability to retain and renew customer contracts;
•	uncertainties in the competitive bidding process;
•	the outcome of existing litigation and the potential for new litigation;
•	intense competition in the industry segments in which we operate on a local and national level;
•	the integration and success of the RS Services subsidiary and its ability to produce favorable revenue and profitability;
•	our need to finance clients’ equipment and initial start-up costs;
•	our dependence on building owners’ ability to retain clients;
•	fluctuations in food costs; and
•	other factors including those discussed under “Risk Factors” in this prospectus.

Because the risk factors referred to above, as well as the risk factors referenced in other sections of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares of common stock by the selling shareholders. We will, however, receive nominal proceeds of $372.00 from the exercise of the warrants held by the selling shareholders.

COMMON STOCK PRICE RANGE

Our common stock is currently quoted on the Pink Sheets under the symbol "CAFÉ.PK" and was previously quoted on the NASDAQ Small Cap Market System under the symbol “CAFE” prior to our delisting effective September 12, 2005. For the periods during our listing on the NASDAQ Small Cap Market System, the following table sets forth the high and low sales prices for our common stock. For the periods during our quotation on the Pink Sheets, the following table sets forth the high and low bid quotations as reported by the Pink Sheets, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	High	Low
Year ending June 30, 2007
First Quarter	$1.50	$1.01
Second Quarter	1.98	1.25
Third Quarter	1.95	1.50
Fourth Quarter(1)	2.40	1.60
Year ended June 30, 2006
First Quarter	$14.58	$0.83
Second Quarter	1.70	0.80
Third Quarter	2.98	1.40
Fourth Quarter	2.10	1.03
Year ended June 30, 2005
First Quarter	$5.45	$4.01
Second Quarter	5.05	3.85
Third Quarter	4.27	3.48
Fourth Quarter	4.66	2.92
__________________
(1)	Through May 15, 2007.

Certain publicly-traded warrants are currently quoted on the Pink Sheets under the symbol “CAFEW” and were previously quoted on the NASDAQ Small Cap Market System under the symbol “CAFEW” prior to our delisting effective September 12, 2005. For the periods during our listing on the NASDAQ Small Cap Market System, the following table sets forth the high and low sales prices for our warrants. For the periods during our quotation on the Pink Sheets, the following table sets forth the high and low bid quotations as reported by the Pink Sheets, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	High	Low
Year ending June 30, 2007
First Quarter	$0.40	$0.01
Second Quarter	0.30	0.05
Third Quarter	0.20	0.00
Fourth Quarter(1)	0.35	0.05
Year ended June 30, 2006
First Quarter	$9.70	$0.30
Second Quarter	0.90	0.28
Third Quarter	1.01	0.40
Fourth Quarter	0.95	0.05
Year ended June 30, 2005
First Quarter	$0.95	$0.52
Second Quarter	0.99	0.33
Third Quarter	0.54	0.25
Fourth Quarter	1.32	0.39
__________________
(1)	Through May 15, 2007.

On May 15, 2007, the closing sale price for our common stock as reported on the Pink Sheets was $2.40.

Holders

As of May 15, 2007, we had 10,506,514 shares of our common stock issued and outstanding, and there were approximately 2,250 shareholders of record.

Dividend Policy

We have never paid or declared any cash dividends.  Future payment of dividends, if any, will be at the discretion of our Board of Directors and will depend, among other criteria, upon our earnings, capital requirements, and financial condition as well as other relative factors.  Management intends to retain any and all earnings to finance the development of our business, at least in the foreseeable future.  Such a policy is likely to be maintained as long as necessary to provide working capital for our operations.

SELECTED FINANCIAL DATA

The following selected financial data are derived from our consolidated financial statements.  This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated balance sheet data as of June 30, 2006, 2005 and 2004 and the selected consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm. The selected consolidated balance sheet data as of June 30, 2003 and 2002 and the selected consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Carlin, Charron & Rosen, LLP and DiSanto, Bertoline & Company, P.C., respectively, after the effect of discontinued operations. The selected consolidated balance sheet data as of December 31, 2006 and the selected consolidated statement of operations data for the six months ended December 31, 2006 and 2005 have been derived from unaudited consolidated financial statements that are included elsewhere in this prospectus.  The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.  Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

	Year Ended June 30,					Six Months Ended December 31,
	2006	2005 (2)	2004 (1)	2003	2002	2006	2005
	(in thousands, except per share data)					(Unaudited)
Statement of Operations Data:

Net revenues	$36,995	$30,794	$24,935	$21,666	$23,904	$18,211	$17,118

Income (loss) from operations	(7,912)	(8,086)	(11,332)	(326)	325	(2,595)	(5,809)
Income (loss) from continuing operations before income taxes	(12,877)	(9,624)	(12,462)	(692)	64	(2,956)	(10,304)
Provision (benefit) for income taxes	60	39	55	29	(32)	30	30

Net income (loss)	(12,937)	(9,663)	(12,861)	(640)	32	(2,986)	(10,334)
Net income (loss) applicable to common stockholders	(12,969)	(9,695)	(13,290)	(640)	32	(3,002)	(10,350)
Income (loss) from continuing operations per share	(1.85)	(2.22)	(3.47)	(0.33)	0.02	(0.35)	(1.54)
Net income (loss) per share:
Basic and Diluted	(1.85)	(2.22)	(3.56)	(0.29)	0.02	(0.35)	(1.54)

Weighted average common shares used in computing net income (loss) per share:
Basic and Diluted	7,025	4,375	3,726	2,178	1,644	8,467	6,701

	June 30,					December 31,
	2006	2005	2004	2003	2002	2006
Selected Balance Sheet Data:	(in thousands)					(Unaudited)

Total assets	$9,785	$12,754	$15,691	$11,191	$11,575	$10,190
Total long-term liabilities, less current portion	3,784	8,755	9,392	2,045	57	4,610

Selected Financial Data Footnotes (in thousands)

1.	In 2004, we acquired all the issued and outstanding shares of Globalnet which includes revenue of $58 and loss of $6,712.
2.	In 2005, we acquired all the issued and outstanding shares of RS Services which includes revenue of $3,200 and loss of $5,216.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and related notes that are included elsewhere in this prospectus.  This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the caption "Risk Factors" or in other parts of this prospectus.  See “Cautionary Note Regarding Forward-Looking Statements.”

Executive Overview

We are an outsource provider of food service management and energy management conservation. Host Business Dining and Lindley Food Service comprise our food service division and RS Services comprises our energy management division.

In 2000, we started building organizations in both of our divisions that provided solutions to the needs of large businesses and institutions. The two operating divisions either have locations or clients in the following states: Connecticut, Indiana, Massachusetts, New Jersey, New York, Oklahoma, Rhode Island and Texas.

We utilize sophisticated technologies in our management services and energy conservation products and systems. These products and systems enable us to design solutions to problems and develop cost reduction answers for building owners and managers. We employ a professional sales and marketing force that services both national and individual accounts and is headed up by a management team that has many years experience in food service and energy conservation management.

Results of Operations
Three months ended December 31, 2006 (the “2006 Period”) vs. three months ended December 31, 2005 (the “2005 Period”)

The following are our net revenues for the:

	2006 Period	2005 Period	$ Variance	% Variance

Corporate Dining	$3,438,197	$2,990,950	$447,247	15.0%
Unitized Meals	4,022,542	3,696,464	326,078	8.8%
Energy Management	1,636,158	1,382,315	253,843	18.4%

Total Revenues	$9,096,897	$8,069,729	$1,027,168	12.7%

We have experienced an aggregate revenue increase of 12.7% as compared to the three months ended from the fiscal quarter prior. The improvement in revenues we have experienced resulted from favorable variances in all divisions. The increase in Corporate Dining accounts was largely due to securing a new contract and a new location with an existing client, which was partially offset by a cancellation by a major 10% customer account due to that account being acquired by a larger firm. The acquiror in the merger, anticipating synergies, merged their existing food service operations with our client. We are expecting this cancellation to continue to adversely effect revenue growth in this division through this fiscal year. An increase in unitized meals as compared to the 2005 Period was attributable to substantive price increases in major large client programs due to successful re-biding of existing contracts, as well as the addition of a new account in our senior meals segment. Our food service divisions primarily operate on a contract basis with terms ranging from one to five years, and due to the fact that most food service business is awarded as a result of a competitive bidding process, we cannot predict if either business will be successful in securing new contracts or renewing existing ones. RS Services’ revenue is associated with new electrical contracts and construction orders. RS Services has an established business in the electrical and energy management field on a national scale as well as having a UL-approved panel shop for the assembly of products. Our energy management product, the EnerLume-EM™, is currently in its developmental stages, and we expect to continue to grow and develop the product in fiscal 2007.

The following are our direct costs and margins for the:

	2006 Period	2005 Period	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$3,140,546	$2,650,617	$489,929	18.5%
Unitized Meals	3,167,680	2,977,216	190,464	6.4%
Energy Management	1,960,815	1,142,287	818,528	71.7%

Total costs of revenues	$8,269,041	$6,770,120	$1,498,921	22.1%

	2006 Period	2005 Period	Variance
Direct cost margins from:
Corporate Dining	8.7%	11.4%	-2.7%
Unitized Meals	21.3%	19.5%	1.8%
Energy Management	-19.8%	17.4%	-37.2%

Total direct cost margin	9.1%	16.1%	-7.0%

Our cost of revenues represent the direct cost of food and paper products and related labor costs to prepare and host food associated services, as well as business dining unit direct costs for the production and display for business dining, and the cost of contracted services, job materials and direct wages for electrical installations. The increase in cost of revenues within our energy management division resulted mainly from additional reliance on subcontractor services and increases in copper costs, other related supplies and fuel charges within our construction division. These construction contract jobs at our RS Services subsidiary were not costed effectively and did not account for the unexpected increases in associated materials and labor. The second quarter trend of increased costs is anticipated to continue for the balance of the fiscal year for revenues associated with contract and other construction work and will fluctuate further depending on pricing of materials and increased use and reliance of subcontractor services. Our corporate dining operating costs increased as compared to the prior fiscal quarter primarily resulting from increased non perishable product purchasing with our newer accounts. Unitized meals margins increased as a result of the price increases experienced in this quarter.

The following is our other operating costs for the:

	2006 Period	2005 Period	$ Variance

SG&A	$2,156,943	$3,390,484	$(1,233,541)
Depreciation and amortization	119,025	152,527	(33,502)
Research and development	409	171,000	(170,591)

Total other operating costs	$2,276,377	$3,714,011	$(1,437,634)

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rentals, repairs, maintenance, utilities, commissions, travel and various other costs. The large SG&A decrease over the 2005 Period is primarily attributable to the 2005 Period recording of the write-off of the UCC lien on the obsolete technology and prior costs associated with legal and professional fees. Depreciation and amortization decreased by $33,502 in the 2006 Period. The balance of the decrease in operating costs and expenses is the 2005 Period research and development costs relating to the development of our EnerLume-EM™. We anticipate a substantial decrease in research and development costs associated with our energy management product as development has been completed and the product is ready for market. SG&A costs incurred in the 2006 Period include additional substantial professional fees associated with the continued legal and other professional fees, charged as expense in the current period.

Other Costs:

Other costs include a gain on the mark to market value of the warrant liability, which was recorded in the 2006 Period resulting from the Shelter Island Term Loan. The application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, requires us to record the effects of implementing the Black Scholes method of valuing the warrant liability on a mark-to-market basis. The warrant liability in the 2005 Period reflected a loss in mark to market value, and was associated with the outstanding warrants from the Laurus transaction. The mark to market increase, as compared to the 2005 Period was a favorable $173,829. Additionally, other costs, which include amortization of deferred financing and debt discount increased a marginal $30,991 as compared to the 2005 Period. We have also recorded an increase in interest expense of $16,837, as compared to the 2005 Period.

Net Loss:

Host incurred a net loss of $1,615,371 for the 2006 Period, as compared to a net loss of $2,705,066 for the 2005 Period. The net loss in the 2006 Period resulted largely from additional professional costs incurred which included additional substantial professional fees associated with the audits and reviews of prior years and prior quarters respectively, and the unfavorable margins experienced with our energy services division. The large net loss in the 2005 Period was primarily a result of additional costs incurred for legal and the inclusion of costs associated with the write off of the UCC lien on the prior technology.

Results of Operations
Six months ended December 31, 2006 (the “2006 Period”) vs. six months ended December 31, 2005 (the “2005 Period”)

The following are our net revenues for the:

	2006 Period	2005 Period	$ Variance	% Variance

Corporate Dining	$6,595,644	$6,010,817	$584,827	9.7%
Unitized Meals	7,646,938	7,565,620	81,318	1.1%
Energy Management	3,969,125	3,542,100	427,025	12.1%

Total Revenues	$18,211,707	$17,118,537	$1,093,170	6.4%

We have experienced a nominal aggregate revenue increase of 6.4% as compared to the six months ended from the prior six months period. The improvement in revenues we have experienced resulted from favorable variances in all divisions. The increase in Corporate Dining accounts was largely due to securing a new contract and a new location with an existing client, which was partially offset by a cancellation by a major 10% customer account due to that account being acquired by a larger firm. The acquiror in the merger, anticipating synergies, merged their existing food service operations with our client. We are expecting this cancellation to continue to adversely effect revenue growth in this division through this fiscal year. The increase in RS Services revenue is associated with new electrical contracts and construction orders. RS Services has an established business in the construction, electrical and energy management field on a national scale as well as having a UL-approved panel shop for the assembly of products. Marginal revenue increases in our unitized meals division resulted from the effects of the current six months price increases being offset by market softening in our summer feeding programs from the prior six months. Our food service divisions operate primarily on a contract basis with terms ranging from one to five years, and due to the fact that most food service business is awarded as a result of a competitive bidding process, we cannot predict if either business will be successful in securing new contracts or renewing existing ones.

The following are our direct costs and margins for the:

	2006 Period	2005 Period	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$6,028,030	$5,391,193	$636,837	11.8%
Unitized Meals	6,084,123	6,045,689	38,434	0.6%
Energy Management	4,008,263	2,998,077	1,010,186	33.7%

Total costs of revenues	$16,120,416	$14,434,959	$1,685,457	11.7%

	2006 Period	2005 Period	Variance
Direct cost margins from:
Corporate Dining	8.6%	10.3%	-1.7%
Unitized Meals	20.4%	20.1%	0.3%
Energy Management	-1.0%	15.4%	-16.3%

Total direct cost margin	11.5%	15.7%	-4.2%

Our cost of revenues represent the direct cost of food and paper products and related labor costs to prepare and host food associated services, as well as business dining unit direct costs for the production and display for business dining, and the cost of contracted services, job materials and direct wages for electrical installations. The increase in cost of revenues within our energy management division resulted mainly from additional reliance on subcontractor services and increases in copper costs, other related supplies and fuel charges within our construction division. These construction contract jobs at our RS Services subsidiary were not costed effectively and did not account for the unexpected increases in associated materials and labor. The second quarter trend of increased costs is anticipated to continue for the balance of the fiscal year for revenues associated with contract and other construction work and will fluctuate further depending on pricing of materials and increased use and reliance of subcontractor services. Our corporate dining operating costs increased as compared to the prior fiscal six months period primarily resulting from increased non perishable product purchasing with our newer accounts. Unitized meals margins were slightly increased as a similar increase in revenues from summer feeding programs effected margin results.

The following is our other operating costs for the:

	2006 Period	2005 Period	$ Variance

SG&A	$4,308,106	$7,840,372	$(3,532,266)
Depreciation and amortization	241,038	302,214	(61,176)
Research and development	137,526	349,500	(211,974)

Total other operating costs	$4,686,670	$8,492,086	$(3,805,416)

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rentals, repairs, maintenance, utilities, commissions, travel and various other costs. The large SG&A decrease over the 2005 Period is primarily attributable to the 2005 Period recording of estimated potential accrued costs to resolve the pending lawsuits, and the inclusion of non-cash compensation for stock options. Depreciation and amortization decreased by $61,176 in the 2006 Period. The balance of the decrease in operating costs and expenses is the 2005 Period research and development costs relating to the development of the EnerLume-EM™. We anticipate a substantial decrease in research and development costs associated with our energy management product as development has been completed and the product is ready for market. SG&A costs incurred in the 2006 Period include additional substantial professional fees associated with the audits and reviews of prior years and prior quarters respectively, charged as expense in the current period. We expect our other operating costs generally to increase over the balance of fiscal 2007 due to costs with additional legal and professional fees and the continued ramping up of the infrastructure of our energy management division.

Other Costs:

In the 2005 Period, we recognized a Laurus warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, which required us to record the effects of implementing the Black Scholes method of valuing the warrant liability on a mark-to-market basis. The non cash loss on the fair value of the warrant liability was $1,295,786 in the 2005 Period. The 2006 Period includes a gain on the mark to market value of the warrant liability of $93,001 resulting from the recognition of a warrant liability with the Shelter Island Term Loan.

In the 2005 Period, we recorded the Laurus conversion of long term notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million were converted into equity and Host received approximately $1.8 million from the exercise of the warrants. As a result, the decrease in the 2006 Period for amortization of deferred financing costs as compared to the 2005 Period was $993,197, and amortization of debt discount costs decreased $1,701,113 for the 2006 Period when compared to the 2005 Period. Additionally, interest expense decreased $115,999 for the 2006 Period when compared to the 2005 Period.

Net Loss:

Host incurred a net loss of $2,985,857 for the 2006 Period, as compared to a net loss of $10,334,075 for the 2005 Period. The net loss in the 2006 Period resulted largely from professional costs incurred that included additional substantial professional fees associated with the audits and reviews of prior years and prior quarters respectively, as well as continued legal costs to defend our positions from associated legal actions. The large net loss in the 2005 Period was primarily a result of the non-cash charges incurred as a result of the conversion of the Laurus notes, the loss associated with the mark-to-market of the warrant liability and additional costs incurred for legal, non-cash compensation charges associated with a new accounting pronouncement.

Results of Operations
For the Year Ended June 30, 2006 (the “2006 period”) vs. the Year Ended June 30, 2005 (the “2005 period”)

The following is our net revenues for:

	Fiscal 2006	Fiscal 2005	$ Variance	% Variance

Corporate Dining	$12,112,975	$13,135,230	$(1,022,255)	-7.8%
Unitized Meals	15,228,113	14,458,945	769,168	5.3%
Energy Management	9,654,349	3,199,661	6,454,688	201.7%

Total Revenues	$36,995,437	$30,793,836	$6,201,601	20.1%

We have experienced an aggregate revenue increase of 20.1% as compared to the full year ended from the fiscal year prior. The improvement in revenues was largely attributable to the full year inclusion of RS Services revenue which resulted in an increase of $6,399,071 in fiscal 2006 versus the 2005 Period, which operations we acquired in February 2005. RS Services revenue is associated with contract construction, electrical switchgear and retrofit applications. RS Services has an established business in the electrical and energy management field on a national scale as well as having a UL approved panel shop for the assembly of products. Our energy management products are currently in their developmental stages, and did not generate revenues during fiscal 2006. We expect to generate revenue from the sale of our energy management products in the first quarter of fiscal 2007. An increase in unitized meals of $769,168 as compared to the 2005 Period was largely attributable to additional revenues of approximately $433,700 primarily generated from the incremental 3% cost of living adjustment established in the prior quarters coupled with the full year inclusion of the accounts from FoodBrokers which we acquired in the second quarter of Fiscal 2005, providing an approximate incremental $402,600 of revenue. These increases were partially offset by the non-renewal of the senior feeding facility in Massachusetts of approximately $67,200. The majority of unitized meals work is done on a contract basis with terms ranging from one to five years. Due to the fact that most of unitized meals business is awarded as a result of a competitive bidding process, we cannot predict if unitized meals will be successful in securing new contracts or renewing existing ones; however, we feel in the near term that the prospect of increasing revenue for unitized meals is probable. Our corporate dining accounts continued a revenue shortfall of $1,022,255 associated with lower attendance in multi-tenant facilities and business closures where we provide dining services of approximately $429,600, being partially offset with additional business contracts with new clients as well as decline from existing clients of approximately $593,000.

The following is our direct costs and margins for:

	Fiscal 2006	Fiscal 2005	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$10,944,181	$12,002,099	$(1,057,918)	(8.8%)
Unitized Meals	12,051,617	11,808,693	242,924	2.1%
Energy Management	8,987,025	3,417,278	(5,569,747)	n/a

Total costs of revenues	$31,982,823	$27,228,070	$4,754,753	17.5%

	Fiscal 2006	Fiscal 2005	Variance
Direct cost margins from:
Corporate Dining	9.6%	8.6%	1.0%
Unitized Meals	20.9%	18.3%	2.6%
Energy Management	6.9%	-6.8%	13.7%

Total direct cost margin	13.5%	11.6%	1.9%

Our cost of revenues represent the direct cost of food and paper products and related labor costs to prepare and host food associated services, as well as business dining unit direct costs for the production and display for business dining, and the cost of contracted services, job materials and direct wages for electrical installations. Cost of revenues within our corporate dining accounts decreased $1,057,918 as compared to the prior fiscal year primarily from the reduction in net revenue and the benefit of increased margins resulting from our efforts of re-negotiating selected account contracts and utilizing more effective measures designed to control existing costs. The increased margins on the selected accounts contributed approximately $224,600 of the variance. Unitized meals costs increased as a direct result of increased revenues. The FoodBrokers acquisition occurred in the second quarter of fiscal 2005. Our energy management costs throughout the fiscal 2006 period experienced an upswing from increased reliance on sub-contractor work of approximately 37% of the total cost of revenues within energy management during the third quarter which created downward pressure on the margins. During 2005, our energy management division experienced additional expansion costs and prior inventory corrections as incremental cost of revenue adjustments were experienced with the acquisition and merger of GlobalNet and RS Services.

The following is our other operating costs for:

	Fiscal 2006	Fiscal 2005	$ Variance

SG&A	$11,455,418	$7,366,603	$4,088,815
Depreciation and amortization	550,285	496,830	53,455
Research and development	919,406	93,087	826,319
Impairment charge	-	3,695,024	(3,695,024)

Total other operating costs	$12,925,109	$11,651,544	$1,273,565

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rentals, repairs, maintenance, utilities, commissions, travel and various other costs. The large SG&A increase over the 2005 Period is primarily attributable to the inclusion of the estimated potential accrued costs to resolve the pending class action lawsuits and legal costs incurred in the 2006 Period of approximately $3,650,000, compared to approximately $275,000 in the 2005 Period, the full year inclusion of the acquired subsidiary RS Services of approximately $2,496,000 and the non-cash compensation for stock options of $493,884. Legal costs incurred during the 2006 Period resulted from the events surrounding the July 12, 2005 press release and the associated litigation and special investigations that ensued subsequent to the event. Depreciation and amortization increased by $53,455 in the 2006 Period, primarily resulting from the inclusion of additional fixed assets and the non-compete amortization from the RS Services acquisition. Impairment charges in the 2005 Period reflect the write down of Lindley goodwill from the FoodBrokers acquisition of $1,102,056 and the write-down of energy management goodwill of $2,592,968. The impairment resulted from the aggregate earnings based valuation analysis of forecasted discounted net cash flows that did not exceed the carrying value of the net assets. The balance of the increase in operating costs and expenses is the research and development costs of $826,319 relating to the development of our EnerLume-EM™ light controller. We anticipate our energy management product sales to commence in the first quarter fiscal 2007 period.

Other Costs:

The recognition of the Laurus warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, required us to record the effects of implementing the Black Scholes method of valuing the warrant liability on a mark-to-market basis. This accounting application of the warrant liability concluded in the third quarter, as a release and cancellation agreement was executed in January 2006. The full year non cash loss on the fair value of the warrant liability was $1,295,160 in the 2006 Period as compared to a non-cash gain of $1,082,757 in the 2005 Period.

In July 2005, Laurus exercised their right to convert their notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million net of debt discount, were converted into equity and Host received approximately $1.8 million from the exercise of the warrants. Primarily as a result, amortization of deferred financing costs increased by $500,227 for the 2006 Period when compared to the 2005 Period. Amortization of debt discount costs increased $888,252 for the 2006 Period when compared to the 2005 Period. Interest expense decreased $325,049 for the 2006 Period when compared to the 2005 Period primarily resulting from the Laurus conversion.

Net Loss:

Host incurred a net loss of $12,936,914 for the 2006 Period, as compared to a net loss of $9,663,155 for the 2005 Period. The large net loss in the 2006 Period was primarily a result of the non-cash charges incurred as a result of the conversion of the Laurus notes, the loss associated with the mark-to-market of the warrant liability, additional costs incurred for legal services and legal related accruals, non-cash compensation charges associated with a new accounting pronouncement and the full year inclusion of costs associated with our energy management division.

For the Year Ended June 30, 2005 (the “2005 Period”) vs. the Year Ended June 30, 2004 (the “2004 Period”)

Note: Our results for 2004 reflect the SelectForce subsidiary as discontinued operations. We sold all of our shares in SelectForce, a wholly-owned subsidiary, our employment screening segment. We decided to sell SelectForce in order to concentrate resources on our energy management division.

The following is our net revenues for:

	Fiscal 2005	Fiscal 2004	$ Variance	% Variance

Corporate Dining	$13,135,230	$12,820,482	$314,748	2.5%
Unitized Meals	14,458,945	12,057,002	2,401,943	19.9%
Energy Management	3,199,661	57,823	3,141,838	n/a

Total Revenues	$30,793,836	$24,935,307	$5,858,529	23.5%

Net revenues for the fiscal year ended June 30, 2005 were $30,793,836 as compared to $24,935,307 for the year ended June 30, 2004, an increase of $5,858,529 or approximately 23%. The increase in net revenues was primarily attributable to the inclusion of the recent RS Services energy management acquisition which contributed approximately $3.2 million. Our energy management division currently consists primarily of contract service work, contract construction, electrical switchgear and retrofit applications. Our EnerLume-EM™ test-market product consists of a computerized controller capable of reducing energy consumption on fluorescent lighting systems. The increase in energy efficiency can reduce repairs and maintenance expenses by prolonging the life of a customers’ equipment. We anticipate future growth with our energy management operations directly related to this technology.

Unitized meals had a revenue increase of approximately $2.4 million primarily due to the acquisition of the assets of FoodBrokers. The majority of unitized meals work is done on a contract basis with terms ranging from one to five years; the summer food programs are as short as eight weeks. Most contracts are secured through a competitive bidding process, however, food quality, service and other factors may also enter into the decision making process.

The following is our direct costs and margins for:

	Fiscal 2005	Fiscal 2004	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$12,002,099	$11,653,076	$349,023	3.0%
Unitized Meals	11,808,693	9,496,064	2,312,629	24.4%
Energy Management	3,417,278	380,580	3,036,698	n/a

Total costs of revenues	$27,228,070	$21,529,720	$5,698,350	26.5%

	Fiscal 2005	Fiscal 2004	Variance
Direct cost margins from:
Corporate Dining	8.6%	9.1%	-0.5%
Unitized Meals	18.3%	21.2%	-2.9%
Energy Management	-6.8%	n/a	n/a

Total direct cost margin	11.6%	13.7%	-2.1%

Increases in operating costs during the 2005 Period are largely attributable to the cost of revenues associated with the increase in top line revenue growth and the inclusion of both acquisitions during the 2005 Period. Gross margins remained overall stable for corporate dining and operating costs in unitized meals increased with the introduction of the FoodBrokers acquisition from the second quarter fiscal 2005. The incremental cost of revenues of the FoodBrokers asset acquisition at Lindley was approximately $1.6 million. Additionally, we incurred an increase of labor costs associated with the cost of revenue of approximately $1.0 million. However, additional expansion costs as an accompanying cost of revenue was experienced with the introduction of RS Services.

Our cost of revenues represent the cost of food and paper products, job materials for energy installations, direct labor, costs for electrical products, various business dining unit related costs and the cost of shipping our products to our customers. Our food service operations experienced pass-through price increases in food and paper products purchases and we expect this trend to continue; moreover, we cannot predict if any weather, economic conditions or other factors will have a significant impact on future food supplies and prices. Since our energy management operations are in the early stages, its cost of revenues was significantly higher as a percentage of net sales and negatively impacted our margin for 2005.

The following are our other operating costs for:

	Fiscal 2005	Fiscal 2004	$ Variance

SG&A	$7,366,603	$4,561,643	$2,804,960
Depreciation and amortization	496,830	507,822	(10,992)
Research and development	93,087	101,880	(8,793)
Impairment charges	3,695,024	9,566,042	(5,871,018)

Total other operating costs	$11,651,544	$14,737,387	$(3,085,843)

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rental, repairs, maintenance, utilities, commissions and various other costs. The large increase is primarily attributable to the inclusion of RS Services and the increased usage of legal and professional services. Impairment charges in the 2005 Period reflect the write down of Lindley goodwill from the FoodBrokers acquisition of $1,102,056 and the write-down of energy management goodwill of $2,592,968. The impairment resulted from the aggregate earnings based valuation analysis of forecasted discounted net cash flows which did not exceed the carrying value of the net assets. This is attributable to the sales and net income growth forecasted not exceeding the cash flow discount rate. Although our energy management sales have been forecasted to increase approximately 10% to 15% year over year, the earnings based analysis utilized a required return that exceeded the increase in sales.

Our research and development costs include the amount charged in fiscal 2005 for Pyramid Technologies of $50,000 to develop our EnerLume-EM™ technology with our light controller for our energy management operations.

Other Costs:

The recognition of the Laurus warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, required us to record the effects of implementing the Black Scholes method of valuing the warrant liability. The non cash gain on the fair value of the warrant liability was $1,082,757 as compared to a non-cash loss of $552,103 in Fiscal 2004.

Amortization of debt discount was $1,108,714 for the 2005 Period as compared to $169,661 for the 2004 Period. This increase is a result of the additional private placements of subordinated debt and Laurus debt incurred in 2005. Amortization of deferred financing costs was $593,787 for the 2005 Period as compared to $58,648 for the 2004 Period. This increase is a result of the financing costs associated with Laurus debt. Interest expense increased by $560,649 for the 2005 Period when compared to the 2004 Period. The increase in interest expense is a result of the inclusion of the Laurus debt for a full fiscal year.

Net Loss:

We incurred a net loss of $9,663,155, after a provision for income taxes of $39,000 for the year ended June 30, 2005, as compared to a net loss of $12,860,893 for the year ended June 30, 2004. There was a $55,000 provision for income taxes in the 2004 Period. The 2005 increases in non-cash charges such as an impairment charge, amortization of the debt discount and the amortization of deferred financing charges, as well as the increased interest expense resulting from our obligations in 2005, significantly reduced the favorable impact of our revenue growth.

Liquidity and Capital Resources

Contractual Obligations

The following are our contractual obligations as of June 30, 2006:

		Payments due by period:
	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Contractual Obligations:
Long term debt obligations	$1,504,977	$449,029	$911,893	$144,055	-
Interest on long term obligations (1)	256,973	142,973	100,315	13,685	-
Unsecured debt obligations (2)	3,525,000	250,000	3,275,000	-	-
Interest on unsecured debt obligations	646,875	320,125	326,750	-	-
Operating lease obligations	1,767,005	696,558	868,457	201,990	-
Demand note obligations (3)	378,646	378,646	-	-	-
Interest on demand note obligations (4)	26,269	26,269	-	-	-
Employment contracts	2,566,747	818,419	1,748,328	-	-
Franchise agreement	242,800	40,400	100,400	102,000	-

(1)	Interest is estimated based on average rate charged at June 30, 2006 of approximately 9.5%
(2)	Before debt discount
(3)	Demand note is less than one year because the financial institution may demand payment at any time.
(4)	Interest is estimated based on rate charged at June 30, 2006 of 9.25% and assumes maturity in March 2007.

In our current fiscal year 2007, we are dependent on debt and equity financing to fund our operations, product development, working capital and acquisitions. Our cash flow has been mainly consumed by costs associated with legal and professional fees resulting from the events and circumstances surrounding the press release of July 12, 2005, and from increasing research and development of our EnerLume-EM™ energy management product. We expect to continue to secure additional debt and equity financing until we can sustain positive free cash flow, which we anticipate will commence in the fiscal 2008 period.

We plan to obtain profitability through increased product sales and incremental services associated with energy management and conservation. We also plan to continue our strategic review of our business operations and efforts to obtain positive free cash flow by seeking and implementing higher margin products and services primarily in energy management and energy conservation. To fund the execution of our strategic plans, we will pursue equity financings through institutional capital sources. Ongoing funding efforts and our business and operational initiatives are expected to achieve our forecast for profitability and positive cash flow. However, there can be no assurance that we will be successful with any or all of our strategic initiatives.

We have experienced a cash increase in the second fiscal quarter 2007 of $107,111. The net cash used in operating activities was $2,334,518. Net cash used in investing activities for purchases of equipment was a nominal $47,337. This was funded by net cash received from financing activities of $2,488,966 as a result of the cash received from equity and debt fundraisings.

We anticipate continued cash outflows in fiscal 2007 related to attorneys’ fees associated with the current SEC investigation and the lawsuits filed against us as well as potential settlements that could negatively impact our cash flow. As these actions are in preliminary stages, we cannot successfully measure the timing or the effect of the potential future cash outflow, nor are able to measure the extent of our insurance to adequately cover these potential outflows. See“Risk Factors.”

In fiscal 2006, our cash decreased by $397,081. This has been mainly attributable to net cash used in operating activities from continuing operations of $3,960,592 being funded by net cash provided by investing activities from continuing operations of $1,020,892 and financing activities from continuing operations of $2,542,619. We have experienced a significant increase in our operating accounts payable in 2006 as a result of unpaid outstanding legal invoices. Our net cash provided by financing activities were associated with proceeds from our private placements. Investing activities consisted of a release in Laurus Master Funds restricted cash account of

$1,630,000 being partially offset by equipment purchases and the payment for the purchase of the UCC lien on the former technology.

In fiscal 2005, our cash decreased by $2,860,685. This has been mainly attributable to net cash used in operating activities from continuing operations of $4,653,950 and financing activities from continuing operations of $704,949 being offset by net cash provided by investing activities from continuing operations of $2,365,427. We have experienced a significant increase in our operating accounts receivable in 2005 as a result of outstanding billings at year end with our subsidiary RS Services. Our net cash used in financing activities were associated with principal payments of the Laurus debt partially offset by proceeds from debt and common stock offerings. Investing activities consisted of a decrease in Laurus Master Funds restricted cash account and proceeds from the sale of the discontinued segment SelectForce, being partially offset by equipment purchases and cash used for the purchase of FoodBrokers and RS Services.

Our liquidity as evidenced by our current ratio has decreased. The current ratio at December 31, 2006 was 0.80. The current ratio at June 30, 2006 and June 30, 2005 was 0.83 and 1.12, respectively. The increases in our accounts payable balances and accrued expenses primarily associated with legal costs and accrued anticipated costs to resolve outstanding litigation contributed to the decrease in our current ratio, as well as the inclusion of the demand note payable and related party private placement unsecured debt becoming due in the short term.

In July 2005, Laurus exercised its right to convert its notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million net of debt discount, were converted into equity and we received approximately $1.8 million from the exercise of the warrants. In addition, on July 13, 2005, H.C. Wainwright & Co., the placement agent that assisted us in the Laurus financing, and three of its principals exercised their warrants through a cashless exercise option. Accordingly, 76,597 shares were issued at a conversion price of $5.43.

On February 17, 2006, we closed a private placement of 440,000 shares of common stock and 132,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.25 per share for aggregate proceeds of approximately $550,000. The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share.

On May 10, 2006, we closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.25 per share for aggregate proceeds of $125,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share.

On July 5, 2006, we completed the private placement of $350,000 aggregate principal amount of secured promissory notes with five individuals within Host, including certain of our officers and directors, and entered into a security agreement with respect to the notes. The notes bear interest at the rate of ten percent per annum and may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the notes shall be 180 days from July 5th, on which date the entire indebtedness evidenced by the notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable. On January 11, 2007, we entered into a Modification Agreement with four of the five individuals holding these notes to extend the final maturity date to January 5, 2008. However, all indebtedness owing by Host to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the notes. On January 11, 2007, the balance of the notes was $300,000.

On July 31, 2006, we closed a private placement of 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The offer and sale was made by our officers and directors and no commissions were paid in connection with the transaction.

On October 11, 2006, Host completed a private placement of 627,000 shares of common stock and 188,100 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The securities were sold at a price of $1.00 per share for aggregate proceeds of $627,000. The offer and sale was conducted on behalf of Host by a

NASD licensed broker-dealer who received a sales commission of 33,000 shares of common stock and 9,900 common stock purchase warrants exercisable at $1.75 per share.

On October 12th through the 19th, 2006, Host closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of 5% of the gross proceeds of the offering and 9,000 common stock purchase warrants exercisable at $1.75 per share.

On December 19, 2006, we entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC, an accredited investor, for the issuance of a Secured Term Promissory Note for $1,240,000, at an original issue discount of $1,000,000. The note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance. The final maturity date of the note shall be 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the note, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

In connection with the issuance of the note, we issued to Shelter Island a common stock purchase warrant for 372,000 shares of our common stock exercisable for a five-year period at a conversion price in the aggregate of $372. We also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement, of which this prospectus is a part, is required to be filed with the SEC within 60 days of the closing of this transaction, and be declared effective within 90 days of the date of filing. Should we fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 90-day period, we are required to pay Shelter Island in cash, as liquidated damages: (a) 1% for each 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the note.

Shelter Island has the right to require us to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if we repay the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, we may require Shelter Island to sell two-thirds of the warrant shares at a price of $200,000. This right expires on the six month anniversary of closing of the note.

Our obligations under the note are guaranteed by Lindley Food Services, Inc., our wholly-owned subsidiary, pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the note, as well as a grant to Shelter Island of a continuing security interest in all of the assets of Lindley. In addition, our obligations under the note are secured by a security interest in the accounts receivables of Lindley pursuant to the Term Note Security Agreement, as well as 300 shares of common stock and 300 shares of preferred stock of Lindley, pursuant to a Stock Pledge Agreement dated December 19, 2006.

On December 22, 2006, we closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $100,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of us by a NASD licensed broker-dealer who received a sales commission of 7.75% of the gross proceeds of the offering and 7,750 common stock purchase warrants exercisable at $1.75 per share.

On March 30, 2007, we closed a private placement of 700,000 shares of common stock and 210,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $700,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale of the common stock and warrants was conducted by our officers and directors who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a 7.75% sales commission of $19,375 and 19,375 warrants exercisable under the same terms as those warrants sold as part of the offering.

On April 17, 2007, we entered into an Asset Purchase Agreement with Host America Corporate Dining, Inc. (the “Host Purchaser”) for the sale of substantially all of the assets relating to our corporate dining business that specializes in the management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee services. The proposed sale of assets includes the “Host America” name. The consideration to be paid to us pursuant to the Host Purchase Agreement consists of cash in the amount of $1.2 million, which is subject to adjustment based on the number of corporate dining accounts and inventory figures two days prior to closing. We anticipate closing in early fiscal 2008

Completion of the transaction is subject to, among other things, the Host Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, our receipt of shareholder approval to amend our articles of incorporation to change our corporate name, and the execution of a non-compete agreement as well as all other customary closing conditions.

On April 17, 2007, we entered into an Asset Purchase Agreement with Lindley Acquisition Corporation (the “Lindley Purchaser”) for the sale of substantially all of the assets relating to our Lindley Food Services subsidiary that engages in contract packaging, school meals and senior feeding services. The consideration to be paid to us pursuant to the Lindley Purchase Agreement consists of cash in the amount of $2.5 million, which is subject to adjustment based on the net asset value of the Lindley subsidiary two days prior to closing. Mr. Rossomando, a Director, has abstained from voting on this transaction. We anticipate closing in early fiscal 2008

Completion of the transaction is subject to, among other things, the Lindley Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, the execution of non-compete agreements by Host and Lindley Food Services, as well as all other customary closing conditions.

On April 19, 2007, we closed a private placement of 755,000 shares of common stock and 226,500 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $775,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale of the common stock and warrants was conducted by our officers and directors who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a 7.75% sales commission of $18,988 and 18,988 warrants exercisable under the same terms as those warrants sold as part of the offering.

We are currently involved in significant litigation that can have an adverse effect on our operations. We have been subject to an SEC investigation and have been named defendant in numerous litigations, including shareholder lawsuits and rights to technology. If an adverse ruling with any or all of these legal matters occurs, we may be forced to either restructure operations, or take other necessary and appropriate matters that could potentially limit our ability to continue operations. At December 31, 2006, we had a working capital deficiency and a stockholders’ deficiency of $2,062,585 and $4,580,536, respectively. These matters raise substantial doubt about our ability to continue as a going concern.

We incurred net losses of $12,936,914, $9,663,155 and $12,860,893 for the years ended June 30, 2006, 2005 and 2004, respectively, and had an accumulated deficit of $41,679,375 as of June 30, 2006. The 2006 loss included charges of $4,185,392 related to the liquidation of the Laurus debt. The 2005 and 2004 losses included a full impairment of significantly all intangibles of $3,695,024 and $9,566,042 respectively. We had $3,960,592, $4,653,950 and $2,120,152 of cash that was used in operating activities during 2006, 2005 and 2004, respectively.

As discussed above, we have also suffered recurring losses from continuing operations, have negative cash flows from operations, have a stockholders’ deficiency at June 30, 2006 and are currently involved in significant litigations that can have an adverse effect on our operations. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

We plan to improve cash flow through continued focus, deployment and promotion of its energy management segment and the underlying technology associated with our EnerLume-EM™ light controller. We also plan to continue our efforts to identify ways of reducing operating costs and to increase liquidity through additional equity financing. Moreover, we have entered into agreements with institutional investment firms that could provide additional equity financing. The completion of the equity funding and the operational initiatives are expected to improve our cash flow and to help foster the implementation of our current initiatives and business plan.
Accounts Receivable:

Our accounts receivable have increased significantly since 2004 as a result of the consolidation in the financial statements of our subsidiary RS Services, Inc., which was acquired in 2005. The receivable turnover decreased in fiscal 2005 primarily from the recording of the ending balance of RS Services, Inc. against the short period sales since the February 2005 acquisition date. The decrease in accounts receivable turnover during fiscal 2004 resulted primarily from our corporate dining division’s change in focus with respect to our dining clients starting in 2004. During 2004 to the present, we signed more contracts with clients with multi-tenant facilities, which possess additional collection risks and who are less predictable with regards to payment of their accounts payable.

Critical Accounting Policies

Our consolidated financial statements include the accounts of Host and all of its consolidated subsidiaries. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of our consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While we do not believe the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. We evaluate our estimates and judgments, including those related to the impairment of long-lived assets, on an ongoing basis. We base our estimates on experience and on various other assumptions that are believed to be reasonable under the circumstances. All of our significant accounting policies are disclosed in the notes to our consolidated financial statements. The following represent certain critical accounting policies that require us to exercise our business judgment or make significant estimates:

Warrant, Conversion and Registration Rights Features

In connection with the Shelter Island Term Loan in December 2006 and the Laurus transaction in June 2004, we issued convertible notes and warrants that would require us to register the resale of the shares of common stock upon conversion or exercise of these securities. We account for the fair value of these outstanding warrants to purchase common stock and conversion feature of the convertible notes in accordance with SFAS No. 133, Accounting For Derivative Instruments And Hedging Activities, EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company's Own Stock, and EITF Issue No. 05-04, The Effect of a Liquidated Damages Clause on a Freestanding Instrument Subject to EITF Issue No. 00-19, which requires us to separately account for the warrants and the registration rights agreement as an embedded derivative contained in our convertible notes. Pursuant to these rulings, we allocated the fair value of the warrants from the convertible notes, and registration rights agreement and the convertible note is considered together as one unit under view a of EITF 05-04. The conventional convertible note was not subject to EITF 00-19. In addition, since the effective registration of the securities underlying the warrants is an event outside of the control of Host, pursuant to EITF Issue No. 00-19, we recorded the fair value of the warrants as long-term liabilities as it was assumed that we would be required to net-cash settle the underlying securities. We are required to carry these warrants on its balance sheet at fair value and unrealized changes in the values of these warrants are reflected in the consolidated statement of operation as “Gain (loss) on change in fair value of warrants.” This non-cash credit totaled $93,001on December 31, 2006 with Shelter Island, a non-cash charge of $1,295,160 in fiscal 2006, and a non-cash credit of $1,082,757 in fiscal 2005 for Laurus.

As the valuation of the warrant liability under the Black Scholes method produced adjustments to the fair value of the Laurus warrant, we recorded those respective fair value adjustments as a component of the Statement of Operations. Under the Black Scholes method, the mark-to-market approach was utilized to record the fair value gain or loss by including the term of the warrant of 10 years, the market value of the CAFE stock, aggregate volatility rate and the average risk free interest rate for each measurement period. During the measurement period up to the sale of a substantial portion of the Laurus position during the first quarter of fiscal 2006, Host experienced an increase in our stock price, which created the fair value loss as the liability had increased, versus gains in fair value in 2005, when our stock price was declining, and created a decrease in liability during the fiscal 2005 year.

 The 2004 fair value mark-to-market adjustment to the warrants reflected a loss as a result of an increase in Host’s stock price, which created an increase in the liability.

Acquisition Accounting/Impairment of Long-Lived Assets and Goodwill

The acquisition of both RS Services and FoodBrokers was accounted for under the purchase method of accounting for business combinations. Under the purchase method of accounting, the cost, including transaction costs, is allocated to the underlying net assets based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of net assets acquired was recorded as goodwill for RS Services.

The judgments made in determining the estimated fair value and expected useful lives assigned to each class of assets acquired and liabilities assumed can significantly impact net income (loss). Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. One of the areas that require more judgment in determining fair values and useful lives is intangible assets. Some of the more significant estimates and assumptions inherent in this approach are the projected future cash flows (including timing), the discount rate reflecting the risk inherent in the future cash flows, and the average life of a customer. Most of the assumptions were made based on available historical information.

The value of our intangible assets, including goodwill, with the exception of the covenant not to compete, was fully impaired as of fiscal 2005 as we experienced declines in operating results. We have reviewed goodwill and other intangible assets for impairment using the guidance of applicable accounting literature. We utilized the services of an independent valuation firm to estimate the fair value relating to these acquisitions in connection with testing the related goodwill and other long-lived assets for impairment.

Depreciation and Amortization Expense

Depreciation expense is based on the estimated useful life of our assets, and amortization expense for leasehold improvements is the shorter of the lease term or the estimated useful life of the related assets. The lives of the assets are based on a number of assumptions including cost and timing of capital expenditures to maintain and refurbish the assets, as well as specific market and economic conditions. While management believes its estimates are reasonable, a change in the estimated lives could affect depreciation expense and net income or the gain or loss on the sale of any of our assets.

Valuation of Deferred Tax Assets

We have established a full valuation allowance of $8,542,858 in December 31, 2006, $7,512,098 in June 30, 2006 and an allowance of $4,173,431 in June 30, 2005. SFAS 109, Accounting for Income Taxes, establishes financial accounting and reporting standards for income taxes, the objectives of which are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in a company’s financial statements or tax returns. We have considered various factors, including future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies in determining a valuation allowance for our deferred tax assets, and we believe that it is more likely than not that we will not be able to realize our deferred tax asset in the future. When a determination is made that all, or a portion, of the deferred tax assets may not be realized, an increase in income tax expense would be recorded in that period.

Allowance for Doubtful Accounts

Our accounts receivable balance, net of allowance for doubtful accounts, was $5,344,946 on December 31, 2006 and $5,376,032 as of June 30, 2006, compared with $5,190,539 as of June 30, 2005. The allowance for doubtful accounts as of December 31, 2006 and June 30, 2006 was $214,533, compared with $52,495 as of June 30, 2005. The increases in the accounts receivable and allowance balances resulted from the write off of specific RS Services accounts. The allowance is based on our assessment of the collectibility of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. If a major customer’s credit worthiness deteriorates, or if actual defaults are higher than our historical experience, or if other circumstances arise, our estimates of the recoverability of amounts due to us could be overstated, and additional allowances could be required, which could have an adverse impact on our revenue.

Stock Options

Estimates are required for stock based compensation. The fair value of options and warrants issued by us and pro-forma disclosures, in 2004 have been determined using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% for 2006, 2005, and 2004; expected volatility of between 68% and 72% for 2006, 72% for 2005 and 77% for 2004; average risk-free interest rate of between 3.83% and 4.18% for 2006, 4.2% for 2005 and 4.4% for 2004; and expected option holding period of 10 years for 2006, 2005 and 2004.

Options granted to non employees are accounted for under the guidelines of EITF Issue No 96-18, Accounting for Equity Instruments that are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The accounting for non-employee options are recorded at fair value under the Black-Scholes method with the same assumptions as described above.

Inventory

Inventory consists primarily of food, paper products and electrical components and is carried at the lower of cost or market on a first-in, first-out basis. Management writes down inventory for estimated obsolescence, slow moving or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Net Revenues

Our net revenues are primarily comprised of cafeteria and catering services, fixed priced contracts with various governmental agencies and contract electrical installations on a percentage of completion basis and the installation of computerized products. Net revenues from cafeteria and catering services are recognized at the time of point of sale when delivery is assured and food service is performed. Net revenues from unitized meals are recognized when the meals are delivered daily to the various congregate feeding sites and schools. Net revenues from our energy management division are recognized specifically with construction contracts on a percentage of completion basis that extend beyond the fiscal reporting periods. These contracts are mainly for construction projects from the ‘ground up’. As work in progress continues, the contracts specify for progress payments and the acceptance of the work from the buyer as delivered. The measurement of performance during the recognition process is calculated by the contract value of the total work to date. The contract billings require a set invoicing schedule either on a monthly and/or quarterly basis. Revenue is recognized based on the performance rendered at the measurement date. Service revenues are recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) we have performed a service in accordance with our contractual obligations; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

Net revenues from the installation of computerized products are recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) title and risk of loss transfers to the customer; (3) the selling price is fixed or determinable; and (4) collectibility is reasonably assured. With respect to recognizing revenues from our Master Channel Partner distributors: (1) the prices are fixed at the date of shipment from our facilities; (2) we do not have any obligations for future performance relating to the resale of the product; and (3) the amount of future returns, allowances, refunds and costs to be incurred can be reasonably estimated and are accrued accordingly.

We record as a reduction to revenue discount fees from merchant credit cards and sales discounts with customer sales, if any. We recognize reductions for credit card discount fees from charges associated with credit card merchant service providers against our respective gross credit card sales, and we recognize customer sales discounts on payments for select clients who pay on a timely basis on a 3/14 net discount.

We warranty our products for up to one year from the date of shipment. A liability is recorded for estimated claims to be incurred under product warranties and is based primarily on historical experience. As of June 30, 2006 we had a warranty liability established in the amount of $50,000 which is included in accrued expenses on the consolidated balance sheet. We had no material warranty claims during the year ended June 30, 2006. Should future warranty claims differ from our estimated current liability, there could be adjustments (either favorable or unfavorable) to our SG&A.

Quantitative and Qualitative Disclosures About Market Risk

Market risks related to our operations result primarily from interest rate exposure and stock price fluctuation. Our interest rate exposure relates primarily to debt obligations and our demand note payable. A significant portion of our interest expense is based upon interest from subordinated debt. Host’s stock price fluctuation exposure is evidenced by the effects of the classification of the warrant liability derivative being subject to the guidance from EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company's Own Stock. As fair value accounting is implemented, utilizing the variable of CAFÉ.PK stock, the quarterly mark to market of the warrant liability derivative was subject to fluctuations in the Company’s stock price. As of January 2006, this risk was mitigated from the Release and Cancellation Agreement executed by Laurus Master Funds, L.P.

Change of Independent Registered Public Accounting Firm

On May 2, 2006, we were notified of the resignation of our independent registered public accounting firm, J.H. Cohn LLP, effective that date. Our Audit Committee Chairman accepted the resignation upon receipt of the notification and commenced a search for a new independent public accounting firm.

No report of J.H. Cohn LLP on our financial statements for the fiscal year ended June 30, 2004 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. J.H. Cohn LLP, at the time of resignation, had not yet released a report or opinion regarding our financial statements for the fiscal year ended June 30, 2005.

J.H. Cohn LLP advised us that information had come to its attention causing it to no longer be able to rely on management’s representations. Further, J.H. Cohn LLP advised that its report on our 2004 consolidated financial statements dated September 7, 2004 may no longer be relied upon. J.H. Cohn LLP advised our Audit Chairman of such non-reliance on the 2004 fiscal year report. On May 2, 2006, J.H. Cohn LLP advised our Audit Chairman that its advice is based upon the inability of the auditors to rely on management’s representations, and the need for a restatement of the 2004 financial statements. The basis for restatement exists with respect to i) the allocation and valuation of the purchase price of the acquisitions transacted in fiscal 2005 and in fiscal 2004, ii) with respect to the reclassification of the warrant liability pursuant to EITF No. 00-19, iii) with respect to the 2004 preferred stock dividend beneficial conversion adjustment, and iv) with respect to the re-audit of fiscal 2004 financial statements.

On June 29, 2006, our Audit Committee of the Board of Directors engaged Mahoney Cohen & Company, CPA, P.C. as our independent registered public accounting firm to audit our financial statements for the fiscal years ending June 30, 2004, 2005 and 2006, including the review of the interim periods in fiscal 2006.

During the two most recent fiscal years and through June 29, 2006, neither we or anyone on our behalf has consulted with Mahoney Cohen & Company, CPA, P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

BUSINESS

Overview

We currently consist of two principal operating divisions: food service and energy management. Host Business Dining and Lindley Food Service Corporation comprise our food service division and RS Services, Inc. comprises our energy management division. Host Business Dining is a contract food management organization that specializes in providing full service corporate dining and ancillary services such as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Jersey, Rhode Island and Texas. Our Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Indiana, Massachusetts and Rhode Island. Our RS Services subsidiary, with offices in Oklahoma, provides full service electrical contracting and energy conservation services. RS Services offers its customers an experienced team of individuals specializing in the installation and design of electrical systems, energy management systems, telecommunication networks and retrofitting of existing control panels, lighting systems, and alarm systems. The principal energy management product that RS Services markets is a digital microprocessor, capable of reducing energy consumption on lighting systems. RS Services has an established business in the electrical and energy management field and currently provides energy management services to several large corporations and multi-store customers throughout the United States.

Our principal executive offices are located at Two Broadway, Hamden, Connecticut 06518 and our telephone number is (203) 248-4100. Our web site is www.hostamericacorp.com. Any reference contained in this prospectus to our web site, or to any other web site, shall not be deemed to incorporate information from those sites into this prospectus.

Recent Developments

Sale of Corporate Dining Division

On April 17, 2007, we entered into an Asset Purchase Agreement (the "Host Purchase Agreement”) with Host America Corporate Dining, Inc. (the “Host Purchaser”) for the sale of substantially all of the assets relating to our corporate dining business that specializes in the management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee services. The proposed sale of assets includes the “Host America” name. The President of the Host Purchaser is Timothy Hayes, the Director of Operations of our corporate dining division. The consideration to be paid to us pursuant to the Host Purchase Agreement consists of cash in the amount of $1.2 million, which is subject to adjustment based on the number of corporate dining accounts and inventory figures two days prior to closing.

Completion of the transaction is subject to, among other things, the Host Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, our receipt of shareholder approval to amend our articles of incorporation to change our corporate name, the execution of a non-compete agreement by us, as well as all other customary closing conditions. In addition, Mr. David Murphy, our Chief Executive Officer is required to enter into a covenant not to compete for a period of five (5) years with the Host Purchaser. Mr. Murphy will receive $34,218 payable in 60 monthly installment payments from the Host Purchaser as consideration for entering into the agreement.

Sale of Lindley Food Services

On April 17, 2007, Host and our subsidiary Lindley Food Services Corporation, (collectively, the “Lindley Seller”) entered into an Asset Purchase Agreement (the “Lindley Purchase Agreement”) with Lindley Acquisition Corporation (the “Lindley Purchaser”) for the sale of substantially all of the assets relating to our Lindley Food Services subsidiary that engages in contract packaging, school meals and senior feeding services. The President of the Lindley Purchaser is Gilbert Rossomando, the President of our Lindley Food Services subsidiary and a current director of Host. The Vice President of the Lindley Purchaser is Mark Cerreta, the Executive Vice President of our Lindley Food Services subsidiary. The consideration to be paid to us pursuant to the Lindley Purchase Agreement consists of cash in the amount of $2.5 million, which is subject to adjustment based on the net asset value of the Lindley subsidiary two days prior to closing. Mr. Rossomando has abstained from voting on this transaction.

Completion of the transaction is subject to, among other things, the Lindley Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, the execution of non-compete agreements by us and Lindley Food Services, as well as all other customary closing conditions.

Resignation of Directors

On February 23, 2007, C. Michael Horton and Peter Sarmanian resigned as directors to pursue personal business interests. Mr. Sarmanian served on our Audit Committee and Mr. Horton served on our Compensation Committee.

Appointment of Officers

On February 23, 2007, David J. Murphy, age 49, was appointed Chief Executive Officer and Michael C. Malota, age 43, was appointed Chief Financial Officer and Secretary. Information concerning Messrs. Murphy and Malota’s background and the terms and conditions of their employment is set forth beginning on page 49 of this prospectus.

Power Reduction Services, LLC Agreement

On February 7, 2007, Host, through our RS Services subsidiary, entered into a Master Channel Partner Distributor Agreement with Power Reduction Services, LLC ("PRS") in which PRS will become a non-exclusive stocking distributor for the EnerLume-EM™ energy conservation product. PRS, under the Distributor Agreement, will be responsible for the distribution and resale of the EnerLume-EM™ and shall retain sole financial responsibility for all expenses and disbursements incurred by them. However, PRS will not have the authority to create any contracts or other obligations on behalf of or in the name of Host or RS Services. As a distribution partner, PRS agrees to maintain an inventory level sufficient to carry out its responsibilities, which was set at not less than 50 units per EnerLume-EM™ model, which currently consist of a 60-amp model, a 100-amp model and a 200-amp model. PRS also agreed to purchase the products at predetermined prices as set by the Distributor Agreement and not to purchase less than 50 units of any model in any one purchase order.

Mr. C. Michael Horton, a former director, is the managing partner of PRS. Our Audit Committee approved the entry into this agreement.

Shelter Island Term Loan

On December 19, 2006, we entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC, an accredited investor, for the issuance of a Secured Term Promissory Note for $1,240,000, at an original issue discount of $1,000,000. Net proceeds to Host from the sale of the note after fees and commission payments and original issue discount will be $626,169.The note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance. The final maturity date of the note shall be 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the note, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

In connection with the issuance of the note, we issued to Shelter Island a common stock purchase warrant for 372,000 shares of Host’s common stock exercisable for a five-year period at a conversion price in the aggregate of $372. We also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement, of which this prospectus is a part, is required to be filed with the SEC within 60 days of the closing of this transaction, and be declared effective within 90 days of the date of filing. Should we fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 90-day period, we shall pay Shelter Island in cash, as liquidated damages: (a) 1% for each 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the note.

Shelter Island has the right to require us to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if we repay the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, we may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of closing of the note.

Our obligations under the note are guaranteed by Lindley Food Services, Inc., our wholly-owned subsidiary, pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the note, as well as a grant to Shelter Island of a continuing security interest in all of the assets of Lindley. In addition, our obligations under the note are secured by a security interest in the accounts receivables of Lindley pursuant to the Term Note Security Agreement, as well as 300 shares of common stock and 300 shares of preferred stock of Lindley, pursuant to a Stock Pledge Agreement dated December 19, 2006.

The issuance of the note and warrant were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, for transactions by an issuer not involving a public offering.

The table below provides information regarding the payments made in connection with the Shelter Island Term Loan and the total possible payments relating to the warrants issued in connection with the loan.

Payments made in connection with the Shelter Island Term Loan:
Face value of the Note:	1,240,000

Original Note proceeds escrow release		1,000,000
Fees for Seller legal services (1)		(28,139)
Finders fees to Ascendiant Securities (2)		(35,000)
Cash sales commission to NASD Broker/Dealer (3)		(69,800)
Expenses incurred from Shelter Island (4)		(892)
OID Interest due on 12/19/2007 (5)		(240,000)
Net proceeds from Note		626,169

Payments to be made in connection with the Shelter Island Term Loan:
Common Stock Purchase Warrant:

Net proceeds to the issuer for the Warrant (6)		0

Net proceeds to the issuer upon exercise (6)		372

Warrants issued as commission to NASD Broker/Dealer (3)		(97,800)
Fair value of warrant commission to NASD Broker/Dealer		(114,886)

First year total possible payments:
Selling shareholder Put Option right (6)		(300,000)
- or -
Issuer Call Right		(200,000)

(1)
We paid $28,139 to Torys, LLP as payment for legal services rendered on behalf of Shelter Island, of which $15,000 was deposited upon signing the term sheet on November 2, 2006. This obligation was paid in full on December 19, 2006.

(2)	We paid $35,000 in fees to Ascendiant Securities LLC, the advisor to Shelter Island in connection with the note transaction. This obligation was paid in full on December 19, 2006.
(3)
We paid a sales commission of 6.98% to Source Capital Group. This obligation was paid in full on December 21, 2006. Additionally, Source Capital Group received 97,800 common stock purchase warrants exercisable at $1.75 per share for a period of five years valued at $114,886 under the Black Scholes method.

(4)	The managing partner of Shelter Island incurred expenses of $892 that were paid out of the proceeds. This obligation was paid in full on December 19, 2006.

(5)
Original issue discount interest of $240,000. The final maturity date of the note is 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the note, including the unpaid principal balance and the $240,000 interest accrued, shall be due and payable.

(6)
In connection with the issuance of the note, we issued to Shelter Island a common stock purchase warrant for 372,000 shares of Host’s common stock exercisable for a five-year period at a conversion price in the aggregate of $372. Shelter Island has the right to require us to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if we repay the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, we may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of the closing of the note.

The table below provides the itemized transactions for the Shelter Island Term Loan and the total possible profit the selling shareholder could realize as a result of any conversion of the common shares underlying the warrants issued in connection with the note. We will receive as total net cash in aggregate, $626,169, and the value to the selling shareholder of $669,228 is calculated by including the closing price of the common shares underlying the warrants at the Term Note agreement date compared to the fixed price of the conversion/exercise price on the date of the sale, multiplied by the amount of 372,000 common shares underlying the warrants.

Payments made in connection with the Shelter Island Term Loan:
Face value of the Note:	1,240,000

Original Note proceeds escrow release		1,000,000
Fees for Seller legal services		(28,139)
Finders fees to Ascendiant Securities		(35,000)
Expenses incurred from Shelter Island		(892)
Cash sales commission to NASD Broker/Dealer		(69,800)
OID Interest due on 12/19/2007		(240,000)

Net proceeds from Note		626,169

Total amount of all possible payments	300,000
% of the net proceeds from the Note		47.9%
Total possible discount to the market	669,228
% of the net proceeds from the Note		106.9%

Total amount of all possible payments and discount to the market	969,228	154.8%

Market price of our common stock on the date of the sale of the Warrants		1.80

Conversion price of the Warrants on the date of the sale - Fixed		0.001

Total possible shares to be received		372,000

Combined market price of the common stock on the date of sale		669,600

Combined conversion price of Warrants on the date of the sale - Fixed		372

Total Possible discount to the market and total possible profit to selling shareholder		669,228

The total amount of all possible payments and the total possible discount to the market price of the shares underlying the warrants as a percentage of the total net proceeds to the holder of the term note is 47.9% and 106.9%, respectively. These amounts total 154.8% in the aggregate. These percentages, if averaged over the term of the note, would result in a 3.99% and 8.91% monthly amortization of possible payments and market price discount for a twelve month period.

Term Loan Modifications

On January 11, 2007, we entered into a Modification Agreement with four investors, including certain officers and former directors holding outstanding secured promissory notes, which were due on January 1, 2007. On January 11, 2007, the balance of the notes was $300,000. The Modification Agreement extends the final maturity date of the outstanding notes to January 5, 2008, and provides that all indebtedness owing by us to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the notes.

On January 19, 2007, we entered into a Modification Agreement a member of our Board of Directors holding a $100,000 outstanding Unsecured Convertible Promissory Note, which was due on January 19, 2007. The Modification Agreement extends the final maturity date of the note to July 19, 2007, and provides that all other terms and conditions of the note shall remain the same.

History

We were formed as a Delaware corporation on February 6, 1986 under the name University Dining Services, Inc. Our initial business strategy was to provide food service to colleges and preparatory schools in the New England area. After several years, we determined it was more profitable to concentrate on larger, more densely populated customer bases. Accordingly, in 1992, we became a full service food management company providing employee dining and special events catering to large office complexes. On March 9, 1998, we filed a Certificate of Amendment with the Delaware Secretary of State changing our name to Host America Corporation. On April 30, 1999, we filed Articles of Merger in the State of Colorado to change our corporate domicile, merging Host Delaware into Host Colorado. Host Delaware ceased to exist as of that date. We changed our corporate domicile to reduce the amount of franchise tax required in the State of Delaware.

On July 31, 2000, we purchased all of the issued and outstanding shares of Lindley Food Service Corporation of Bridgeport, Connecticut. We paid approximately $3,700,000 in cash and issued 198,122 shares of our common stock. Lindley is engaged in the preparation and sale of fresh and frozen unitized meals for senior food programs, school lunches, and various governmental programs, under fixed-price contracts.

On December 23, 2003, we acquired GlobalNet Energy Investors, Inc. pursuant to the terms and conditions of an amended and restated merger agreement dated December 2, 2003. The shareholders of GlobalNet received in the aggregate 550,000 shares of our common stock in exchange for all of their outstanding GlobalNet common stock. GlobalNet was a development stage corporation formed for the purpose of marketing, selling, installing and maintaining energy saving products and technology. As described below, following the acquisition of RS Services, Inc., we merged GlobalNet into RS Services and all of our energy management business is now conducted through that subsidiary.

On October 29, 2004, we closed an asset purchase agreement with FoodBrokers, Inc., a Connecticut-based food service company. Pursuant to the agreement, we acquired certain assets constituting FoodBrokers’ food service business, including machinery and equipment. The inclusion of FoodBrokers to our Lindley subsidiary enabled us to increase our market share of the unitized meals market in the local geographic area in which Lindley operates. At the closing, FoodBrokers and its principals executed a six-year non-competition agreement pursuant to which each agreed not to compete, directly or indirectly, with us in the food service business within the United States.

On February 16, 2005, we acquired RS Services, Inc. pursuant to the terms and conditions of an agreement of merger and plan of reorganization dated September 29, 2004. RS Services is both an energy management and electrical contracting firm. RS Services sells and installs energy products consisting of a digital microprocessor capable of reducing energy consumption in most florescent lighting systems.

On April 7, 2005, a plan of merger was approved and adopted by GlobalNet Energy Investors and RS Services by resolution of our Board of Directors. Pursuant to the plan of merger, GlobalNet was merged into RS Services and the separate existence of GlobalNet ceased.

Industry and Market Overview

Food Service Industry

Host Business Dining and Lindley Food Service are both focused on the food service marketplace. A nationally recognized food consultant and research company estimates that the United States food service industry is a multi-billion dollar industry, encompassing corporate services, educational markets, hospital/health care, correctional facilities, military facilities and transportation facilities The senior feeding market, the market Lindley Food Services primarily serves, is also estimated as collectively a multi-billion dollar sector. The food service market is characterized by a large concentration of corporate and industry populations in a multitude of geographic locations. We believe the geographic locations in which we operate contain:

•	the most concentrated dollar volumes in the overall marketplace;
•	high population density;
•	numerous corporate office parks and industrial facilities; and
•	high concentration of medium-size corporations.

Although we have a relatively small share of the food service provider market, we compete favorably with other regional food service providers and those national companies that have operations in the northeastern United States. We believe we are able to remain competitive because of the quality, selection and value of the food and services that we provide.

Energy Management Industry

The United States Department of Energy indicates that electrical consumption, on which expenditures exceed approximately $200 billion dollars annually, is projected to grow at an average annual rate of 1.6% per year through the year 2025. In addition, the Department of Energy anticipates that increasing electrical demand may exceed the generation industry’s ability to produce sufficient electrical power. During 2004, the northeastern region of the United States and portions of Canada experienced total grid power failure, in part as a result of insufficient electrical energy to satisfy the increase in demand. In addition, certain states continue to experience high rate increases and brownouts. To combat this growing problem, public utility companies throughout the United States have implemented programs to implement energy conservation and management at the customer level to promote the replacement or retrofitting of inefficient lighting, heating and cooling equipment. In addition, the increase in business operating costs due to increased utility costs will continue to diminish operating margins unless companies and residential consumers take proactive measures to increase electrical efficiencies and reduce waste.

These factors, plus continuing deregulation of utilities and increased competition are forcing electric utilities to become pro-active in promoting the purchase and installation of energy saving products and services similar to those currently being offered to our customers by our energy management subsidiary.

Operations

Host is made up of two operating divisions: our food services division, consisting of Host Business Dining and Lindley Food Service, and our energy management division, consisting of RS Services. A description of our operations follows.

Food Service Division

Host Business Dining

Since our formation in 1986, we have grown from a food service provider to institutions of higher education primarily in Connecticut to a regional, full-service food service provider for major corporations. Our primary clients are medium-size corporate accounts with annual food sales of between $250,000 and $2 million. These accounts provide a wide variety of food services in a single corporate location. At each location, we may provide any or all of the following customized services:

•	cafeteria services;
•	special event catering;
•	office coffee services; and
•	employee gift and sundry stores.

At most locations, we are the exclusive provider of food and beverages and are responsible for hiring and training personnel. Our on-site managers work closely with our corporate officers to ensure continuing food quality and customer satisfaction.

New accounts are assigned to a member of management who develops a comprehensive plan to meet each client’s specific needs. After extensive interviews and on-site visits, an operating strategy is formulated to best meet the needs of each individual client. We consider various factors to maximize our profit potential without sacrificing client satisfaction, including a thorough review of:

•	labor and product costs;
•	facility and menu design;
•	training and recruiting;
•	specialized needs of the client or its employees; and
•	equipment needs.

Each location is continually reviewed to monitor client employee satisfaction, evolving menu requirements and quality of food and service. Based upon reports supplied by on-site managers, additional services are added as demand changes, including upgrades of catering facilities and food selection.

In an effort to reduce costs and increase profitability, we began to outsource our vending operation during 2003. We sold our vending equipment and inventory and eliminated our vending staff. Host Business Dining entered into agreements with the companies that purchased the equipment and inventory. The agreements provide that we will receive monthly commissions on the vending sales generated at the various unit locations.

We may be required to grant credit to some of our customers to fund their initial purchase of equipment and supplies at our various food service facilities. Before granting credit, we review a client’s credit history and establish a credit limit based upon factors surrounding the credit risk of specific clients, industry historical trends and other types of credit information. To reduce the risk of default, our contracts provide for buyback provisions requiring each client to buy the equipment and supplies in the event of an early termination of the contract.

Client accounts are staffed by several levels of management-level employees who are responsible for our clients’ complete satisfaction. We employ district managers with sales and administrative backgrounds who are responsible for overseeing the client accounts in their region, as well as forecasting the budget for each account and assisting the on-site management at each location. The on-site manager is responsible for the day-to-day activities of the account and for ensuring continuing food quality and satisfaction. In the smaller accounts, a chef/manager will perform these duties. The supporting personnel at each location may include:

•	an executive chef;
•	sous chef;
•	grill cook;
•	deli servers;
•	cashiers;
•	dishwashers;
•	catering personnel; and
•	general kitchen help.

Our managers, chefs and cooks have experience from larger food service organizations, are graduates of a culinary school or graduates with a degree in hotel and restaurant management. Other support personnel are hired locally and trained on-site by our on-site manager, chef/managers and/or district managers.

Lindley Food Service

Our Lindley subsidiary prepares meals for various governmental programs under fixed-price contracts and has a different operational structure than Host Business Dining. Lindley bids on government feeding contracts involving schools and senior citizen programs and operates three kitchens in Connecticut, which have high volume production capabilities for breakfast, lunch and after-school programs. Lindley has additional production facilities in Indiana and Massachusetts. Lindley’s production staff prepares the meals daily and delivers the meals using its own trucks and drivers, directly from the kitchens to each client’s facility. Lindley also does congregate feeding and offers packaged microwavable senior meals for its “Meals-on-Wheels” programs. A staff nutritionist monitors the nutritional content of the food produced at each of Lindley’s facilities. Lindley is one of the largest providers of fresh unitized meals in the Northeast, operating out of its various production sites.

Lindley’s strengths include professional management of large-volume accounts, custom designed meals for special needs and available plan capacity to expand production.

Energy Management Division

RS Services

RS Services is an electrical contract services firm and markets energy management products. The division’s EnerLume-EM™ product consists of a computerized controller capable of reducing energy consumption on lighting systems. RS Services’ panel shop is U.L. recognized and specializes in fabrication of custom panels. Our goal is to provide both large and small customers with significant savings on their electrical energy usage and minimize downtime costs associated with power outages. In addition, we believe that the increase in energy efficiency related to the use of our products and services has the future potential for reducing repairs and maintenance expenses by reducing operating temperatures of existing equipment.

The energy management products and services that we currently provide as well as those that are in beta testing are as follows:

•
EnerLume-EM™- This product is a lighting energy management system that is designed to reduce Kw power ordinarily required for operating magnetic or electronic ballasts used in fluorescent lighting systems, and manages the incoming power so the ballasts draw energy when the power transmission is most efficient. This greatly reduces energy costs while minimally reducing light levels so that virtually no light loss can be detected by the human eye. The light controller can be managed from a remote location, which provides what we believe to be a unique benefit to multi-locations customers.

•
FanSaver - This product regulates the speed of the evaporator fan motor to meet the needs of the refrigeration cycle in a walk-in box. It also detects refrigerant flow and selects the optimum fan speed which saves energy usage and reduces compressor run time to increase the life of the fan motor.

•	Installation and Maintenance Services - We offer product enhancements, installation and product servicing and maintenance support to our customers.

•	Construction Contracts - We offer services as subcontractor for multi-location construction contracts nationwide.

RS Services’ long-term goal is to target the commercial, industrial and governmental markets, utilizing direct sales by the executive team, master channel partners, sub-distributors and an in-house sales staff. The division also plans to conduct research and development efforts, which may include new product launches and product expansions with a view to increasing revenues, market expansion, name brand recognition and client loyalty. We will also continue to develop our relationships with large electrical contractors, national large retail chains, office locations and property management companies.

Business Strategy

Food Service Division

Host Business Dining

We introduced our “Food Serve 2000” as a means of working with customers to evaluate and adapt our existing food operations to maximize and maintain client satisfaction. We study the basic elements of our food service at each location, including:

•	traffic flows and waiting times;
•	menu variety and food presentation;
•	nutritional assessment;
•	work preparation; and
•	labor qualifications.

Through our continuing evaluations, on-site managers strive to maintain:

•	custom designed menus to meet regional and ethnic tastes;
•	facilities with state-of-the-art equipment;
•	strict cost containment policies; and
•	nutritional programs for better health.

After our comprehensive evaluations, each facility is reviewed with the client to select the best possible combination of food and service. Food Serve 2000 allows us to make rapid changes at a given location before employee dissatisfaction results in a termination of a contract. If a problem develops at a local level, management has the ability to rapidly deploy individuals specializing in that area and seek a solution.

Lindley Food Service

We have aggressively pursued higher margin business for our pre-packaged unitized meal production. This has been accomplished by increasing our customer base for Meals-on-Wheels, senior assisted living facilities, pre-school Head Start programs, School Lunch, After-School Enhanced Snack programs and Summer School Breakfast and Lunch Programs. We have focused on these markets by participating in industry trade shows like Meals-on-Wheels Association of America, NANASP and the National Head Start Conference. This exposure has enabled Lindley to continue to expand its customer base throughout the Northeast and Midwest.

Energy Management Division

RS Services

RS Services intends to market its energy saving products via channel partners to market leaders in industry segments (retail, commercial, industrial, and institutional), which we believe will lend credibility and name brand recognition to our products. In addition, we intend to establish relationships with trade organizations that will endorse our products, and offer the sale of these products to companies that comprise their industry. This process should streamline our energy management operations entry into the marketplace.

The energy management division’s mission is to lead its marketplace to the new levels of efficient utilization of utilities demanded by the economic cost of energy and the global demand for conservation. The division will research, develop and provide the customized products, services and responsible information expected of a business committed to the high technology energy management marketplace.

Marketing

Food Service Division

We have selectively bid for privately owned facility contracts and contracts awarded by governmental and quasi-governmental agencies. Other potential food service contracts come to our attention through:

•	mail and telephone;
•	conservations with suppliers, such as purveyors and vending machine suppliers;
•	state listings;
•	trade shows and conventions; and
•	client referrals.

New clients generally require that we submit a bid and make a proposal outlining a capital investment (if required) and other financial terms. We may be required to make capital improvements to the client’s facility at the start of the contract to secure an account. We also expend a great deal of time and effort preparing proposals and negotiating contracts. In certain cases, a private facility owner may choose to negotiate with us exclusively, in which case we do not have to participate in any bidding process.

In attracting office building clients, we have constantly upgraded the quality of our food service and customer services. We strive to provide menu items which are healthy and higher in quality than typical fast food or cafeteria style products. Our philosophy is that to the extent our customers are able to satisfy their meal needs at their employer’s cafeteria, the less time those employees are away from their office setting. We believe this results in an increase in corporate and individual productivity. Further, if we can satisfy the employees with more diverse and higher quality food items, employers will frequently subsidize all or a portion of the costs.

We believe that we can compete with our larger competitors because:

•	we provide direct, hands-on management contact with our client facilities on a weekly basis;
•	we offer flexible menus to satisfy customer wants and desires; and
•	we intensively train our managers.

Host implemented new marketing programs at its facilities such as “cruisin’ cuisine” and “celebrity chefs” to help maximize sales growth. In our cruisin’ cuisine program, our corporate chefs travel from location to location in a custom outfitted vehicle and present a complete specialty theme promotion menu such as fresh sushi, a taste of Havana, or authentic Japanese stir-fry. In our celebrity chefs program, the recipes and culinary style of featured world class chefs are presented in the business dining location. Every three months, a different celebrity chef is featured. Our clients’ responses to these programs have been very favorable.

Energy Management Division

RS Services utilizes management, master channel partners, sub-distributors and in-house sales staff to pursue a multi-channel approach in its marketing and sales strategy. Focusing on commercial and industrial customers, we will implement brand awareness of our products and services through advertising, business to business, websites and industry and energy conservation seminars and trade exhibits. The division will attempt direct sales efforts to potential customers who we believe are extremely sensitive to our nation’s growing energy costs. Management will be responsible for identifying potential customers in a particular industry group and those persons within an organization to implement an energy savings program. RS Services will determine which products and services will most benefit the customer and arrange for an onsite beta testing program and product modifications prior to installation. Extensive follow-up and testing of our system will be conducted by an in-house technical staff and channel partners to insure customer satisfaction. We believe satisfied customers who have experienced energy savings first-hand are a key component to marketing the product to future customers.

Major Clients and Contracts

Food Service Division

Host Business Dining

Host Business Dining has a large number of multi-year contracts. These contracts are with Fortune 500 businesses in the Connecticut area, each with multiple locations serving over 4,500 total contracted employees. We will continue to pursue additional large cafeteria units in the Fairfield and Westchester counties of Connecticut and New York respectively. In the past, we have had to close facilities due to price competition and relocation.

Our two largest contracts accounted for approximately 15% percent of our total revenue for the fiscal year ended June 30, 2006. Collectively, contracts with our two largest customers constituted approximately 27% percent and 18% percent of business dining revenues, respectively. If we lose either of these major contracts, such loss may have a material adverse effect on us.

Lindley Food Service

Our Lindley subsidiary has numerous Meals-on-Wheels and congregate feeding accounts, the largest of which are in New Haven, Bridgeport and Waterbury, Connecticut; Muncie, Indiana; and Everett, Massachusetts. Lindley provides school breakfasts and lunches for the New Haven, Bridgeport and Waterbury public schools. Lindley was also awarded the contract with the Boston, Massachusetts public schools to provide emergency replacement meals for breakfast and sandwich items. Lindley was awarded the contract after successfully bidding for the business. As the majority of the division’s business is with government agencies, Lindley secures the majority of its business through the bidding process. Lindley continues to be awarded feeding programs for the elderly throughout the northeast region.

One of Lindley’s largest contracts accounted for approximately 10% percent of our total revenue for the fiscal year ended June 30, 2006. If we were to lose this major contract, such loss may have a material adverse effect on us.

Lindley is currently involved in bids for several other senior feeding, Meals-on-Wheels, and Head Start contracts in various states, and intends to continue aggressively pursuing this type of business.

Energy Management Division

RS Services

RS Services pursues new contract services customers through the marketing and promoting of the division’s current network by developing relationships with restaurant, retail, commercial chains, general contractors and manufactures. RS Services installs test sites of new products if the customer has the potential for a large number of installations.

One of RS’s largest contracts accounted for approximately 11% percent of our total revenue for the fiscal year ended June 30, 2006. If we were to lose this major contract, such loss may have a material adverse effect on us.

Seasonality

Our food service division’s operations are somewhat seasonal in nature. Many of our corporate clients are less busy in the summer months due to the vacation schedules of their employees and shift reductions. Special events catering tends to peak at various times of the year depending on corporate meetings, holiday parties and the frequency of special events. We adjust our labor staffing and inventories as necessary during these periods. In our energy management division, we experience seasonality fluctuations during the last two months of each calendar year.

Competition

Host Business Dining and Lindley Food Service

We have encountered significant competition locally and nationally in the contract food service market. Food service companies compete for clients on the basis of:

•	quality and service standards;
•	local economic conditions;
•	innovative approaches to food service facility design; and
•	maximization of sales and price (including the making of loans, advances and investments in client facilities and equipment).

Competition may result in price reductions, decreased gross margins and loss of market share. Host competes with several companies that provide service on a national basis who have greater overall resources at their disposal. In addition, existing or potential clients may elect to “self operate” their food service, eliminating the opportunity for us to compete for their business.

RS Services

There are currently a number of products and services on the market that directly or indirectly compete with our products and services. Many of these are offered by companies that are larger and better financed. However, we believe that although energy saving technology currently exists, our EnerLume-EM™ light controller is capable of controlling, monitoring and saving electric kilowatt hours through a unique mechanism that has a limiting effect to luminosity. Our product will also be capable of providing real-time variability of savings levels and operational control at off-site locations. Further, our equipment processor is digital, which is faster, more compact and more efficient than our competitors’ products. We believe that the installation of our equipment is less invasive and creates less of a disruption to a customer’s operation than that of our competition.

Government Regulation

Food Service

Our business is subject to various government regulations including environmental, employment, privacy and safety regulations. In addition, our food service facilities are subject to state health department regulations, periodic health inspections, sanitation and safety standards, and state and local licensing of the sale of food products. The cost of compliance with these various regulations is not material; however, we cannot provide assurance that additional federal and state legislation or changes in the regulatory environment will not limit our activities in the future or increase the cost of compliance.

Energy Management

Favorable government regulations, through The Energy Policy Act of 2005 ("EPACT"), are improving the environment for organizations to take advantage and utilize energy conservation products. EPACT has brought sweeping changes to the benefit of organizations willing to participate in programs that curtail energy consumption. These changes include immediate tax deductions for qualifying investments that reduce energy costs on commercial applications of up to a maximum of $1.80 per square foot utilizing a 50% energy cost reduction based on historical benchmark standards. This allows organizations a larger return on their investment via direct tax reductions and reduces the breakeven level associated with their costs incurred, allowing organizations the added incentive to install energy saving products. The U.S. Department of Energy’s longer term goal is for organizations to achieve a “Zero Energy Based” system, through which the net of total energy generated at an organization’s site and the total energy utilized at the site is zero, therefore eliminating the necessity to require energy from the power grid.

Employees

As of May 15, 2007, Host Business Dining had approximately 157 full-time employees and 17 part-time employees employed for special occasions and seasonal busy times. Our Lindley subsidiary had 165 full-time employees and 15 part-time employees. Our RS Services subsidiary had approximately 48 full-time employees and 2 part-time employees. None of our employees are represented by a union.

Properties

Our corporate offices are located at Two Broadway, Hamden, Connecticut 06518. Our telephone number is (203) 248-4100. Lindley’s corporate offices are located at 201 Wallace Street, New Haven, Connecticut 06511 and RS Services’ offices are located at 7806 N. Highway 81, Duncan, Oklahoma 73533.

We lease our corporate offices in Hamden under the terms of a month-to-month lease agreement, with a monthly payment of $3,770. We lease our Lindley executive office facility in New Haven, Connecticut pursuant to a five-year lease extension that commenced on April 1, 2005, with a current monthly payment of $3,000. We also lease approximately 3,000 square feet of office space for Lindley for $3,090 per month from Gilbert Rossomando and Mark Cerreta, the principal officers of Lindley. We lease RS Services’ offices in Duncan, Oklahoma from Ronald Sparks, the President of our RS Services subsidiary, pursuant to the terms of a five-year agreement with a monthly payment of $5,000. The Lindley and RS Services leases have been determined to be at market rates.

Legal Proceedings

Host America Corp. and GlobalNet Energy Investors Inc., v. Coastline Financial Inc., Case No. 2:04-cv-00879 (District Court, Salt Lake City, Utah)

Coastline Financial, landlord of a building leased to K.W.M. Electronics, claimed a landlord’s lien on all K.W.M. goods located on the leased premises by reason of its failure to timely pay rent in early September 2004. K.W.M. was in the process of developing and building certain products for Host, which products were on site when Coastline repossessed the building. At the outset of the case, Host sought and obtained a prejudgment writ of replevin entitling Host to remove several different kinds of goods from the leased K.W.M. premises, namely Motor Masters, Light Masters, and Fan Savers. The latter had been purchased by Host in California and shipped to K.W.M.’s facilities in Utah for further development work.

The federal court required a $150,000 bond from Host as a condition for issuing the prejudgment writ of replevin. As required under Utah law, the pleadings Host filed identified the value of the goods, namely the Motor and Light Masters at $250,000 and the Fan Savers at $45,000.

After a trial, the court entered judgment not only awarding the ownership of all the products to Coastline, but also awarding Coastline the full amount paid by Host both for the goods and their engineering, despite the unrebutted testimony that the goods had no value except as scrap in the hands of anyone other than Host.

Host has proceeded in another, related case in the District Court in Utah in which Host maintains rights to the inventory under the Uniform Commercial Code. Host believes it acquired the rights to the above inventory by acquiring the rights to a loan between K.W.M. and a third-party lender in which the inventory was described as collateral. The owner’s right to collateral under the loan supersedes the rights of Coastline under the landlord’s lien. Host maintains that the U.C.C. filing made by the third-party lender was perfected before Coastline filed its lien.  The case was scheduled to be heard on May 16, 2006 and the appeal in the damages award case was filed on or before May 11, 2006. A motion for summary judgment in that case was heard on May 16, 2006, which resulted in a denial of Host’s claim, determining that the U.C.C. lien was not perfected.

On January 24, 2007, the United States District Court of Utah released an order disbursing funds on deposit at the Registry of the court pursuant to a December 22, 2006 Assignment and Release Agreement with Coastline Financial in regards to the outstanding litigation. Under the terms of the Assignment and Release, Host agreed to transfer the cash bond in the amount of $300,000 plus accumulated interest to Coastline, and Coastline agreed to transfer and assign to Host all of its rights and interest in the K.W.M. case, including without limitation the default judgment, as well as all K.W.M. assets claimed by Coastline in the first and second case. In addition, both Host and Coastline agreed to settle, compromise, release and forever discharge each other and its affiliates, shareholders, related entities, predecessors, successors, employees, agents, insurance companies, and each other from any claim and all claims, demands, or causes of action whatsoever, including without limitation the first case and the second case, that both Host and Coastline may have against each other arising from or out of any and all events up to the date of the Assignment and Release Agreement. The funds were disbursed on February 14, 2007.

Class Actions

In August 2005 and September 2005, twelve putative class action complaints were filed in the United States District Court for the District of Connecticut, naming as defendants the Company, Geoffrey W. Ramsey, and David J. Murphy. One or more of the complaints also named Gilbert Rossomando, Peter Sarmanian, Roger D. Lockhart and EnergyNsync, Inc. The complaints were captioned as follows: Mintz v. Host America Corp., et al., Civil Action No. 05-cv-1260-SRU (filed on August 9, 2005); RFC Securities LLC v. Host America Corp., et al., Civil Action No. 05-cv-01269-JBA (filed on August 11, 2005); Collins v. Host America Corp., et al., Civil Action No. 05-cv-01270-JBA (filed on August 11, 2005); Conlin v. Host America Corp., et al., Civil Action No. 05-cv-01291-WWE (filed on August 15, 2005); Sutton v. Host America Corp., et al., Civil Action 05-cv-01292-JBA (filed on August 15, 2005); Dombrowski v. Host American Corp., et al., Civil Action No. 05-cv-01329-RNC (filed on August 19, 2005); Yorks v. Host America Corp., et al., Civil Action No. 05-cv-1250 (filed on August 8, 2005); Sullivan v. Host America Corp., et al., Civil Action No. 05-01391 (filed on September 2, 2005); George Theall v. Host America Corp., et al., Civil Action No. 05-cv-1389 (JBA) (filed September 1, 2005); Sonia Kilgore v. Host America Corp., et al., Civil Action No. 05-cv-1435 (JBA)(filed September 12, 2005) (collectively, the “class actions”); Jonathan Destler v. Host America Corp., et al., No. 05-cv-01479 (JBA) (filed September 21, 2005); Brett Reeves v. Host America Corp. et al., Civil Action No. 05-cv-01511 (JBA) (filed September 27, 2005) (collectively, the class actions). The complaints purported to be brought on behalf of all persons who purchased Host’s publicly traded securities between July 12, 2005 and July 22, 2005.

In general, Plaintiffs alleged that Host’s July 12, 2005 press release contained materially false and misleading statements regarding Host’s commercial relationship with Wal-Mart. The complaints alleged that these statements harmed the purported class by artificially inflating the price of Host’s securities and that certain defendants personally benefited from the inflated price by selling stock during the alleged class period. Plaintiffs sought unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

On September 21, 2005, as amended on September 26, 2005, the Court issued a Consolidation and Scheduling Order, consolidating the above-referenced class actions under the caption, In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). On June 15, 2006, lead plaintiffs filed a Consolidated Complaint for Violations of the Securities Laws. On February 12, 2007, lead plaintiffs filed an amended Consolidated Complaint for Violations of the Securities Laws (“Consolidated Complaint”), which names as defendants Host, Geoffrey W. Ramsey, David J. Murphy, Peter Sarmanian and Roger D. Lockhart, and purports to be brought on behalf of all persons who purchased the publicly traded securities of the Company between July 12, 2005 and September 1, 2005. The Consolidated Complaint is based on substantially the same allegations as the earlier filed complaints. Plaintiffs seek unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and under Section 20A against defendants Sarmanian and Lockhart. On March 27, 2007, all defendants filed motions to dismiss the Consolidated Complaint. On April 17, 2007 Lead Plaintiffs and defendants Host America, Murphy, Sarmanian and Geoffrey Ramsey filed a joint notice advising the Court that those parties had reached a verbal agreement in principle to settle the Class Action, which shall become binding on completion and execution of a stipulation of settlement.

The settling parties are currently drafting a written settlement agreement and other customary documentation. Any settlement will be subject to preliminary approval by the Court, issuance of notice to the purported shareholder class, and final approval by the Court. There is no assurance that the Court will grant such approval, or that the settlement will become final.

Derivative Actions - Federal Court

Host has also been named as a nominal defendant in two shareholder derivative actions filed in the United States District Court for the District of Connecticut. The captions of those actions are Michael Freede v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed August 19, 2005) and Joella W. Cheek v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed September 13, 2005). The derivative actions named as defendants Geoffrey W. Ramsey, David J. Murphy, Gilbert Rossomando, Peter Sarmanian, and Anne L. Ramsey, and the Cheek action also named Roger Lockhart. The derivative complaints generally alleged that the defendants caused and/or permitted Host to make alleged false and misleading statements about the Company’s commercial relationship with Wal-Mart in the July 12, 2005 press release. The complaints asserted claims purportedly on behalf of Host against the defendants for breach of fiduciary duty, unjust enrichment and abuse of control, mismanagement and insider trading, and sought an unspecified amount of damages. The plaintiffs did not make presuit demand on the Board of Directors prior to filing the actions. The complaints did not purport to seek affirmative relief from the Company. By order dated October 20, 2005, the court consolidated the derivative actions, and administratively consolidated the derivative actions with In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA).  On June 22, 2006, the federal derivative plaintiffs filed a Verified Amended Derivative Complaint, which names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, Host directors C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona, and Host itself as a nominal defendant. The Verified Amended Derivative Complaint is based on substantially the same allegations as the earlier filed federal derivative complaints, and asserts causes of action for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, unjust enrichment, and insider trading. The complaint seeks an unspecified amount of damages and other relief purportedly on behalf of Host. On March 27, 2007, all defendants filed motions to dismiss the Consolidated Complaint. On April 16, 2007 the derivative action plaintiffs and all defendants filed a joint notice advising the Court that the parties had reached a verbal agreement in principle to settle the derivative action, which shall become binding on completion and execution of a stipulation of settlement. The parties are currently drafting a written settlement agreement and other customary documentation. The settlement will be subject to preliminary approval by the Court, issuance of notice to Host stockholders, and final approval by the Court, and is also contingent on final approval of the Class Action settlement. There is no assurance that the Court will grant such approval, or that the settlement will become final.

State Court Action

Host has also been named as a nominal defendant in a separate derivative action filed in the Connecticut Superior Court for the Judicial District of New Haven in Bart Hester v. Geoffrey W. Ramsey, et al., filed on or about September 28, 2005 (“Hester” action). This action names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona. The Hester complaint contains allegations substantially similar to those of the federal derivative actions described above, and asserts six counts for breach of fiduciary duty for insider selling and misappropriation of information, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. On January 20, 2006, Host and Host’s officer and director defendants filed a motion to stay all proceedings in Hester in light of the derivative actions pending in the federal court. The Superior Court granted the motion to stay on June 13, 2006. As a result, the Hester action is stayed until further order of the Court.

State Court Individual Action

On or about May 2, 2006, 47 plaintiffs who alleged that they purchased Host securities at artificially inflated prices in reliance on the July 12, 2005 press release brought suit in the Connecticut Superior Court for the Judicial District of New Haven, naming Host as the sole defendant. Enrique Joe Contreras, et al., v. Host America Corp., Civil Action No. 402488. The Contreras complaint is based on substantially the same allegations as the federal class action complaints. The complaint asserts causes of action for fraud, fraudulent non-disclosure, fraudulent misrepresentations, negligent misrepresentation, and respondeat superior liability.

On or about May 31, 2006, Host America removed the Contreras action to the United States District Court for the District of Connecticut, and subsequently filed a motion to consolidate that action with the In re Host America Securities Litigation. Plaintiffs moved to remand the case to state court, which Host America opposed. Following an order granting plaintiffs’ motion, the federal court remanded the Contreras action to state court on September 20, 2006. On January 18, 2007, the Company filed a request to revise the complaint, and has also moved to stay discovery pending a disposition on its contemplated motion to dismiss. The Company believes it has substantial and meritorious defenses to the action.

With regard to the settlements in principle of the federal class action and federal derivative action, Host and its past and present officer and director defendants believe that ultimate settlement is probable and anticipate insurance proceeds to fund in part the expected settlement payments. The parties are currently drafting a written settlement agreement and other customary documentation. As a result of the pending settlement, the parties have agreed to stay proceedings. If the settlement does not occur and litigation against the Company continues, the Company believes that it has meritorious defenses and intends to defend the case vigorously. If the litigation continues, the Company cannot estimate whether the result of the litigation would have a material adverse effect on its financial condition, results of operations or cash flows.

SEC Investigation

On July 19, 2005, the staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding a press release issued by the Company on July 12, 2005. On July 22, 2005, the SEC issued a Formal Order of Investigation into the issuance of the press release and initiated a suspension in the trading of our securities. The SEC investigation is still ongoing, and Host’s current officers have responded to all SEC requests for interviews and information.

CEO Termination

On December 12, 2005, Geoffrey Ramsey, former President and Chief Executive Officer of the Company, filed a Demand for Arbitration with the American Arbitration Association arising from the Company’s termination of his employment in November of 2005. Mr. Ramsey alleged that the Company terminated his employment without just cause in violation of his employment contract and in so doing violated the covenant of good faith and fair dealing.

The arbitration had been initially scheduled for November 27, 28 and 30, 2006, but was postponed and heard on March 26, 27, 28 and April 2 and 3, 2007, resulting from Mr. Ramsey filing a motion in limine. Under direction from the arbitrator, post arbitration briefs are due on or before May 21, 2007. In accordance with American Arbitration Association guidelines, the arbitrator will have until June 21, 2007 to make a ruling on the case. The Company intends to vigorously defend itself and believes that the arbitrator will find that just cause existed for Mr. Ramsey’s termination.

Anne and Debra Ramsey Arbitration

On December 2, 2005, a Demand for Arbitration was filed by Anne Ramsey and Debra Ramsey alleging that their employment was terminated in breach of employment agreements that they purportedly entered into with the Company.  Anne Ramsey, the sister of Geoffrey Ramsey, was the Company’s former Human Resource Director and currently serves on the Board of Directors. Debra Ramsey is the wife of Geoffrey Ramsey and was a former administrative assistant for the Company. The Company terminated both individuals on November 23, 2005.  On or about March 20, 2006, the Company instituted an injunction proceeding in the New Haven Superior Court to permanently enjoin this arbitration on the basis that the Company never authorized the employment agreements relied upon by Anne and Debra and therefore such contracts were void. The matter was tried in November, 2006 and the Court rendered a decision on January 8, 2007 denying a permanent injunction. On January 26, 2007 the Company filed an appeal of the Superior Court decision in the Appellate Court. Additionally, the Company filed a Motion For Stay in the Superior Court on February 1, 2007 seeking to stay enforcement of the decision pending the outcome of the appeal. The Motion For Stay was granted on March 7, 2007. It is anticipated that with respect to the appeal, a preargument conference will be scheduled for late May or June 2007 and the Company’s brief will be due forty-five (45) days thereafter.

Other

In addition, as with most business, there exists routine litigation incidental to our business, none of which is anticipated to have a material adverse impact on our financial position, results of operations, liquidity or cash flows.

MANAGEMENT

The following table sets forth certain information concerning our current directors and executive officers:

Name	Age	Position	Director Since	Term to Expire

David J. Murphy	49	President & Chief Executive Officer, and a Director	1986	2007
Michael C. Malota	43	Chief Financial Officer	-	-
Gilbert Rossomando	48	President of Lindley and a Director	2000	2008
Mark Cerreta	47	Executive Vice President of Lindley	-	-
Ronald R. Sparks	44	President of RS Services	-	-
Anne L. Ramsey	59	Director(1)	1986	2006
John D’Antona	63	Director	1998	2008
Patrick J. Healy	62	Director	1998	2008
Nicholas M. Troiano	49	Director	2004	2006
_____________________
(1)	On November 23, 2005 Anne Ramsey’s employment was terminated, although she continues to serve as a director.

All directors will hold office until their successors have been elected and qualified. Our articles of incorporation, as amended, provide that the members of our Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. Directors in each class are elected for three-year terms.

Each of our officers provides services to us on a full time basis. Other than officers who are subject to employment agreements, as described elsewhere, each officer serves at the discretion of the Board of Directors.

The following is a biographical summary of the business experience of our directors and executive officers.

David J. Murphy, one of our co-founders, has served as President and Chief Executive Officer since February 2007 and previously served as our Acting President and Chief Executive Officer since August 2005. Mr. Murphy has also served as a director since 1986. From 1986 to 2007, he served as Executive Vice President and from 1998 to 2007, he also served as our Chief Financial Officer. Mr. Murphy has more than 25 years experience in the food service industry. Currently, he is responsible for all financial and operational aspects of the Company. From 1984 to 1986, he was the Operations Manager for Campus Dining at the University of New Haven and served as Adjunct Professor in the Hotel, Restaurant and Tourism School. From 1983 to 1984, he was involved in operations at Hamilton College in Clinton, New York and Fairleigh Dickinson University in Madison, New Jersey. Mr. Murphy received his B.S. degree in International Business from Quinnipiac University in Hamden, Connecticut, and a certificate in Exporting Marketing from the same college. He has also completed post graduate courses in business.

Michael C. Malota has served as our Chief Financial Officer and Corporate Secretary since February 2007. He has extensive financial experience with over 15 years working in corporate finance and accounting. Mr. Malota was employed as Director of Special Operations of the Company from July 2005 to February 2007. Mr. Malota served as a consultant from June 2000 to June 2005 to multi-national and international corporations including Danzas-Air Express International from June 2000 to December 2001 and GE Capital from March 2002 to December 2004. Prior to June 2000, he served as a corporate controller for medium size corporations in both service and manufacturing. He has additional experience in mergers and acquisitions, corporate planning, internal controls, taxation and project management. He graduated from Sacred Heart University in December 1989 with a Bachelor’s Degree in Finance and earned his MS Degree in Corporate Tax from the University of New Haven in 1998.

Gilbert Rossomando has served as a director since July 2000 and is one of the founders of Lindley Food Services. Mr. Rossomando served as an officer and director of Lindley from July 1995 to July 2000 and continues to serve as President of Lindley Food Services, our subsidiary, where he is responsible for cost analysis, sales and marketing, contract bidding and employee policies. Mr. Rossomando has a Bachelors Degree in Business Administration and Food Service Management from the University of New Haven.

Mark Cerreta is a co-founder of Lindley Food Services, and, since July 2000, has served as the Executive Vice President in charge of Lindley’s operations. From July 1995 to July 2000, Mr. Cerreta served as an officer and director of Lindley. Mr. Cerreta is currently responsible for customer relations, purchasing and commodity processing for donated foods and he negotiates bid pricing with manufacturers. He has a Bachelors Degree in Business Administration and Food Service Management from the University of New Haven.

Ronald R. Sparks is the co-founder of RS Services, Inc. and, since October 2000, has served as its President. Mr. Sparks has more than 27 years experience in the electrical contracting industry. Currently, he is responsible for the day-to-day management of all marketing, financial, and sales activities for RS Services. He currently holds Electrical Contractor Licenses in more than 20 states. Prior to October 2000, Mr. Sparks served as Vice President and General Manager for Ellsworth Electric. He has provided services and contract work all over the United States and Mexico.

Anne L. Ramsey has been a director and secretary since March 1986 and served as Human Resources Director for the Company through November 23, 2005. From 1984 to 1985, she was Vice President of Operations for Comstock Leasing, Inc. in San Mateo, California. From 1980 to 1984, she was Operations Manager for Comstock Leasing.

John D’Antona has served as a director since February 1998. Mr. D’Antona has 25 years experience in a variety of food service marketing and sales positions and is the New England Regional Manager for Mother Parker Tea and Coffee. Mother Parker Tea and Coffee, a Canadian company, was established in 1912 and is the largest private label and producer of tea and coffee in North America.

Patrick J. Healy Ph.D has been a director since February of 1998. He is the Senior Vice President for Finance and Administration for Quinnipiac University and has held this position for the past 20 years. He received his undergraduate degree in accounting from Quinnipiac, his MBA from the University of New Haven, a doctorate in Educational Leadership, Higher Education Administration, from the University of Connecticut, and completed the higher education program at the Institute for Educational Management at Harvard University. He has been on the Board of the Connecticut Chapter of the Leukemia and Lymphoma Society since 1992, where he served as Treasurer, Vice President, and Chapter President. He was elected to the National Board of the Leukemia and Lymphoma Society in 1996, and also serves on the Board of The Children’s Corner in Ridgefield, Connecticut.

Nicholas Troiano has been a director since February 2004. Mr. Troiano is an attorney engaged in the practice of law in New Haven, Connecticut. From 2000 to the present, he has been in private practice in New Haven, Connecticut. He was an Assistant Town Attorney for the Town of Hamden, Connecticut from 1998 to 2000. From 1996 to 1998, Mr. Troiano was a partner at Liberli & Troiano in New Haven, Connecticut. From 1993 to 1996, Mr. Troiano worked in the Chief Clerk’s Office of the Superior Court of New Haven. He served as counsel and research analyst for House Republican members of the House of Representatives of the Connecticut General Assembly from 1988 to 1991. Mr. Troiano also served on the Hamden Legislative Council as Sixth District Councilman from 1991 to 1997. Mr. Troiano received a B.A. from Lake Forest College and a J.D. from the University of Puget Sound School of Law.

Family Relationships

Geoffrey Ramsey, our former President, Chief Executive Officer and a director, and Anne Ramsey, a current director and former employee, are brother and sister. Other than this relationship, there are no family relationships between any of our directors and executive officers. Both Geoff Ramsey and Anne Ramsey were terminated in November 2005.

Involvement in Certain Legal Proceedings

As disclosed elsewhere in this prospectus, certain executive officers and members of our Board of Directors are named parties in several class action and derivative lawsuits arising from the events surrounding the July 12, 2005 press release. For a more detailed description of these legal proceedings, see Legal Proceedings.

Independence of Directors

The Board of Directors has determined that all of our current directors, except David Murphy, our Chief Financial Officer, Gilbert Rossomando, our President of Lindley, and Anne Ramsey are “independent” within the meaning of the NASDAQ board independence rules for director independence and standards as set forth in NASDAQ Rule 4200 and 4350 and have no material relationship with Host, directly or indirectly, that would interfere with the exercise of independent judgment. The Board of Directors determines the independence of each director based on standards adopted by the Board that comply with NASDAQ Rule 4350(c).

Committees of the Board of Directors

Our Board of Directors held eight meetings during fiscal 2006 and took various other corporate actions pursuant to unanimous written consents. We have established audit, compensation, executive and public disclosure committees. Certain information about these committees is provided below. All directors attended 100% of the board meetings and assigned committee meetings during fiscal 2006.

Audit Committee

The audit committee is presently composed of three independent directors: Patrick Healy, John, D’Antona and Nicholas Troiano. The Chairman of the Audit Committee is Patrick Healy. The audit committee assists the board in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. This includes assisting the Board in overseeing (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the Independent Registered Public Accounting Firms’ qualifications and independence; and (iv) the performance of our Independent Registered Public Accounting Firm. The committee retains our Independent Registered Public Accounting Firm, subject to shareholder ratification, and consults with and reviews the reports of our Independent Registered Public Accounting firm and those of our internal financial staff. The Board of Directors has determined that each member of the Audit Committee is financially literate and has designated Patrick Healy as the Audit Committee financial expert. The Audit Committee held six meetings during fiscal 2006. The Board of Directors determines the independence of each Audit Committee member based on standards adopted by the Board that comply with NASDAQ Rule 4350(d).

Compensation Committee

The compensation committee is presently composed of John D’Antona, Patrick Healy and Nicholas Troiano. The Chairman of the Compensation Committee is John D’Antona. The compensation committee assists the board in establishing compensation for key employees and administers employee benefit plans. There was one meeting held during fiscal 2006. The Board of Directors determines the independence of each Compensation Committee member based on standards adopted by the Board that comply with NASDAQ Rule 4350(c).

Executive Committee

The executive committee, formed on October 5, 2005, is composed of Nicholas Troiano, Patrick Healy, David Murphy and John D’Antona, and has the authority to act on behalf of the Board of Directors during periods between meetings of the board, subject to specific statutory prohibitions mandating actions that must be taken by the full Board of Directors. The Chairman of the Executive Committee is Nicholas Troiano. There were five meetings held during fiscal 2006.

Public Disclosure Committee

The Public Disclosure Committee, formed on October 5, 2005, is composed of Nicholas Troiano and Michael C. Malota. This committee is assisted by David Murphy, as well as our outside legal counsel. The Chairman of the Public Disclosure Committee is Nicholas Troiano. The committee reviews public disclosures to be made by us and evaluates the accuracy and completeness of such disclosures. The committee further ensures the timely dissemination of information to the public in accordance with the securities laws and other applicable regulatory requirements. As per its charter, the Public Disclosure Committee does not hold regular meetings, but is in continual communication as necessary.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Programs

Our compensation programs are designed to remunerate our highly-productive and process-orientated executives. Elements of compensation for our executives include annual salary, stock option awards, health, disability and life insurance, expense allowances and minor perquisites such as auto and communications allowances. The Company chooses to pay each element of compensation in order to incentivize executives for annual performance. The Company has not utilized incentives related to financial performance in past compensation decisions nor during the current restructuring of executive management, as the Company has been subject to various fluctuations of net loss, including substantial non-cash charges and less predictable charges associated with litigation, including class action suits and the SEC investigation. It is imperative for the Company to compensate the current management for their continued assistance during this time in the Company’s history in a manner that does not directly relate to specific financial goals or parameters.

The Company uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	the financial stability of the company;
•	the potential future value of the executive’s services; and
•	the value that the executive has previously provided the Company.

These elements and the Company’s decisions regarding such elements fit into the Company’s overall compensation objectives by helping to secure the future potential of our operations, facilitating the entry and enhancement of new and existing markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team effort.

Our compensation program is designed to create a balanced reward, utilizing both a market-driven approach with external compensation benchmarks balanced with our current cash considerations. The Compensation Committee is provided resources and references that include up-to-date compensation tables and charts, as well as industry benchmarks to determine market ranges. It is important to establish a competitive working environment that includes compensation at a reasonable level.

Equity Compensation

We grant stock options as equity incentives according to the parameters of the relevant stock option plan. The Company hopes to align the motivations of key employees with the interests of existing shareholders for mutual benefit through the grant of equity compensation. Previously, option grants were approved by the Board of Directors on an at least annual basis, typically at our fiscal year end. All subsequent option or other equity grants will be timed to correspond to the trading dates as mandated in the Company’s Internal Trading policy. Pricing of stock options are measured by the closing price on the grant date, which is the date as referenced by Board of Director’s approval of the underlying options. Grants of options from the 2005 Stock Option Plan are intended to be incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code.

Role of Management in Awarding Executive Compensation

Our Chief Executive Officer initializes the compensation discussions with the Compensation Committee, providing requests and seeking approval from the committee and/or the full Board of Directors before finalizing any new employment contracts or changes to existing contracts.

Base Compensation

Below is a summary of each executive’s compensation during fiscal 2006. Our compensation programs are designed to remunerate our highly productive and process oriented executives. Elements of compensation for our executives include: annual salary, stock option awards, health, disability and life insurance, expense allowances and minor perquisites such as auto and communications allowances. The Company chooses to pay each element of compensation in order to incentivize executives for continued performance. The Company has not utilized incentives related to financial performance in past compensation decisions nor during the current restructuring of our food service and electrical energy management companies, as the Company has been subject to various fluctuations of net loss, including substantial non-cash charges and less predictable charges associated with litigation, including class action suits and the SEC investigation. The Company uses the following factors to determine the amount of salary and other benefits to pay each executive: 1) the financial stability of the Company; 2) the potential future value of what the executive can provide; and 3) the value that the executive has previously provided the Company.

David J. Murphy

Mr. Murphy’s employment agreement provides for annual salary increases to be approved by the Compensation Committee and/or the Board of Directors. Mr. Murphy received, under a prior employment agreement which provides that the executive’s salary may be increased from time to time by the Compensation Committee, a 12% salary increase effective July 1, 2005, bringing his salary to $190,000 per year. The Board took into consideration the additional responsibilities involved with integrating new acquisitions and the focus on energy management. Up to that point, Mr. Murphy had performed Chief Financial Officer responsibilities for two food service companies located in Connecticut. With the acquisition of RS Services, an electrical energy management company located in Oklahoma, Mr. Murphy took on additional responsibilities, as this new line of business was in addition to the existing food service businesses. The Board also took into consideration Mr. Murphy’s past contributions and his potential future value to the Company. Additionally, the Board considered comparable compensation provided at the time to other director level executives and determined that Mr. Murphy’s increase was warranted. In addition to his base salary, Mr. Murphy receives health and dental insurance, long term disability insurance, life insurance and vacation. He is provided with the opportunity to participate in the Company’s stock option plans on a basis consistent with other officers of the Company.

Mr. Murphy’s compensation package compares with that provided to chief executive officers in comparable companies as follows: His base salary is $190,000 and his total compensation for fiscal year 2006, including $143,500 in option awards was $356,456. According to information provided by Salary.com-CompAnalyst, in 2006, chief executive officers of New Haven, Connecticut Retail & Wholesale companies with fewer than 50 million in revenues earned an average base salary of $274,000, with an average total compensation of $466,000. His compensation package is at the low to median range of CEOs for comparable companies. Mr. Murphy was acting CEO from August 2005 until he accepted the role as Chief Executive Officer on February 23, 2007. He has not received any additional increases since July 1, 2005.

Michael C. Malota

Mr. Malota’s employment agreement as Chief Financial Officer provides for a base salary of $165,000, plus benefits, including: health insurance, long term disability insurance, life insurance, vacation and sick days. He is provided with the opportunity to participate in the Company’s stock option plans on a basis consistent with other similarly situated executives of the Company. As a condition to entering into his employment agreement, Mr. Malota was provided with 100,000 shares of restricted common stock, vesting fully after one year. The Board of Directors determined Mr. Malota’s salary based on his previous contributions to the Company as Director of Special Projects and as incentive for him to accept the Board’s offer of a position as Chief Financial Officer and Corporate Secretary. Mr. Malota’s compensation package compares with that provided to chief financial officers in comparable companies as follows: His base salary is $165,000, and his anticipated total compensation package for 2007 is approximately $354,000, which includes stock awards. According to information provided by Salary.com-CompAnalyst, in 2006, chief financial officers of New Haven, Connecticut Retail & Wholesale companies with fewer than 50 million in revenues earned an average base salary of $191,800, with an average total compensation of $267,500. His base compensation package is at the low to median range of CFOs for comparable companies, and his equity compensation is at the high range. We believe Mr. Malota’s compensation package was appropriate given his past contributions as Director of Special Operations of the Company from July 2005 to February 2007. Mr. Malota’s potential future value to the Company is considered to be high given his level of experience and educational background, and he is expected to be a key employee instrumental in the success of the Company. Mr. Malota has extensive financial experience with over 15 years working in corporate finance and accounting and served as consultant and corporate controller to large multi-national and international corporations. He has additional experience in mergers and acquisitions, corporate planning, internal controls, taxation and project management.

Gilbert Rossomando

Mr. Rossomando’s employment agreement as President of Lindley states that the executive receives an annual 5% increase throughout the term of the agreement, currently through August 2008. Mr. Rossomando received his stated increase on August 1, 2006. Mr. Rossomando’s salary is $181,182; his employment agreement also provides for benefits generally available to senior management of the Company. The Board of Directors determined Mr. Rossomando’s salary based on his previous contributions to the Company as President of Lindley as well as his potential future value to the Company, including his ability to acquire new clients and retain current clients by overseeing the operations of Lindley. His base salary is $181,182 and his total compensation for fiscal year 2006, including $21,525 in option awards was $215,482. According to information provided by Salary.com-CompAnalyst, in 2006, top sales and marketing executives of New Haven, Connecticut Retail & Wholesale companies with fewer than 50 million in revenues earned an average base salary of $183,900, with an average total compensation of $253,200. His compensation package is at the median range of top sales and marketing executives for comparable companies.

Mark Cerreta

Mr. Cerreta’s employment agreement as Executive Vice President of Lindley states that the executive receives an annual 5% increase throughout the term of the agreement, currently through August 2008. Mr. Cerreta received his stated increase on August 1, 2006. Mr. Cerreta’s salary is $181,182; his employment agreement also provides for benefits generally available to senior management of the Company. The Board of Directors determined Mr. Cerreta’s salary based on his previous contributions to the Company as Executive Vice President of Lindley as well as his potential future value to the Company, including his ability to acquire new clients and retain current clients by overseeing the operations of Lindley. His base salary is $181,182 and his total compensation for fiscal year 2006, including $21,525 in option awards was $215,247. According to information provided by Salary.com-CompAnalyst, in 2006, top sales and marketing executives of New Haven, Connecticut Retail & Wholesale companies with fewer than 50 million in revenues earned an average base salary of $183,900, with an average total compensation of $253,200. His compensation package is at the median range of top sales and marketing executives for comparable companies.

Ronald R. Sparks

Mr. Sparks’ employment agreement as President of RS Services calls for annual salary increases commencing on January 1, 2005. Mr. Sparks has received an increase in his base salary to $163,240 due to his increased responsibilities resulting from the energy management division’s newly focused marketing and sales efforts. Mr. Sparks’ employment agreement also provides for benefits generally available to senior management of the Company. The Board of Directors determined Mr. Sparks’ salary based on his extensive experience in the electrical field and his previous contributions to the Company as President of RS Services, Inc. as well as his potential future value to the Company, including his technical ability, his ability to acquire new clients and his ability to retain current clients by overseeing the operations of RS Services. His base salary is $163,240 and his total compensation for fiscal year 2006, was $175,640. According to current information provided by Salary.com-CompAnalyst, of all company sizes in 2006 top operations executives in the Duncan, Oklahoma area earned an average base salary of approximately $229,457 with an average total compensation of $311,832. Mr. Sparks’ compensation package is at the low range of top operational executives in the Duncan, Oklahoma area.

Summary Compensation Table

The following information is furnished for the year ended June 30, 2006, for our President and Chief Executive Officer, Chief Financial Officer, and the three other executive officers whose salary and bonus exceeded $100,000 during 2006 (collectively, the “Named Executive Officers”). Mr. Geoffrey Ramsey, whose employment was terminated in November of 2005, is also included.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards[1] ($)	All Other Compensation ($)	Total ($)
David J. Murphy,[2] Chief Executive Officer and President	2006	$189,532	-0-	-0-	$143,500	$23,424	$356,456
Michael C. Malota,[3] Chief Financial Officer	2006	$132,000	-0-	-0-	$97,710	$-0-	$229,710
Gilbert Rossomando,[4] President of Lindley	2006	$171,764	-0-	-0-	$21,525	$22,193	$215,482
Mark Cerreta,[5] Exec. Vice President of Lindley	2006	$171,764	-0-	-0-	$21,525	$21,958	$215,247
Ronald R. Sparks,[6] President of RS Services	2006	$153,359	-0-	-0-	-0-	$22,281	$175,640
FORMER EXECUTIVE OFFICERS
Geoffrey W. Ramsey,[7] President and Chief executive Officer	2006	$98,287	-0-	-0-	$143,500	$13,715	$255,502

(1)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in 2006 for stock option awards granted in and prior to 2006, calculated in accordance with SFAS No. 123R. See Note 13 “Stockholders Equity” in the Notes to Consolidated Financial Statements in our 2006 Form 10-K/A for a discussion of the assumptions used in such valuations.

(2)
During fiscal year 2006, Mr. Murphy received perquisites that individually do not total $10,000, but are included in “all other compensation” along with health, life and disability insurance of $15,615. Mr. Murphy served as our Acting Chief Executive Officer/President and Chief Financial Officer during the fiscal year ended June 30, 2006. He was appointed as our President and Chief Executive Officer by the Board of Directors on February 23, 2007.

(3)	Mr. Malota served as Director of Special Operations during the fiscal year ended June 30, 2006. He was appointed as Chief Financial Officer by our Board of Directors on February 23, 2007.
(4)
During fiscal year 2006, Mr. Rossomando received perquisites that individually do not total $10,000, but are included in “all other compensation” along with health, life and disability insurance of $14,820.

(5)
During fiscal year 2006, Mr. Cerreta received perquisites that individually do not total $10,000, but are included in “all other compensation” along with health, life and disability insurance of $14,421.

(6)	During fiscal year 2006, Mr. Sparks received a car allowance of $10,200 and health and life insurance of $12,081.
(7)
Mr. Geoffrey Ramsey served as our President, Chief Executive Officer and a director from March 1986 through August 30, 2005, when he resigned from the Board of Directors and was placed on unpaid administrative leave by the Board of Directors. On November 28, 2005, Mr. Ramsey’s employment with us was terminated. Amounts listed for 2006 reflect Mr. Ramsey’s compensation through November 28, 2005. During fiscal 2006, Mr. Ramsey received perquisites that individually do not total $10,000, but are included in “all other compensation”

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(f)	(g)	(h)	(i)	(j)	(k)
David J. Murphy	7/7/05	-0-	-0-	-0-	-0-	50,000	$2.87
Michael C. Malota	7/1/05	-0-	-0-	-0-	-0-	40,000	$3.15
Gilbert Rossomando	7/7/05	-0-	-0-	-0-	-0-	7,500	$2.87
Mark Cerreta	7/7/05	-0-	-0-	-0-	-0-	7,500	$2.87
Ronald R. Sparks	7/7/05	-0-	-0-	-0-	-0-	-0-	N/A
FORMER EXECUTIVE OFFICERS
Geoffrey Ramsey	7/7/05	-0-	-0-	-0-	-0-	50,000	$2.87

Narrative Disclosures to Summary Compensation and Plan-Based Awards Tables

The following sets out the material terms of employment agreements for our Named Executive Officers.

Ramsey and Murphy Agreements

We have an employment agreement with David Murphy for a term extending through 2009. Mr. Murphy’s agreement provides for a current salary of $190,000 and for stock options, not specified in amount but on a basis consistent with those offered to other officers. As of June 30, 2006, the annual salary of Mr. Murphy was $189,532. In addition, the employment agreement provides that if the executive were to terminate employment for good reason or if we terminated his employment for any reason except good cause (as defined), we would pay severance benefits constituting his salary and fringe benefits throughout the term of the agreement or for two years, whichever is greater. If such termination occurred after a change of control, we would pay a special severance benefit equal to six months salary, plus fringe benefits, for every calendar year of his employment with the Company. In the event that the executive’s employment terminated because of his disability, we would pay a severance benefit of one year’s salary plus benefits. The employment agreement provides that any disputes will be settled by binding arbitration rather than court action.

We previously had an employment agreement with Geoffrey Ramsey, providing for an initial salary of $174,225 and for stock options, not specified in amount but on a basis consistent with those offered to other officers. On August 30, 2005, Mr. Ramsey was placed on unpaid administrative leave by the Board of Directors. On November 28, 2005, Mr. Ramsey’s employment and employment agreement with the Company was terminated. Pursuant to the agreement, Mr. Ramsey has certain rights to arbitration following his termination, and he has submitted a demand for arbitration seeking damages of $2.5 million.

Malota Agreement

We have an employment agreement with Michael C. Malota through 2008, which commenced on February 23, 2007. Mr. Malota receives a base salary of $165,000 a year plus benefits, including health, life and disability insurance. He is also eligible to receive common stock pursuant to the following vesting schedule: (i)

50,000 shares upon execution of his employment agreement; (ii) 25,000 shares that will vest on August 23, 2007; and (iii) 25,000 shares that will vest on February 23, 2008.

Rossomando and Cerreta Agreements

We have employment agreements with Gilbert Rossomando and Mark Cerreta for terms extending through August 1, 2008. Messrs. Rossomando and Cerreta each receive a base salary of $172,555 plus benefits, including a car allowance and health and disability insurance. The agreements provide that their base salaries will increase annually by 5%, subject to approval by our Board of Directors.

Sparks Agreement

We have a three-year employment agreement with Ronald Sparks, which commenced on February 1, 2005. Mr. Sparks receives a base salary of $163,240 a year plus benefits, including a car allowance and health, life and disability insurance. He is also eligible to receive incentive bonuses based upon the performance of the RS Services operations.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
David Murphy	30,000 25,000 20,000 50,000 50,000 50,000 50,000	-0-	-0-	$2.25 $4.00 $2.6875 $2.45 $2.00 $7.30 $2.87	08/17/09 05/17/10 12/04/10 02/12/12 03/26/13 03/31/14 07/07/15
Michael C. Malota	40,000	-0-	-0-	$3.15	07/01/15
Gilbert Rossomando	12,000 18,000 5,500[1] 18,000 7,500	-0-	-0-	$2.6875 $2.45 $2.00 $7.30 $2.87	12/04/10 02/12/12 03/26/13 03/13/14 07/07/15
Mark Cerreta	12,000 18,000 5,500[2] 18,000 7,500	-0-	-0-	$2.6875 $2.45 $2.00 $7.30 $2.87	12/04/10 02/12/12 03/26/13 03/13/14 07/07/15
Ronald R. Sparks	18,000	-0-	-0-	$4.04	03/16/15
FORMER EXECUTIVE OFFICERS
Geoffrey Ramsey	-0-	30,000 25,000 20,000 50,000 50,000 50,000 50,000	-0-		See Footnote 3 See Footnote 3 See Footnote 3 See Footnote 3 See Footnote 3 See Footnote 3 See Footnote 4

(1)	18,000 options granted; 12,500 exercised; 5,500 exercisable
(2)	18,000 options granted; 12,500 exercised; 5,500 exercisable
(3)	Options are no longer exercisable; options expired 90 days (or 3 months) after termination of employment.
(4)	Options are no longer exercisable; options expired 30 days after termination of employment.

Option Exercises and Stock Vested

None of our Named Executive Officers or former executive officers exercised stock options or similar awards or had any stock or similar award vest during the fiscal year 2006.

Pension Benefits

None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Termination and Change in Control Provisions

Our Company has entered into employment agreements with each of the Named Executive Officers. Specific provisions regarding payments on termination are provided below. Dollar amounts are estimates based on salary as of June 30, 2006 and benefits paid to the Named Executive Officer in fiscal year 2006.

David J. Murphy

Voluntary Termination by the Executive or Termination on Account of Death:

Mr. Murphy is entitled to the following benefits upon voluntary termination or termination upon death: salary accrued through the date of termination not to exceed $190,000; accrued but previously unpaid bonuses; and benefits accrued by or reimbursable to Mr. Murphy through the date of termination, not to exceed $23,424. Stock options granted to Mr. Murphy, which are governed by the applicable stock option plan, will terminate 30 days after voluntary termination, and will terminate 12 months after termination on account of death.

Termination by the Company without Cause or by the Executive for Good Reason:

If Mr. Murphy is terminated by the Company without cause or if Mr. Murphy voluntarily terminates his employment for good reason, he is entitled to the following benefits: salary throughout the term of the employment agreement or for two years, whichever is greater, with total salary paid not to exceed $570,000; and fringe benefits throughout the term of the agreement or for two years, whichever is greater, with total benefits not to exceed $70,272. Mr. Murphy may elect to receive payment to which he is entitled in either a single lump sum within thirty days after the termination date, or paid out in monthly, quarterly, annual or other periodic payments. Stock options granted to Mr. Murphy, which are governed by the applicable stock option plan, will terminate 30 days after termination without cause or by the executive for good reason.

Termination by the Company Because of Disability:

Mr. Murphy is entitled to a severance benefit of one year’s salary, not to exceed $190,000, and benefits, not to exceed $23,424, if he is terminated from the Company by reason of disability. Stock options granted to Mr. Murphy, which are governed by the applicable stock option plan, will terminate 12 months after termination on account of disability.

Termination Following a Change in Control:

If Mr. Murphy is terminated following a change in control of the Company, he is entitled to a special severance benefit equal to six months salary, plus fringe benefits, for every calendar year of his employment with the Company. Salary shall not exceed $1,900,000 and benefits shall not exceed $234,240. Mr. Murphy may elect to receive payment to which he is entitled in either a single lump sum within thirty days of the termination date, or to be paid out in monthly, quarterly, annual or other periodic payments. Stock options granted to Mr. Murphy, which are governed by the applicable stock option plan, will terminate 30 days after termination due to change in control.

Michael C. Malota

Voluntary Termination by the Executive or Termination on Account of Death:

Mr. Malota is entitled to the following benefits upon voluntary termination or termination upon death: salary accrued through the date of termination not to exceed $165,000; accrued but previously unpaid bonuses; and benefits accrued by or reimbursable to Mr. Malota through the date of termination, not to exceed $21,450. Stock options granted to Mr. Malota, which are governed by the applicable stock option plan, will terminate 30 days after voluntary termination, and will terminate 12 months after termination on account of death.

Termination by the Company without Cause or by the Executive for Good Reason:

If Mr. Malota is terminated by the Company without cause or if Mr. Malota voluntarily terminates his employment for good reason, he is entitled to the following benefits: salary throughout the term of the employment agreement with total salary paid not to exceed $247,500; and fringe benefits throughout the term of the agreement, with total benefits not to exceed $32,175. Stock options granted to Mr. Malota, which are governed by the applicable stock option plan, will terminate 30 days after termination without cause or by the executive for good reason.

Termination by the Company Because of Disability:

Mr. Malota is entitled to a severance benefit of one year’s salary, not to exceed $165,000, and benefits, not to exceed $21,450, if he is terminated from the Company by reason of disability. Stock options granted to Mr. Malota, which are governed by the applicable stock option plan, will terminate 12 months after termination on account of disability.

Gilbert Rossomando

Termination upon Death:

Upon death, Mr. Rossomando’s estate is entitled to his base salary, not to exceed $172,554, and his benefits through date of termination, not to exceed $22,193. Stock options granted to Mr. Rossomando, which are governed by the applicable stock option plan, will terminate 30 days after voluntary termination, and will terminate 12 months after termination on account of death.

Termination upon Disability:

Upon disability, Mr. Rossomando is entitled to his base salary for the remainder of the calendar month during which termination is effective and for the lesser of three consecutive months thereafter or the period until disability insurance benefits commence, which amount shall not exceed $172,554. Stock options granted to Mr. Rossomando, which are governed by the applicable stock option plan, will terminate 12 months after termination on account of disability.

Termination by Company for Cause:

If Mr. Rossomando is terminated by the Company for cause, he is entitled to his base salary to the date of termination, amount not to exceed $172,554. Stock options granted to Mr. Rossomando, which are governed by the applicable stock option plan, will terminate immediately for cause.

Non-Solicitation and Non-Compete:

Mr. Rossomando is subject to a non-solicitation and non-compete clause after termination. Within four years from the effective date of the employment agreement or one year from termination of employment, Mr. Rossomando agrees that he will not compete within a 150 mile radius of the Lindley facility, solicit Company employees or consultants who have provided services to the Company, utilize confidential, proprietary or trade secret information to solicit suppliers or customers of the Company, or induce them not to continue in their relationship with the Company.

Mark Cerreta

Termination upon Death:

Upon death, Mr. Cerreta’s estate is entitled to his base salary, not to exceed $172,554, and his benefits through date of termination, not to exceed $21,958. Stock options granted to Mr. Cerreta, which are governed by the applicable stock option plan, will terminate 12 months after termination on account of death.

Termination upon Disability:

Upon disability, Mr. Cerreta is entitled to his base salary for the remainder of the calendar month during which termination is effective and for the lesser of three consecutive months thereafter or the period until disability insurance benefits commence, which amount shall not exceed $172,554. Stock options granted to Mr. Cerreta, which are governed by the applicable stock option plan, will terminate 12 months after termination on account of disability.

Termination by Company for Cause:

If Mr. Cerreta is terminated by the Company for cause, he is entitled to his base salary to the date of termination, amount not to exceed $172,554. Stock options granted to Mr. Cerreta, which are governed by the applicable stock option plan, will terminate immediately for cause.

Non-Solicitation and Non-Compete:

Mr. Cerreta is subject to a non-solicitation and non-compete clause after termination. Within four years from the effective date of the employment agreement or one year from termination of employment, Mr. Cerreta agrees that he will not compete within a 150 mile radius of the Lindley facility, solicit Company employees or consultants who have provided services to the Company, utilize confidential, proprietary or trade secret information to solicit suppliers or customers of the Company, or induce them not to continue in their relationship with the Company.

Ronald J. Sparks

Voluntary Termination, Death or Certain Other Terminations:

Upon voluntary termination, death or other certain terminations, Mr. Sparks is entitled to the following benefits: all salary accrued through the termination date, not to exceed $163,240; any accrued but previously unpaid bonuses; and all other benefits accrued by or reimbursable through the termination date, not to exceed $22,281. Stock options granted to Mr. Sparks, which are governed by the applicable stock option plan, will terminate 30 days after voluntary termination, and will terminate 12 months after termination on account of death.

Termination by the Company without Cause or by the Executive for Good Reason:

If Mr. Sparks is terminated by the Company without cause or if Mr. Sparks voluntarily terminates his employment for good reason, he is entitled to the following benefits: salary that would have been paid through the expiration date of the agreement, not to exceed $326,480, and all other benefits accrued by or reimbursable through the termination date, not to exceed $44,562. Stock options granted to Mr. Sparks, which are governed by the applicable stock option plan, will terminate 30 days after termination without cause or by the executive for good reason.

Termination by Company Because of Disability:

Upon disability, Mr. Sparks is entitled to all salary for one year following the termination date, not to exceed $163,240, and all other benefits accrued by or reimbursable through the termination date, not to exceed $22,281. The Company shall make all payments of salary on a weekly basis. Stock options granted to Mr. Sparks, which are governed by the applicable stock option plan, will terminate 12 months after termination on account of disability.

Confidentiality:

During the term of the agreement and for three years after termination of the agreement, Mr. Sparks agrees to keep secret all confidential information of the Company.

Non-Solicitation and Non-Compete:

During the term of the agreement and for three years after termination of the agreement, Mr. Sparks agrees that he will not compete with the Company in the continental United States and shall not solicit customers, suppliers or employees of the Company.

Former Executive Officer Geoffrey Ramsey

Mr. Ramsey, former President and Chief Executive Officer of the Company, was terminated in November of 2005. On December 12, 2005, Mr. Ramsey filed a Demand for Arbitration alleging that the Company terminated his employment without just cause in violation of his employment contract. The arbitration had been initially scheduled for November 27th, 28th and 30th, 2006, but was postponed and heard on March 26th, 27th, 28th and April 2nd and 3rd, 2007, resulting from Mr. Ramsey filing a motion in limine. Under direction from the arbitrator, post arbitration briefs are due on or before May 21, 2007. In accordance with American Arbitration Association guidelines, the arbitrator will have until June 21, 2007 to make a ruling on the case. The following is a summary of the key attributes of Mr. Ramsey’s employment agreement that was in effect prior to his termination.

Termination by Company without Cause or by the Executive for Good Reason:

If Mr. Ramsey is terminated by the Company without cause or if Mr. Ramsey voluntarily terminates his employment for good reason, he is entitled to salary and fringe benefits throughout the term of the agreement or for two years, whichever is greater.

Termination by Company because of Disability:

Upon disability, Mr. Ramsey is entitled to a severance benefit of one year’s salary plus benefits.

Termination Following a Change in Control:

If Mr. Ramsey is terminated due to a change in control, he is entitled to a special severance benefit equal to six months salary, plus fringe benefits, for every calendar year of his employment with the Company.

Non-Employee Director Compensation

Our non-employee directors receive $500 for each meeting attended in person, $250 for participation in each telephonic meeting of the Board of Directors, and $250 for participation, in person or by telephone conference, in each committee meeting. In addition, directors are reimbursed for out-of-pocket expenses for attending meetings of the Board of Directors or committees.

The Compensation Committee of the Board of Directors had generally awarded options to directors annually in the prior fiscal years, with such award grants based on the responsibility level of the director. The Compensation Committee has not awarded stock options to directors since July 2005 and the Board has not yet adopted any formal option award policy to compensate directors annually or periodically. The purpose of awarding stock options as compensation to the directors is to provide supplemental compensation in addition to the cash component and to continue to align directors' interests with shareholders.  Our overall goal is to attract, retain, and motivate our directors and to align, the directors with the creation of shareholder value.

The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2006. Directors who are employees of Host are not compensated for their services as directors.

Name[1]	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards[2] ($)	Total ($)
Anne L. Ramsey[3]	$500	-0-	$36,593	$37,093
John D’Antona	$10,250	-0-	$36,593	$46,843
Patrick J. Healy	$7,500	-0-	$71,750	$79,250
Nicholas M. Troiano	$28,750	-0-	$36,593	$65,343
FORMER DIRECTORS
Peter Sarmanian[4]	$6,500	-0-	$36,593	$43,093
C. Michael Horton[5]	$4,250	-0-	$36,593	$40,843

(1)
David J. Murphy, our President and Chief Executive Officer, Gilbert Rossomando, the President of Lindley, and Geoffrey Ramsey, a former director and our former President and Chief Executive Officer, are not included in this table as Messrs. Murphy and Rossomando are current employees and receive no compensation for their service as directors, and Mr. Ramsey is a former employee and received no compensation for his service as a director. The compensation received by Messrs. Murphy, Rossomando and Ramsey as employees is set forth in the Summary Compensation Table.

(2)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in 2006 for stock option awards granted in and prior to 2006, calculated in accordance with SFAS No. 123R. Our non-employee directors received stock option awards on July 7, 2005. These options are fully vested and have an exercise price equal to the closing price of our common stock on July 7, 2005, which was $2.87. The following options were granted: Ms. Ramsey - 12,500 options; Mr. D’Antona - 12,750 options; Mr. Healy - 25,000 options; Mr. Troiano - 12,750 options; Mr. Sarmanian - 12,750 options; and Mr. Horton - 12,750 options.

(3)	Ms. Ramsey is currently serving as a non-employee director. She served as Human Resources Director for the Company until November 23, 2005.
(4)	Mr. Sarmanian resigned from the Board on February 23, 2007 to pursue personal business interests.
(5)	Mr. Horton resigned from the Board on February 23, 2007 to pursue personal business interests.

As of June 30, 2006, each non-employee director had the following number of options and restricted stock awards outstanding: Ms. Ramsey 70,500 options and no restricted stock awards; Mr. D’Antona 64,500 options and no restricted stock awards; Mr. Healy 83,000 options and no restricted stock awards; Mr. Troiano 25,500 options and no restricted stock awards; Mr. Sarmanian, 25,500 options and no restricted stock awards and Mr. Horton, 25,000 options and no restricted stock awards. Additional information concerning the security ownership of our directors is set forth in the stock ownership table on page 71.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Executive Committee and Audit Committee in February 2007 have adopted written policies and procedures relating to approval or ratification of “related party transactions.” Under the adopted policies and procedures, our Audit Committee is to review the material facts of all interested transactions that require the Committee's review and either approve or disapprove of an entry into the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

To assist the Audit Committee in showing that a financial benefit, such as the awarding of a contract to a company in which a director is a partner, is given on arm’s length terms, the approval process outlined below will be followed. The Committee has also resolved that where applications are made by a related party to a director or officer, the director or officer shall exclude himself/herself from the approval process.

Approval Process

The Committee is required to evaluate the following factors of any potential related party interest, including evaluating relevant supporting documentation, to determine if an interest constitutes a related person transaction requiring approval:

•	financial conditions of the transaction;
•	the conditions of the contract, and special consideration, if applicable;
•	the potential benefits to Host; and
•	the comparability and compatibility to an external arms length transaction.

The Committee should be comprised of independent directors with relevant skills and knowledge appropriate for assessing the value and importance of the work being tendered and be free of any conflict of interest that might undermine the objectivity of the assessment. During the decision process, the Committee should ensure that a fair and equitable procedure has been carried out by considering the following factors pertaining to the potential transaction:

•	open and effective competition;
•	value for money;
•	the benefit of the transaction in enhancing Host’s business and industry;
•	potential risks, opportunity and protections; and
•	ethical behavior and fair dealing.

The Committee shall approve or deny all related person transactions. Any approval shall be in writing and contain detailed information so that the selection is fully justifiable. Any person with an interest in either the recommended transaction or another related person transaction should not be present for the discussion of the recommended transaction and may not vote to approve or disapprove the recommended transaction.

A Related Party is identified as:

•	any director or executive officer of Host;
•	a spouse or de facto spouse of a director or officer, or a parent, son or daughter of a director or officer or their spouse or de facto spouse;
•	any entity over which a director or officer or family member of a director or officer has a controlling interest;
•	any nominee for election as a director; or
•	any security holder who beneficially owns more than 5% of any class of voting securities.

A Related Person Transaction is identified as follows:

•	any transaction in which a related party has a direct or indirect material interest and which transaction exceeds $100,000;
•
any transaction that includes payment of property or services in excess of 5% of Host’s consolidated gross revenues from an entity that is owned 10% or more by a related party, or as executive officer of such entity; or

•	any other relationship that is substantially similar in nature and scope to the above transactions.

Such related person transactions shall be disclosed in our public filings with the Securities and Exchange Commission with the following information:

•	the participant in a transaction having a direct or indirect material interest;
•	the nature, amount and duration of such transaction, and the potential future transactions resulting from such transaction; and
•	a description of any relationships not otherwise disclosed that were included during such transaction.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Host in an objective and fair manner.

Agreement for Sale of Food Service Businesses

Corporate Dining

On April 17, 2007, we entered into an Asset Purchase Agreement with Host America Corporate Dining, Inc. (the “Host Purchaser”) for the sale of substantially all of the assets relating to our corporate dining business that specializes in the management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee services. The proposed sale of assets includes the “Host America” name. The President of the Host Purchaser is Timothy Hayes, a current employee as the Director of Operations of our corporate dining division. The consideration to be paid to us pursuant to the Host Purchase Agreement consists of cash in the amount of $1.2 million, which is subject to adjustment based on the number of corporate dining accounts and inventory figures two days prior to closing.

Completion of the transaction is subject to, among other things, the Host Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, our receipt of shareholder approval to amend our articles of incorporation to change our corporate name, the execution of a non-compete agreement by us, as well as all other customary closing conditions. In addition, Mr. David Murphy, our Chief Executive Officer is required to enter into a covenant not to compete for a period of five (5) years with the Host Purchaser. Mr. Murphy will receive $34,218 payable in 60 monthly installment payments from the Host Purchaser as consideration for entering into the agreement.

Lindley Food Services

On April 17, 2007, Host and our subsidiary Lindley Food Services entered into an Asset Purchase Agreement with Lindley Acquisition Corporation for the sale of substantially all of the assets relating to our Lindley Food Services subsidiary that engages in contract packaging, school meals and senior feeding services. The President of the Lindley Purchaser is Gilbert Rossomando, the President of our Lindley Food Services subsidiary and a current director of Host. The Vice President of the Lindley Purchaser is Mark Cerreta, the Executive Vice President of our Lindley Food Services subsidiary. The consideration to be paid to us pursuant to the Lindley Purchase Agreement consists of cash in the amount of $2.5 million, which is subject to adjustment based on the net asset value of the Lindley subsidiary two days prior to closing. Mr. Rossomando has abstained from voting on this transaction.

Completion of the transaction is subject to, among other things, the Lindley Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, the execution of non-compete agreements by us and Lindley Food Services, as well as all other customary closing conditions.

Leases

Lindley

We lease land and real property in Bridgeport, Connecticut for our Lindley operations from a partnership owned by Gilbert Rossomando and Mark Cerreta under a newly-extended lease agreement expiring in 2010. The lease provides for an initial annual payment of $37,080 payable in monthly installments and increasing at a rate of 3% annually for the next five years. We believe this is a competitive lease rate for similar real estate in Bridgeport, Connecticut.

RS Services

RS Services leases its facility in Duncan, Oklahoma from Ronald Sparks under a lease agreement with an initial five-year term at $60,000 per year, with three subsequent renewal options for two years each. We believe this is a competitive lease rate for similar real estate in Duncan, Oklahoma.

Private Placements

On July 5, 2006, we completed the private placement of $350,000 aggregate principal amount of secured promissory notes with five insiders, including certain officers and directors, and entered into a security agreement with respect to the notes. The notes bear interest at the rate of ten percent per annum and may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. On January 11, 2007, we entered into a Modification Agreement with four of the five noteholders to extend the final maturity date to January 5, 2008. However, all indebtedness owing by us to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the notes. On January 11, 2007, the balance of the notes was $300,000.

Lockhart Note Payable

In connection with our acquisition of GlobalNet in December 2003, we assumed approximately $800,000 in notes payable owed to Roger Lockhart, at that time a significant shareholder of Host. The notes bear interest at a rate of 15% per year and mature in 2006. As of June 30, 2006, the remaining principal and interest due to Mr. Lockhart is $21,001.

Power Reduction Services, LLC Agreement

On February 7, 2007, Host, through our RS Services subsidiary, entered into a Master Channel Partner Distributor Agreement with Power Reduction Services, LLC ("PRS") in which PRS will become a non-exclusive stocking distributor for the EnerLume-EM™ energy conservation product. PRS, under the Distributor Agreement, will be responsible for the distribution and resale of the EnerLume-EM™ and shall retain sole financial responsibility for all expenses and disbursements incurred by them. However, PRS will not have the authority to create any contracts or other obligations on behalf of or in the name of Host or RS Services. As a distribution partner, PRS agrees to maintain an inventory level sufficient to carry out its responsibilities, which was set at not less than 50 units per EnerLume-EM™ model, which currently consist of a 60-amp model, a 100-amp model and a 200-amp model. PRS also agreed to purchase the products at predetermined prices as set by the Distributor Agreement and not to purchase less than 50 units of any model in any one purchase order.

Mr. C. Michael Horton, a former director, is the managing partner of PRS. Our Audit Committee approved the entry into this agreement.

Pyramid Technologies Industrial, LLC Agreement

On June 23, 2005, we entered into an agreement with Pyramid Technologies Industrial, LLC pursuant to which Pyramid will design new technology and file for a patent, of the EnerLume-EM™ light controller and other energy management products on our behalf. Following the new design, Pyramid will be responsible for manufacturing and assembly and RS Services will be responsible for assembling any special units from modules supplied by Pyramid. In addition, we granted options to purchase 175,000 shares of common stock to Pyramid as specified in the agreement. In fiscal 2006, we paid to Pyramid $480,000 in accordance with this agreement.

At the time of signing the agreement, the President of Pyramid was the brother-in-law of Mr. C. Michael Horton, a former director. Mr. Horton was not a participant in contract negotiations.

Sale and Asset Agreement

On December 9, 2005, pursuant to a sale and assignment agreement, we acquired all of Burton M. Sack’s right, title and interest to a $550,000 face value loan Mr. Sack had previously made to K.W.M. Electronics Corporation of Salt Lake City, Utah on May 9, 2003. The loan was secured by a first security interest in certain technology purportedly owned by K.W.M. pertaining to the initial energy saving light controller. We acquired the interests in the loan from Mr. Sack to secure ownership of the technology.

Mr. Sack originally loaned the principal sum of $550,000 to K.W.M. on May 9, 2003 and K.W.M. granted to Mr. Sack a security interest in certain assets consisting of accounts receivable, inventory and the technology. K.W.M. subsequently defaulted on the loan and Mr. Sack filed an action against K.W.M. and two guarantors of the loan, Charlie Stevenson and Scott Feldhacker.

Under the terms of the sale agreement, we paid Mr. Sack the principle and interest amount of $771,230, $400,000 of which was paid in cash at the closing and the remainder of which was paid by a promissory note in the principal amount of $371,230. The note currently bears interest at a rate of 8.5%, which interest rate is subject to increases in an amount equal to the amount which the Prime Rate, as reported in the Money Rate Section of the Wall Street Journal, exceeds 8.5%. The note is repayable in equal monthly installments of principal of $15,467 and each such payment is to be accompanied by a payment of interest in arrears at the prevailing rate thereon. The note is due and payable in full on December 15, 2007.

Repayment of the note by Host is secured by a contingent assignment by Mr. Sack to us of certain inventions, products and intellectual property relating to the energy savings products. In addition, the note is further guaranteed by Scott Feldhacker and Charlie Stevenson. Mr. Stevenson, an officer and director of K.W.M., and Mr. Feldhacker were both guarantors under the original loan defaulted on by K.W.M. and are former employees of RS Services, Inc.

On May 30, 2006, a Federal District Court in Utah, by judgment, determined that a third party, Coastline Financial, was in fact superior to the rights purchased by Host from Mr. Sack. Host has argued that the existence of this prior claim violates representations and warranties made by Mr. Sack in the documentation by which Host had bought its position. As a result of these violations, Host ceased payments in June 2006 under this note and advised Mr. Sack that it reserves its rights to demand recovery of amounts paid to Mr. Sack.

Mr. Sack is the stepfather of Peter Sarmanian, a former director. Mr. Sarmanian did not participate in any discussion or deliberations regarding the sale agreement nor did he participate in the vote by our Board approving the sale agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our shares of common stock as of May 15, 2007 (except where another date is indicated) by: each person known by us to beneficially own more than five percent of our common stock, each director, each of our executive officers, and all of our directors and executive officers as a group. This information is based upon filings made by such persons with the Securities and Exchange Commission and upon information provided to us.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of May 15, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder’s name. Applicable percentage ownership in the following table is based on 10,506,514 shares of common stock outstanding as of May 15, 2007.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o Host America Corporation, Two Broadway, Hamden, Connecticut 06518.

Securities Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

MidSouth Investor Fund LP 201 4th Avenue North, Suite 1950 Nashville, Tennessee 37219	819,000	(1)	7.66%

First New York Securities L.L.C. 850 Third Avenue, 17th Floor New York, New York 10022	1,058,537	(2)	10.07%

(1)
Lyman O. Heidtke, as the President of Heidtke & Company, which serves as the manager and investment advisor for MidSouth Investor Fund, LP, has discretionary authority to vote and dispose of the securities held by MidSouth Investor Fund, LP, and thus is deemed to have indirect beneficial ownership thereof. MidSouth Investor Fund, LP owns 490,000 shares of common stock and warrants to purchase 147,000 shares of common stock.  Additionally, Mr. Heidtke directly owns 140,000 shares of common stock and warrants to purchase 42,000 shares of common stock, which have been aggregated with the beneficial ownership of MidSouth Investor Fund, LP.

(2)
Amount beneficially owned as a group pursuant to Section 13(d)(3) of the Exchange Act. Includes 277,015 shares of common stock beneficially owned by First New York Securities L.L.C. (“FNYS”), 288,511 shares of common stock and warrants to purchase 15,000 shares of common stock beneficially owned by Steve Heinemann, an employee of FNYS, 299,011 shares of common stock and warrants to purchase 15,000 shares of common stock beneficially owned by Doug Lipton, a partner of FNYS, and 164,000 shares of common stock beneficially owned by Jay Goldstein, a partner of FNYS.

Security Ownership of Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

David J. Murphy	529,180 (1)	4.90%
Anne L. Ramsey	73,077 (2)	*
Gilbert Rossomando	102,395 (3)	*
Mark Cerreta	114,895 (4)	1.09%
Ronald R. Sparks	510,277 (5)	4.85%
John D’Antona	64,674 (6)	*
Patrick J. Healy	150,197 (7)	1.41%
Michael C. Malota	140,000 (8)	1.33%
Nicholas M. Troiano	27,050 (9)	*

All Directors and Executive Officers as a Group (9 persons)	1,711,745	16.11%
____________________
*	Less than 1%.
(1)	Mr. Murphy is the beneficial owner of 242,100 shares of common stock, options to purchase 280,000 shares of common stock and warrants to purchase 7,080 shares of common stock.
(2)
Ms. Ramsey currently serves as a director. She served as Human Resources Director through November 23, 2005. She is the beneficial owner of 577 shares of common stock and options to purchase 70,500 shares of common stock and 2,000 publicly held warrants.

(3)	Mr. Rossomando is the beneficial owner of 41,395 shares of common stock and options to purchase 61,000 shares of common stock.
(4)	Mr. Cerreta is the beneficial owner of 53,895 shares of common stock and options to purchase 61,000 shares of common stock.
(5)	Mr. Sparks is the beneficial owner of 492,277 shares of common stock and 18,000 stock options.
(6)	Mr. D’Antona is the beneficial owner of 74 shares of common stock, options to purchase 64,500 shares of common stock and warrants to purchase 100 shares of common stock.
(7)	Mr. Healy is the beneficial owner of 38,037 shares of common stock, options to purchase 83,000 shares of common stock and warrants to purchase 29,160 shares of common stock.
(8)	Mr. Malota is the beneficial owner of 100,000 shares of common stock, and options to purchase 40,000 shares of common stock.
(9)	Mr. Troiano is the beneficial owner of 1,250 shares of common stock, warrants to purchase 300 shares of common stock and options to purchase 25,500 shares of common stock.

SELLING SHAREHOLDER

The shares of common stock covered hereby consist of 372,000 shares of our common stock that are issuable upon exercise of a warrant issued to the selling shareholder in a private placement that closed on December 19, 2006. The warrants are immediately exercisable.

In connection with the registration rights we granted to the selling shareholders, we filed with the Securities and Exchange Commission a registration statement on Form S-1, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling shareholder.

The following table sets forth the following information as of May 15, 2007:

•	the name of the selling shareholder;
•	the number and percent of shares of our common stock that the selling shareholder beneficially owned prior to the offering for resale of the shares under this prospectus;
•	the number of shares of our common stock that may be offered for resale for the account of the selling shareholder under this prospectus; and
•
the number and percent of shares of our common stock to be beneficially owned by the selling shareholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling shareholder).

The selling shareholder is not an executive officer, director or affiliate of ours. The selling shareholder was an investor pursuant to a recent private placement offering.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling shareholder may offer under this prospectus.  We do not know how long the selling shareholder will hold the shares before selling them or how many, if any, shares it will sell.  We currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the resale shares.  The table below assumes the sale of all of the resale shares, including those issuable upon exercise of the outstanding warrants.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)
	Number	Percent		Number	Percent

Shelter Island Opportunity Fund, LLC(2)	372,000	3.54%	372,000	0	*
___________________
* Represents less than 1%
(1)	Assumes all shares of common stock offered hereby are sold.
(2)
Michael G. Fein, Stephen Saltzstein and Randall Stern as principals of Shelter Island GP, LLC the Managing Member of Shelter Island Opportunity Fund, LLC, exercise investment and voting control over the securities owned by Shelter Island Opportunity Fund, LLC. Mr. Fein, Mr. Saltzstein and Mr. Stern disclaim beneficial ownership of the securities owned by Shelter Island opportunity Fund, LLC. The number of shares offered pursuant to this prospectus includes 372,000 shares of common stock issuable upon exercise of a warrant issued in connection with the private placement described above.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 372,000 shares of our common stock upon exercise of certain warrants held by the selling shareholder.

The selling shareholder may sell the resale shares for cash, from time to time, in one or more transactions at:

•	fixed prices;
•	market prices at the time of sale;
•	varying prices and terms to be determined at the time of sale; or
•	negotiated prices.

The selling shareholder will act independently of us in making decisions regarding the timing, manner and size of each sale.  The selling shareholder may effect these transactions by selling the resale shares to or through broker-dealers.  Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the resales.  The resale shares may be sold in one or more of the following types of transactions:

•	block trade(s) in which a broker-dealer attempts to sell the shares as agent but may resell a portion of the block as principal to facilitate the transaction;
•	purchase(s) by a broker-dealer as principal and resale(s) by the broker-dealer for its account under this prospectus;
•	an exchange distribution in accordance with the rules of the exchange;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	privately negotiated transactions between the selling security holders and purchasers, without a broker-dealer; and
•	a combination of any of the above transactions.

We may amend or supplement this prospectus from time to time to describe a specific or additional plan of distribution.  If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the supplement will disclose:

•	the name of the selling shareholder and the participating broker-dealer;
•	the number of shares involved;
•	the price at which the shares were sold;
•	the commissions paid or discounts or concessions allowed to the broker-dealer;
•	that the broker-dealer did not conduct any investigation to verify the information contained in this prospectus; and
•	any other facts material to the transaction.

In addition, if the selling shareholder notifies us that a donee, pledgee or other transferee of the selling shareholder intends to sell more than 500 shares, we will file a supplement to this prospectus.  In addition, if the selling shareholder notifies us of any material change with respect to the plan of distribution of the resale shares described herein, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.

The selling shareholder may enter into hedging transactions with broker-dealers in connection with distributions of the resale shares.  In these transactions, broker-dealers may engage in short sales of the shares to offset the positions they assume with the selling shareholder.  The selling shareholder also may sell shares short and redeliver the shares to close out their short positions.  The selling shareholder may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the resale shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus.  The selling shareholder also may loan or pledge the resale shares to a broker-dealer.  The broker-dealer may sell the loaned or pledged shares under this prospectus.

Broker-dealers or agents may receive compensation from the selling shareholder in the form of commissions, discounts or concessions.  Broker-dealers or agents may also receive compensation from the purchasers of the resale shares for whom they act as agents or to whom they sell as principals, or both.  A broker-dealer's compensation will be negotiated in connection with the sale and may exceed the broker-dealer's customary commissions.  Broker-dealers, agents or the selling shareholder may be deemed to be ‘underwriters” within the meaning of the Securities Act of 1933 in connection with sales of the resale shares.  Any commission, discount or concession received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because the selling shareholder may be deemed to be a “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

The resale shares will be sold only through registered or licensed brokers or dealers if so required under applicable state securities laws.  In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholder or any other person.  We will make copies of this prospectus available to the selling shareholder and we have informed them of the requirement to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will pay all costs, expenses and fees associated with the registration of the resale shares.  The selling shareholder will pay all commissions and discounts, if any, associated with the sale of the resale shares.  The selling shareholder may agree to indemnify any broker-dealer or agent that participates in sales of the resale shares against specified liabilities, including liabilities arising under the Securities Act.  The selling shareholder has agreed to indemnify certain persons, including us and broker-dealers and agents, against specified liabilities in connection with the offering of the resale shares, including liabilities arising under the Securities Act.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

We are authorized to issue up to 80,000,000 shares of common stock, $0.001 par value. As of May 15, 2007, there were 10,506,514 shares of common stock issued and outstanding. All shares of common stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by shareholders. As of May 15, 2007, there were approximately 2,250 beneficial holders of our common stock.

The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. On liquidation, each common shareholder is entitled to receive a pro rata share of our assets available for distribution to common stockholders.

Preferred Stock

The Board of Directors is empowered, without approval of our shareholders, to cause up to 2,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series. Because the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock. The issuance of shares of preferred stock could have the effect of delaying or preventing a change in control. With the exception of the preferred stock described below, no shares of preferred stock will be outstanding at the close of this offering, and the Board of Directors has no current plans to issue any additional shares of preferred stock.

Series B Convertible Preferred Stock

There are currently 266,667 shares of series B preferred stock issued to one affiliate. The series B preferred stock has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the day of Host’s fiscal quarters ending December 31st and June 30th. Furthermore, the series B preferred stock is convertible for a period of 5 years from the issue date (August 11, 2003) into shares of Host’s common stock according to the conversion ratio set forth in the articles of amendment to the articles of incorporation. Initially, the conversion ratio is one-for-one. The articles of amendment also set forth the other preferences, conversion and other rights, voting powers, limitations as to distributions and qualifications of the series B preferred stock.

Dividend Policy

Dividends are payable on common stock when, as, and if declared by the Board of Directors out of funds legally available to pay dividends, subject to any preferences which may be given to holders of preferred stock. We have paid no cash dividends on our common stock to date and do not anticipate payment of cash dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Our articles of incorporation contain a provision eliminating liability as permitted by the statute. Our articles of incorporation further provide that our directors and officers will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of Host unless either (i) the director or officer was personally involved in the situation leading to litigation or (ii) the director or officer committed a criminal offense in connection with such litigation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements of Host America Corporation and Subsidiaries, as of June 30, 2006 and 2005, and for each of the three years in the period ended June 30, 2006 appearing in our Annual Report (Form 10-K), have been audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein. These financial statements and the report of Mahoney Cohen & Company, CPA, P.C. are included in reliance upon their report given upon the authority of Mahoney Cohen & Company, CPA, P.C. as experts in auditing and accounting.

LEGAL OPINION

The validity of the securities offered by this prospectus will be passed upon by Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission relating to the issuance of shares of our common stock covered by this prospectus.  As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered our securities.  The registration statement may contain additional information that may be important to you.  Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.

We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Host America Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Host America Corporation and Subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Host America Corporation and Subsidiaries as of June 30, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations, has negative cash flows from operations, has a stockholders’ deficiency at June 30, 2006 and is currently involved in significant litigations that can have an adverse effect on the Company’s operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Mahoney Cohen & Company, CPA, P.C.
New York, New York
November 7, 2006

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 AND 2005

ASSETS
	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$618,146	$1,015,227
Cash - restricted	-	1,630,000
Accounts receivable, net of allowance for doubtful accounts of $214,533 and $52,495 at June 30, 2006 and 2005, respectively	5,376,032	5,190,539
Inventories	1,000,825	875,159
Prepaid expenses and other current assets	653,044	178,706
Total current assets	7,648,047	8,889,631

EQUIPMENT AND IMPROVEMENTS, net	1,351,780	1,789,801

OTHER ASSETS
Other	364,391	514,891
Deferred financing costs, net	203,487	1,297,551
Intangible assets, net	217,500	262,500
	785,378	2,074,942
Total Assets	$9,785,205	$12,754,374

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Demand note payable	$378,646	$-
Current portion of long-term debt	449,029	2,077,296
Current portion of unsecured debt	250,000	-
Accounts payable	5,004,316	3,655,068
Accrued expenses	3,182,912	2,236,763
Total current liabilities	9,264,903	7,969,127

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,055,948	5,131,579
Unsecured debt, less current portion (Subordinated at June 30, 2005)	2,728,136	2,702,668
Warrant liability	-	921,382
	3,784,084	8,755,629
Total liabilities	13,048,987	16,724,756

COMMITMENTS & CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.001 par value, 2,000,000 shares authorized	-	-
Preferred stock, Series B, $.001 par value, 266,667 shares issued and outstanding	267	267
Common stock, $.001 par value, 80,000,000 shares authorized; 7,626,514 and 4,926,494 issued and outstanding at June 30, 2006 and 2005, respectively	7,627	4,926
Additional paid-in capital	38,407,699	24,734,882
Accumulated deficit	(41,679,375)	(28,710,457)
Total stockholders' deficiency	(3,263,782)	(3,970,382)
Total Liabilities and Stockholders’ Equity (Deficiency)	$9,785,205	$12,754,374
See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
NET REVENUES	$36,995,437	$30,793,836	$24,935,307

OPERATING COSTS AND EXPENSES
Cost of revenues	31,982,823	27,228,070	21,529,720
Selling, general and administrative expenses	11,455,418	7,366,603	4,561,643
Depreciation and amortization	550,285	496,830	507,822
Research and development costs	919,406	93,087	101,880
Goodwill impairment charges	-	3,695,024	8,658,719
Intangible impairment charges	-	-	907,323
	44,907,932	38,879,614	36,267,107

Loss from operations	(7,912,495)	(8,085,778)	(11,331,800)

OTHER INCOME (EXPENSE)
Fair value gain (loss) on warrant	(1,295,160)	1,082,757	(552,103)
Other income	33,199	17,813	26,327
Amortization and write off of deferred financing costs	(1,094,064)	(593,787)	(58,648)
Amortization and write off of debt discount	(1,996,966)	(1,108,714)	(169,661)
Interest expense	(611,428)	(936,476)	(375,827)
	(4,964,419)	(1,538,377)	(1,129,912)

Loss from continuing operations before provision for income taxes	(12,876,914)	(9,624,155)	(12,461,712)
Provision for income taxes	(60,000)	(39,000)	(55,000)
Loss from continuing operations	(12,936,914)	(9,663,155)	(12,516,712)

Income from discontinued operations	-	172,063	(147,374)
Impairment charge of discontinued operations	-	-	(491,555)
Loss on sale of discontinued operations	-	(172,063)	-
Loss from discontinued operations	-	-	(344,181)
Net loss	(12,936,914)	(9,663,155)	(12,860,893)

Preferred stock dividends, including charges for beneficial conversion in 2004	(32,004)	(32,000)	(428,800)

Net loss applicable to common stockholders	$(12,968,918)	$(9,695,155)	$(13,289,693)

Loss per share - basic and diluted:
Loss from continuing operations	$(1.85)	$(2.22)	$(3.47)
Loss from discontinued operations	-	-	(0.09)
Net loss per share	$(1.85)	$(2.22)	$(3.56)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,024,536	4,374,918	3,725,721

See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity

Balance, June 30, 2003	700,000	$700	2,183,344	$2,183	$11,339,406	$(5,725,609)	$(29,099)	$5,587,581

Conversion of convertible series “A” preferred stock to common stock	(700,000)	(700)	700,000	700				-
Issuance of convertible preferred stock series “B”, net of issuance costs	266,667	267			386,674			386,941

Beneficial conversion charge on convertible series "B" preferred stock					400,000	(400,000)		-
Beneficial conversion charge on Laurus note					1,154,072			1,154,072

Convertible preferred stock series “B” dividend declared						(28,800)		(28,800)
Value assigned to warrants in connection with private placement of subordinated debt					932,730			932,730
Value assigned to warrants in connection with Laurus Fund financing					600,000			600,000
Issuance of common stock:
For employee benefit plan			5,157	5	11,391			11,396
In connection with vendor non-cash compensation			5,000	5	25,695			25,700
Upon exercise of options and warrants			123,990	125	347,061			347,186
In connection with private placement offering, net of issuance costs			500,000	500	2,214,717			2,215,217
Pursuant to GlobalNet acquisition			550,000	550	3,205,950			3,206,500
Pursuant to acquisition of patent			50,000	50	347,450			347,500
Cancellation of escrow shares			(60,500)	(61)	(41,143)			(41,204)
Net loss						(12,860,893)		(12,860,893)
Unrealized gain on interest rate swap							29,099	29,099
Comprehensive loss								(12,831,794)

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficiency)

Balance, June 30, 2004	266,667	$267	4,056,991	$4,057	$20,924,003	$(19,015,302)	$1,913,025
Issuance of common stock:
In connection with the conversion of Laurus debt and interest payable			169,531	170	605,056		605,226
Upon exercise private placement warrants			169,420	169	338,671		338,840
In connection with private placement offerings			82,525	82	249,583		249,665
Upon exercise of options			16,250	16	34,890		34,906
Pursuant to RS Services acquisition			431,777	432	2,022,874		2,023,306
Beneficial conversion in connection with Laurus Fund financing					113,386		113,386
Beneficial conversion in connection with private placement offering					28,744		28,744
Value assigned to warrants in connection with Laurus Fund financing					77,000		77,000
Options issued for services rendered					340,675		340,675

Convertible preferred stock series “B” dividend declared						(32,000)	(32,000)
Net loss						(9,663,155)	(9,663,155)

Balance, June 30, 2005	266,667	267	4,926,494	4,926	24,734,882	(28,710,457)	(3,970,382)

Issuance of common stock:
In connection with the conversion of Laurus debt and interest payable			1,502,885	1,503	7,576,215		7,577,718
Upon exercise private placement warrants			76,597	77	(77)		-
In connection with private placement offerings			540,000	540	674,460		675,000
Laurus exercise of warrants			303,038	303	1,811,864		1,812,167
Laurus release and cancellation agreement			20,000	20	29,580		29,600
Pursuant to 2004 asset purchase agreement - FoodBrokers			62,500	63	240,375		240,438
Pursuant to legal claims			175,000	175	341,075		341,250
Upon exercise of options			20,000	20	46,793		46,813
Beneficial conversion in connection with Laurus Fund financing					138,583		138,583
Reclassification of warrant liability					2,216,542		2,216,542
Options issued for services rendered					103,523		103,523
Expense of Stock Options as compensation					493,884		493,884
Convertible preferred stock series “B” dividend declared						(32,004)	(32,004)
Net loss						(12,936,914)	(12,936,914)

Balance, June 30, 2006	266,667	$267	7,626,514	$7,627	$38,407,699	$(41,679,375)	$(3,263,782)
See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,936,914)	$(9,663,155)	$(12,860,893)
Income (loss) from discontinued operations	-	172,063	(344,181)
Income (loss) on sale of discontinued operations		(172,063)	-
Loss from continuing operations	(12,936,914)	(9,663,155)	(12,516,712)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	751,131	578,886	507,822
Impairment charge	-	3,695,024	9,566,042
Bad debt expense & write-off of note receivable - related party	175,348	221,945	133,744
Write off of UCC lien on technology	771,230	-	-
Revaluation of warrant liability	1,295,160	(1,082,757)	552,103
Amortization and write off of debt discount	1,996,966	1,108,714	169,661
Non-cash compensation	133,123	417,675	37,096
Amortization and write off of deferred financing costs	1,094,064	593,787	58,648
Non-cash interest expense	13,640	-	-
Beneficial conversion charge to interest expense	138,583	113,386	-
Stock compensation costs	493,884	-	-
Loss on disposal of property and equipment	43,445	23,766	3,199
Inventory obsolescence	-	123,844	358,080
Deferred tax expense	-	-	30,000
Changes in operating assets and liabilities, net of acquisitions:
Increase in accounts receivable	(360,842)	(2,296,006)	(108,973)
Increase in inventories	(125,666)	(47,669)	(400,328)
(Increase) decrease in prepaid expenses and other current assets	(474,338)	(52,607)	196,229
Decrease (increase) in other assets	150,500	(311,224)	(133,906)
Increase in accounts payable	1,349,248	858,758	705,541
Increase (decrease) in accrued expenses	1,530,846	1,063,683	(1,278,398)
Net cash used in operating activities of continuing operations	(3,960,592)	(4,653,950)	(2,120,152)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	-	-	15,145
Proceeds from sale of discontinued operations, net	-	878,522	-
Purchases of equipment and improvements	(209,108)	(277,385)	(273,137)
Payment for purchase of UCC lien on technology	(400,000)	-	-
Payment for purchase of GlobalNet, net of cash received	-	-	(162,088)
Payment for purchase of RS Services, net of cash received	-	(278,654)	-
Payment for purchase of Foodbrokers, net of cash received	-	(327,056)	-
Purchase of patents	-	-	(64,298)
Issuance of note receivable - related party	-	-	(125,000)
(Increase) decrease in restricted cash	1,630,000	2,370,000	(4,000,000)
Net cash provided by (used in) investing activities of continuing operations	1,020,892	2,365,427	(4,609,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt and warrants	-	-	8,000,000
Proceeds from issuance of common stock, net	2,533,980	623,411	2,562,403
Proceeds from issuance of subordinated debt and warrants	-	250,000	2,000,000
Proceeds from issuance of preferred stock, net	-	-	386,941
Net proceeds from (payments on) demand note	378,646	-	(424,889)
Payments for deferred financing costs		(13,959)	(1,090,330)
Principal payments on long-term debt	(370,007)	(1,564,401)	(1,425,168)
Net cash provided by (used in) financing activities of continuing operations	2,542,619	(704,949)	10,008,957

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
Net cash (used in) provided by continuing operations	$(397,081)	$(2,993,472)	3,279,427
Net cash provided by discontinued operations:
Net cash provided by operating activities	-	133,467	220,539
Net cash used in investing activities	-	(680)	(2,806)
Net cash provided by financing activities	-	-	-
Total net cash provided by discontinued operations	-	132,787	217,733

NET INCREASE (DECREASE) IN CASH	(397,081)	(2,860,685)	3,497,160

Cash, beginning of year	1,015,227	3,875,912	378,752
Cash and cash equivalents, end of year	$618,146	$1,015,227	$3,875,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2006	2005	2004
Cash paid during the year for:
Interest	$456,141	$629,903	$380,214
Income taxes	33,744	22,103	38,554

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES AND OTHER INFORMATION:

The Company purchased all of the outstanding stock of RS Services and certain assets of FoodBrokers for $2,678,679 in 2005 and GlobalNet for $3,449,831 in 2004, respectively. In connection with the acquisitions, liabilities were assumed as follows:

	2006	2005	2004
Fair value of assets acquired	$-	$5,259,062	$5,091,147
Less, liabilities assumed	-	2,580,383	1,641,316
Net purchase price	$-	$2,678,679	$3,449,831

Equipment acquired through assumption of notes payable and capital leases	$102,446	$645,669	$180,507
Issuance of common stock to acquire patents	-	-	347,500
Issuance of common stock upon conversion of long-term debt and accrued interest	7,577,718	605,226	-
Fair value of warrants issued in connection with debt financing	-	-	1,436,131
Dividends on preferred stock, including beneficial conversion charge	32,004	32,000	428,800
Conversion of preferred stock to common stock	-	-	700
Cancellation of escrow shares due to non-payment of receivable	-	-	41,204
Issuance of common stock in connection with the FoodBrokers acquisition	240,438	-	-
Reclassification of warrant liability to additional paid in capital	2,216,542	-	-
Issuance on note on purchase of UCC lien on technology	371,230	-	-
Issuance of common stock for legal claims previously accrued	341,250	-	-

See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Host America Corporation (“Host”) was incorporated in Delaware on February 6, 1986 with the name University Dining Services, Inc. On March 9, 1998, Host filed a certificate of amendment changing its name to Host America Corporation, and during fiscal 1999 changed its state of incorporation from Delaware to Colorado. Host is a contract food management and energy management organization, which specializes in providing management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee service to business and industry accounts located in the Northeast area of the United States. In July 2000, Host purchased all of the issued and outstanding shares of Lindley Food Service Corporation (“Lindley”). Lindley provides unitized meals primarily under fixed-price contracts for governmental programs. On March 28, 2002, Host purchased all of the issued and outstanding shares of SelectForce, Inc. (“SelectForce”), a regional employment and drug screening company located in Oklahoma City, Oklahoma. On March 31, 2005, Host and T.E.D. Corporation (“Purchaser”) entered into a Share Purchase Agreement whereby Host sold to the Purchaser all of its shares in SelectForce. Host decided to sell SelectForce in order to concentrate its resources on its food and energy management operations, to streamline its overall operation and to raise capital. On December 23, 2003, Host purchased all of the issued and outstanding shares of GlobalNet Energy Investors, Inc. (“GlobalNet”). GlobalNet, which is located in Carrollton, Texas, markets, sells, installs and manages energy saving products and technology. On October 29, 2004, Host purchased the operating assets of FoodBrokers, Inc. (“FoodBrokers”), a food service company located in Bridgeport, Connecticut. On February 16, 2005, GlobalNet Acquisition Corp. (“Global”), a newly-formed, wholly-owned subsidiary of Host, acquired and merged with RS Services, an Oklahoma corporation, pursuant to the terms and conditions of the Agreement of Merger and Plan of Reorganization dated September 29, 2004. As a result, Global, as the surviving corporation, changed its name to RS Services, Inc. (“RS Services”), a Connecticut corporation, and will conduct the electrical installation and energy management business formerly conducted by RS Services, Inc. On April 7, 2005, GlobalNet was merged into RS Services. As used herein, “RS Services” or “RS” refers to RS Services, Inc. before the Merger and RS Services, Inc. together with Global after the Merger.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Host and its wholly-owned subsidiaries since the date of acquisition (collectively the “Company”). The consolidated financial statements also reflect the accounts and results of SelectForce as a discontinued segment in the 2005 and 2004 period. All material intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH AND CASH EQUIVALENTS

The Company defines cash equivalents as highly liquid instruments with a maturity when acquired of three months or less. The Company had no cash equivalents at June 30, 2005.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. We specifically reserve for customers with known disputes or collectibility issues. The remaining reserve recorded in the allowance for doubtful accounts is our best estimate of the amount of probable losses in our existing accounts receivable based on our actual write-off experience.

INVENTORIES

Inventories consist primarily of food, paper products and electrical components and are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

Inventories consist of the following:
	2006	2005
Raw materials	$809,337	$707,543
Finished goods	191,488	167,616
Totals	$1,000,825	$875,159

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are stated at cost. Upon retirement or disposition of depreciable properties, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations. Depreciation and amortization are computed by applying the straight-line method over the estimated useful lives of the related assets:

Equipment and fixtures	3-5 years
Vehicles	3-5 years
Leasehold improvements:	Lesser of life of the asset or life of lease

Maintenance, repairs, small tools and minor renewals are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining the debt described in Notes 11 and 12, have been deferred and are being amortized over the term of the related borrowings, using the straight-line method. Additionally, capitalized costs reflected in the June 30, 2005 consolidated balance sheet in connection with obtaining the Laurus debt have been expensed in July 2005 as a result of the conversion of the Laurus debt into equity.

INTANGIBLE ASSETS

Intangible assets consist of the following:

Covenant Not to Compete

The carrying value of the covenant not to compete, acquired pursuant to the RS Services acquisition on February 16, 2005, expires on February 16, 2010, and is amortized on the straight line method over 5 years.

GOODWILL

Effective July 1, 2001, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), which requires companies to stop amortizing goodwill and certain intangible assets with indefinite useful lives. Instead, goodwill and intangible assets deemed to have an indefinite useful life are subject to an annual review for impairment. Goodwill and other intangible assets with indefinite useful lives are deemed impaired only when the carrying amount of a reporting unit exceeds the fair value, including goodwill, and the carrying amount of the goodwill exceeds the estimated fair value which is determined based on models that incorporate estimates of future profitability and cash flows (see Note 5). As of June 30, 2005 all goodwill has been fully impaired.

IMPAIRMENT OF LONG-LIVED ASSETS

Impairment losses on long-lived tangible and intangible assets that do not have indefinite lives, such as equipment, patented technology and customer lists, are generally recognized when events or changes in circumstances which may not be recoverable, such as the occurrence of significant adverse changes in the environment in which the Company’s business operates, indicate that the sum of the undiscounted cash flows estimated to be generated by such assets are less than their carrying amount. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. Impairment losses for goodwill and other intangible assets with indefinite useful lives are discussed in Note 5 and Note 6. The Company has determined that all intangible assets in fiscal 2005 required full impairment with the exception of the covenant not to compete relating to the RS Services acquisition. (See Note 6).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

WARRANT LIABILITY

As the valuation of the warrant liability under the Black Scholes method produced adjustments to the fair value of the Laurus warrant, Host recorded those respective fair value adjustments as a component of the Statement of Operations. Under the Black Scholes method, the mark-to-market approach was utilized to record the fair value gain or loss by including the term of the warrant of 10 years, the market value of the CAFE stock, aggregate volatility rate and the average risk free interest rate for each measurement period. During the measurement period up to the sale of a substantial portion of the Laurus position during the first quarter of fiscal 2006, Host experienced an increase in our stock price, which created the fair value loss as the liability had increased, versus gains in fair value in 2005, when our stock price was declining, and created a decrease in liability during the fiscal 2005 year. The 2004 fair value mark-to-market adjustment to the warrants reflected a loss as a result of an increase in Host’s stock price, which created an increase in the liability.

BENEFICIAL CONVERSION RIGHTS

The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt and equity instruments with non-detachable conversion options pursuant to the consensus for EITF Issue No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF Issue No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. Such beneficially converted value is allocated to additional paid-in capital and the resulting discount is charged to interest expense or preferred stock dividends using the effective yield method over the period to the stated maturity or redemption date, if any. If there is no stated maturity or redemption date, the discount is charged over the period to the first date the instrument may be converted. Such value is determined after first allocating an appropriate portion of the proceeds received to any other detachable instruments included in the exchange.

The beneficial conversion calculation was determined by identifying the fair value of the respective warrants associated with the debt placements and adding that value to the fair value of the debt to determine a total fair value. Host then subtracted the warrant value and recorded the value as a warrant liability. Host subtracted the warrant fair value from the total value to determine the relative fair value of the debt portion that will be beneficially converted. The shares entitled to receive are calculated based on the fair value of the debt divided by the fixed conversion price as per the debt placement contracts. The price per share value the holder is entitled to receive is the relative fair value divided by shares the holder is entitled to receive. This price per share value is compared against the closing price of Host’s stock on the measurement date (contract date). The difference is the value of the shares to be beneficially converted, based on the market price per share on the contract date subtracted by the allocated price per share on conversion.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

BENEFICIAL CONVERSION RIGHTS (Continued)

The market price of Host’s shares when Host committed to the initial Laurus contract was $5.05 per share and when Host amended the Laurus contract was $4.00 per share. Host recorded a beneficial conversion charge from the amendment to interest expense of $113,386 and $138,583 in fiscal 2005 and 2006 respectively. Additionally, in fiscal 2004, Host recorded beneficial conversion to debt discount of $1,154,072. This allocation to debt discount was amortized over the life of the loan specific to the monthly amount conversion criteria pursuant to the terms of the Laurus note, as the Laurus terms specify monthly conversions exercisable based on the average closing price of common shares for five (5) trading days prior to conversion to be greater than or equal to 110% of the fixed conversion price of $5.03 in order for conversion to be exercisable for the Term Note A and $5.83 for the Term Note B.  The closing price of Host common shares did not meet the initial conversion criteria until fiscal 2006, where the unamortized balance was fully recognized as interest expense. The conversion expense to interest for the amended portion of the Laurus note was recognized when principal was actually converted in those years as a result of the conversion terms as mentioned above in Term Note A and Term Note B as a variable to the stock price. Additionally, the Note was not convertible at inception as a registration statement was not effective.

The market price of Host’s shares when Host committed to the June 17, 2005 private placement was $3.14 per share and when we committed to the June 23, 2005 private placement was $3.02 per share. There were no warrants issued with respect to these private placements. Host recorded a beneficial conversion charge to interest expense in aggregate of $28,744 in fiscal 2006. There was no expense recorded to interest expense in fiscal 2005 relating to this beneficial conversion.

The beneficial conversion with respect to the Series B preferred shares that are convertible into common shares was recorded at the total value of the conversion. The series B stock is convertible for a period of five years from the issue date into shares of Host’s common stock according to the conversion ratio of 1.5 to 1 as set forth in the Amendment to Host’s Articles of Incorporation. The excess of the fair value of the common stock into which the series B stock is convertible over the purchase price at the date of sale of $400,000 is a beneficial conversion feature that is analogous to a dividend on the Series B stock. Therefore, it has been reflected as an increase to the accumulated deficit and additional paid-in capital and an increase in the net loss applicable to common stockholders during the fiscal year ended June 30, 2004. There were no warrants issued with respect to the issuance of the Series B preferred shares. Host recorded this beneficial conversion charge to preferred dividend in the aggregate of $400,000 in fiscal 2004. The market price of Host’s common shares when Host issued the Series B preferred shares was $3.50 per share.

REVENUE RECOGNITION

The Company derives its revenues from business dining management, the sale of unitized meals and electrical customer contracts for service work performed. We recognize revenue when persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collectibility is reasonably assured.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION (Continued)

Corporate Business Dining. Host recognizes business dining revenues at the time the cafeteria and catering services are performed. In addition, Host recognizes commissions on vending sales from third parties during the period in which the commissions are earned.

Unitized Meals. Most of Lindley’s unitized meals programs are awarded through a competitive bidding process for fixed priced contracts of various governmental agencies. Lindley recognizes revenues generated by these senior feeding and school breakfast and lunch programs when the meals are delivered daily to the various congregate feeding sites and schools, respectively.

Energy Management. Our energy management division recognizes revenues from contract installations on a percentage of completion basis and the installation of computerized products when the products are delivered and the installation is complete.

Host’s calculation of net revenues includes reductions for credit card discount fees and customer sales discounts on payments. Host recognize reductions for credit card discount fees from charges associated with credit card merchant service providers against our respective gross credit card sales, and recognize customer sales discounts on payments for select clients who pay on a timely basis on a 3/14 net discount. The net reductions is 0.2% or less than total revenue.

Contract installations with the RS Services, Inc. subsidiary specifically included construction contracts that extend beyond the fiscal reporting periods. These contracts are mainly for construction projects from the ‘ground up’. Host accounts for these projects on a percentage of completion basis, which is governed by SOP 81-1. As work in progress continues, the contracts specify for progress payments and the acceptance of the work from the buyer as delivered. The measurement of performance during the recognition process is calculated by the contract value of the total work to date. The contract billings require a set invoicing schedule either on a monthly and/or quarterly basis. Revenue is recognized based on the performance rendered at the measurement date. During the fiscal year ended 2006, and in accordance with SOP 81-1, Host has incurred costs and estimated earnings in excess of billings of $325,774 which is included in accounts receivable.

RESEARCH AND DEVELOPMENT

Research and development costs related to our energy management division are expensed when incurred. The amount charged to expense for the years ended June 30, 2006, June 30, 2005 and June 30, 2004 was $919,406, $93,087 and $101,880 respectively.

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the temporary differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount realizable. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets or liabilities.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NET LOSS PER COMMON SHARE

The Company presents “basic” earnings (loss) per share and, if applicable, “diluted” earnings per share pursuant to the provisions of SFAS No. 128, Earnings per Share. Basic earnings (loss) per share is calculated by dividing net income or loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities. Diluted earnings per common share are not presented as the effects of potentially dilutive convertible preferred stock, stock options and stock warrants are anti-dilutive.

The 2006 preferred stock dividend declared of $32,004 has been added to the net loss of $12,936,914 for the year ended June 30, 2006 to calculate the net loss applicable to common stockholders of $12,968,918 and the corresponding net loss per common share of $1.85. The 2005 preferred stock dividend declared of $32,000 has been added to the net loss of $9,663,155 for the year ended June 30, 2005 to calculate the net loss applicable to common stockholders of $9,695,155 and the corresponding net loss per common share of $2.22. The 2004 preferred stock charge of $400,000, which represents the recorded discount resulting from the allocation of proceeds from the sale of the beneficial conversion feature at the date of issuance, and the $28,800 preferred stock dividend declared have been added to the net loss of $12,860,893 for the year ended June 30, 2004 to calculate the net loss applicable to common stockholders of $13,289,693 and the corresponding net loss per common share of $3.56.

Convertible preferred shares subject to potential dilution totaled 266,667 for 2006, 2005 and 2004. Shares under stock purchase options totaled 1,171,978, 1,403,078 and 1,030,650 for 2006, 2005 and 2004 respectively. Shares under warrants totaled 2,414,779, 2,763,518 and 2,710,422 for 2006, 2005 and 2004 respectively.

COMPREHENSIVE LOSS

Comprehensive loss, which is reported on the accompanying consolidated statement of changes in stockholders’ equity as a component of accumulated other comprehensive income, consists of net loss and other gains and losses affecting stockholders’ equity that, under accounting principles generally accepted in the United States of America, are excluded from net loss. For the Company, comprehensive loss consisted of unrealized gains on the Company’s interest rate swap agreement, which was unwound by the Company in fiscal 2004.

SEGMENT INFORMATION

The Company’s primary operating segments are the management of corporate dining (Host), the preparation of unitized meals (Lindley) and energy management (RS Services).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

DERIVATIVES

The Company accounts for derivative values arising from the issuance of convertible debt and equity instruments with non-detachable conversion options and registration rights agreements pursuant to SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities and incorporating the consensus of EITF 00-19 and EITF 05-04. Such value is allocated with each respective derivative according to the method and manner prescribed within the above standard and consensus.

STOCK COMPENSATION PLANS

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which amends FASB Statement No. 123. The new standard requires the Company to expense employee stock options and other share-based payments over the service periods.  The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We have adopted the standard as required on July 1, 2005 utilizing the modified prospective transition method and recorded the effects for stock option awards granted to officers, directors and employees (collectively “employees”) in accordance with the provisions of SFAS 123(R), and related interpretations of the Emerging Issues Task Force (the “EITF”) of the Financial Accounting Standards Board (the “FASB”). The fair value of any options, warrants or similar equity instruments issued is estimated based on the Black-Scholes option-pricing model.

The Company recorded the cost of stock options in the June 30, 2006 fiscal year of $493,884. Had compensation cost for the Company’s stock option plans for June 30, 2005 and 2004 been determined in accordance with the fair value-based method prescribed under SFAS 123 and amortized over the vesting period, the Company’s net loss and net loss per share for the full year ended June 30, 2006, 2005 and 2004 would have approximated the pro forma amounts indicated below:

	2006	2005	2004
Net loss - as reported	$(12,936,914)	$(9,663,155)	$(12,860,893)
Add: Total stock-based employee compensation expense, included in reported net loss, net of taxes	493,884	-	-
Deduct: Total stock-based employee compensation determined under fair value based method for all awards, net of taxes	(493,884)	(87,827)	(1,621,961)
Pro forma net loss	(12,936,914)	(9,750,982)	(14,482,854)
Preferred stock dividends and charges for beneficial conversion in 2004	(32,004)	(32,000)	(428,800)

Pro forma net loss applicable to common Stockholders	$(12,968,918)	$(9,782,982)	$(14,911,654)
Net loss per common share, as reported	$(1.85)	$(2.22)	$(3.90)
Pro forma net loss per common share applicable to common stockholders	$(1.85)	$(2.24)	$(4.00)

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK COMPENSATION PLANS (Continued)

The fair value of stock options issued by the Company and all pro-forma disclosures have been determined using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% for 2006, 2005 and 2004; expected volatility range of 68% to 72% for 2006, 72% for 2005 and 77% for 2004; average risk-free interest rate range of 3.83% to 4.18% for 2006, 4.2% for 2005 and 4.4% for 2004; and expected option holding period of 10 years for 2006, 2005 and 2004.

ADVERTISING

The Company expenses advertising costs when incurred. Advertising costs incurred for the years ending June 30, 2006, 2005 and 2004 were $25,147, $18,229 and $24,905, respectively.

RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instrument”. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The effective date for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS 155 will have an impact on the Company’s overall results of operations of financial position.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

In March 2006, the FASB issued SFAS 156 Accounting for Servicing of Financial Assets. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specifically identified situations, requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, permits an entity to choose either of the Amortization method or the Fair value measurement method for each class of separately recognized servicing assets and servicing liabilities, at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value, and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. The effective date is as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS 156 will have an impact on the Company’s overall results of operations of financial position.

In June 2006, the FASB issued Summary of Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Interpretation No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not anticipate that the adoption of Interpretation No. 48 will have an impact on the Company’s overall results of operations of financial position.

In September 2006, the FASB issued SFAS 157 Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The effective date is for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect, if any, of SFAS 157 on its financial statements.

No other new accounting pronouncement issued or effective during the fiscal year has had or is expected to have a material impact on the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2 -	GOING CONCERN

The Company incurred net losses of $12,936,914, $9,663,155 and $12,860,893 for the years ended June 30, 2006, 2005 and 2004, respectively, and had an accumulated deficit of $41,679,375 as of June 30, 2006. The 2006 loss included charges of $4,185,392 related to the liquidation of the Laurus debt. The 2005 and 2004 losses included a full impairment of significantly all intangibles of $3,695,024 and $9,566,042 respectively. The Company had $3,960,592, $4,653,950 and $2,120,152 of cash that was used in operating activities during 2006, 2005 and 2004, respectively.

In addition, as described in Note 15, the Company is currently involved in significant litigation that can have an adverse effect on the Company’s operations. The Company has been subject to an SEC investigation and has been named defendant in numerous litigations, including shareholder lawsuits. If an adverse ruling with any or all of these legal matters occurs, the Company may be forced to either make material payments, restructure operations, sell off a significant portion of our assets or take other necessary and appropriate matters to ensure our ability to continue operations.

As discussed above, the Company has also suffered recurring losses from continuing operations, has negative cash flows from operations, has a stockholders’ deficiency at June 30, 2006 and is currently involved in significant litigations that can have an adverse effect on the Company’s operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company plans to improve cash flow through continued focus, deployment and promotion of its energy management segment and the underlying technology associated with our newly designed light controller. The Company also plans to continue its efforts to identify ways of reducing operating costs and to increase liquidity through additional equity financing. Moreover, the Company has entered into agreements with institutional investment firms that could provide additional equity financing. The completion of the equity funding and the operational initiatives are expected to improve the Company’s cash flow and to help foster the implementation of the Company’s current initiatives and business plan.

NOTE 3 -	ACQUISITIONS

GLOBALNET

On December 23, 2003, the Company issued 550,000 shares of Host’s common stock valued at $3,206,500 in exchange for all of the outstanding shares of GlobalNet plus net liabilities assumed of $1,641,316. In addition, the Company incurred direct acquisition costs of $243,331, for a total purchase price of $5,091,147. GlobalNet was purchased to form the Company’s energy management division. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the date of acquisition. The value of the 550,000 shares was determined as of December 2, 2003, the date the merger agreement was executed. The results of operations of GlobalNet have been included in the consolidated financial statements since the date of acquisition.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

GLOBALNET (Continued)

As a result of the acquisition of GlobalNet on December 23, 2003, Host is related to certain entities through common ownership. Specifically, former GlobalNet shareholders who are now shareholders in Host were principals in RS Services.

The purchase price of GlobalNet was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

Cash	$66,893
Accounts receivable	136,649
Other assets	11,718
Equipment	196,006
Goodwill	4,679,881
Total assets purchased	5,091,147
Less, liabilities assumed:
Current liabilities	1,342,453
Long-term debt	298,863
Total liabilities	1,641,316
Purchase price	$3,449,831

The $4,679,881 goodwill has been fully impaired at June 30, 2004. See Note 5 below. The Company believes the goodwill is not deductible for tax purposes.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

FOOD BROKERS

On October 29, 2004, Host closed on its Asset Purchase Agreement with FoodBrokers. Pursuant to the agreement, which was accounted for as a purchase, Host acquired certain assets constituting FoodBrokers’ food service business, including machinery and equipment in consideration for (i) a cash payment of $295,000, (ii) the issuance of a $655,000 promissory note bearing interest at 7.5% per year and maturing on November 1, 2008, and (iii) the issuance of $250,000 in shares of Host common stock. In addition, Host incurred direct acquisition costs of $32,056 for a total purchase price of $1,232,056. FoodBrokers was purchased to increase the unitized meals market share. At closing, FoodBrokers and its principals executed a six-year non-competition agreement pursuant to which each agreed not to compete, directly or indirectly, with Host in the food service business within the United States. The results of operations of FoodBrokers have been included in the consolidated financial statements since the date of acquisition.

Accordingly, the purchase price was allocated to assets acquired and liabilities assumed at their current fair value at the date of acquisition including goodwill, which has been fully impaired at year end fiscal 2005.

Equipment	$130,000
Goodwill	1,102,056
Purchase price	$1,232,056

The $1,102,056 goodwill has been fully impaired at June 30, 2005. The Company believes the goodwill is deductible for tax purposes.

RS SERVICES

On February 16, 2005, Host acquired RS Services, Inc. pursuant to the terms and conditions of the Agreement of Merger and Plan of Reorganization dated September 29, 2004. RS Services is an electrical contracting firm, which also has the initial capacity to assemble the Company’s future energy saving products in Duncan, Oklahoma. RS Services’ panel shop is U.L. recognized and assembles the Company’s specialized panels. Some of the factors Host considered in determining its decision to acquire RS Services were: RS had an established business in the electrical and energy management field with experience in the installation and servicing of energy savings products; RS had a U.L. approved panel shop and RS had a history of contract installations for national accounts. RS Services will continue to conduct its electrical installation and energy management business as a wholly-owned subsidiary of Host. The results of operations of RS Services have been included in the consolidated financial statements since the date of acquisition.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

RS SERVICES (Continued)

The aggregate purchase price of $2,351,623 consisted of $200,000 in cash, 431,777 shares of restricted common stock valued at $2,023,307 and direct acquisition costs of $128,316. The value of the 431,777 shares of restricted common stock was determined based on five consecutive trading days including two days prior to and two days after, September 29, 2004. In addition to the aforementioned Host common stock and cash consideration, Ronald Sparks, the former sole shareholder of RS Services, is eligible to earn additional cash and Host common stock based on the performance of Host’s energy management segment.

Mr. Sparks will receive an additional $200,000 in cash and $872,500 worth of Host’s restricted common stock if the energy management division generates a total of $20 million in sales for the 24-month period after the closing date of the merger. If $30 million in divisional sales are reached for the 30-month period after the closing date of the merger, another $200,000 in cash and $336,250 worth of Host’s restricted common stock will be issued to Mr. Sparks. If $40 million in divisional sales are reached in the 36-month period after the closing date of the merger, $536,250 worth of Host common stock will be issued to Mr. Sparks. If over $40 million division sales goal is reached for the 36-month period after the closing date of the merger, Host will issue to Mr. Sparks additional common stock based on a ratio of sales achieved with the numerator of the sales achieved and the denominator of $40 million in sales, as described in the merger agreement, multiplied by $536,250 worth of Host common stock. If the $40 million division sales goal is not reached for the 36-month period after the closing date of the merger, but division sales exceed $30 million, Host will issue to Mr. Sparks additional common stock based on a ratio of sales achieved, as described in the merger agreement. These “earn-out” periods expire three years from the closing date of the merger. Any such amounts earned will result in a charge to operations as compensation expense.

Concurrent with the closing of the merger, Host entered into an employment agreement with Mr. Sparks providing that Mr. Sparks will serve as the President of RS Services and receive an initial annual salary of $125,000, incentive stock options to purchase 18,000 shares of Host’s common stock and such other executive benefits as are afforded to similar officers of Host and its subsidiaries. The employment agreement is for a period of three years and provides Mr. Sparks with certain severance benefits in the event of his termination.

The Company has also entered into a Covenant Not to Compete with Mr. Sparks for a term of five years from the acquisition date.

The purchase price of RS Services was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date as follows:

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

RS SERVICES (Continued)

Cash	$49,663
Accounts receivable, net	407,401
Inventory	253,398
Other assets	70,214
Equipment	353,362
Non-compete	300,000
Goodwill	2,592,968
Total assets purchased	4,027,006

Less, liabilities assumed:
Current liabilities	524,022
Long-term debt	1,151,361
Total liabilities	1,675,383
Purchase price	$2,351,623

The $2,592,968 goodwill has been fully impaired as of June 30, 2005. The Company believes the goodwill is not deductible for tax purposes. (See Note 5.)

The following information reflects the unaudited pro forma results of operations of the Company for the years ended June 30, 2005 and 2004, assuming that the aforementioned acquisitions had occurred as of the beginning of 2004. These unaudited pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

	2005	2004
	(Pro Forma)	(Pro Forma)
Net revenues	$33,771,312	$30,657,376
Loss from continuing operations	(10,256,622)	(12,759,316)
Net loss	(10,256,622)	(13,103,497)
Loss applicable to common stockholders*	(10,288,622)	(13,532,297)
Loss per common share - basic and diluted	$(2.35)	$(3.63)

* Includes $32,000 and $28,800 of preferred stock dividends for the years ended June 30, 2005 and 2004 respectively, and $400,000 of beneficial conversion charge in June 30, 2004.

MERGER OF GLOBALNET INTO RS SERVICES

On April 7, 2005 a plan of merger was approved and adopted by GlobalNet Energy Investors and RS Services by resolution by the Board of Directors. The plan called for the merger of GlobalNet into RS Services, for which RS Services exists as the surviving corporation. The separate existence of GlobalNet ceased upon the effective date of the plan of merger. As both entities are wholly owned by Host, the merger had no effect on the Company’s consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4 -	DISCONTINUED OPERATIONS OF SELECTFORCE

On March 31, 2005, Host and Purchaser entered into a Share Purchase Agreement (“Agreement”) whereby Host sold to the Purchaser all of its shares in SelectForce, a wholly owned subsidiary of Host, which was its employment screening segment. Host decided to sell SelectForce in order to concentrate its resources on its food and energy management operations, to streamline its overall operation and to raise capital. The President of the Purchaser is a former director of Host and an officer of SelectForce.

Pursuant to the Agreement, the sales price of $2,070,000 was payable as follows: (i) $896,482 in cash at the closing; (ii) cancellation of $973,518 of obligations owed by Host to SelectForce; and (iii) the assumption of two of Host’s subordinated promissory notes in the principal amount of $200,000. The assets sold consisted primarily of cash, accounts receivable, property and equipment and other assets and the other liabilities assumed consisted of certain accounts payable and accrued liabilities. As a result of this transaction, Host incurred a loss on the sale of discontinued operations of $172,063, including transaction costs of $17,960.

The Agreement contains numerous representations, warranties and covenants by Host and the Purchaser, including a two-year covenant not to compete by Host and its officers and directors in the ownership, management, operation or control of an employment screening business.

Summarized operating data for the discontinued operations of SelectForce are outlined below:

	Fiscal Year 2005	Fiscal Year 2004
Net revenue	$1,590,149	$1,892,191
Income/(loss) before taxes	183,063	(333,181)
Income taxes	11,000	11,000
Income/(loss) from discontinued operations	$172,063	$(344,181)

Summarized balance sheet data of SelectForce as of March 31, 2005, the date of disposition, are outlined below:

March 31, 2005

Cash	$186,351
Accounts receivable	256,142
Other assets	978,733
Equipment	7,062
Intangible assets	920,680
Total assets	2,348,968

Accounts payable	97,733
Accrued expenses	27,132
Total liabilities	124,865
Net assets of discontinued operations	$2,224,103

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 -	GOODWILL

The changes in the carrying amount of goodwill for the year ended June 30, 2005 by business segment were as follows:

	Unitized Meals	Energy Management	Total
Balance, beginning of year	$-	$-	$-
Goodwill acquired during the year	1,102,056	2,592,968	3,695,024
Goodwill impairment loss	(1,102,056)	(2,592,968)	(3,695,024)
Balance, end of year	$-	$-	$-

The changes in the carrying amount of goodwill for the year ended June 30, 2004 by business segment were as follows:

	Unitized Meals	Energy Management	Screening Services	Total
Balance, beginning of year	$3,978,838	$-	$1,301,962	$5,280,800
Goodwill acquired during the year	-	4,679,881	-	4,679,881
Goodwill from discontinued operations	-	-	(1,301,962)	(1,301,962)
Goodwill impairment loss	(3,978,838)	(4,679,881)	-	(8,658,719)
Balance, end of year	$-	$-	$-	$-

As of June 30, 2004, Lindley and GlobalNet goodwill for the unitized meals and energy management divisions respectively were tested for impairment. Based on the results of these tests, management has determined that there has been a full impairment of goodwill for our unitized meals division of $3,978,838 and a full impairment of $4,679,881 for our energy management division. The separate carrying value of both our unitized meals division and energy management division was substantially higher than its fair value. As of June 30, 2005, RS Services and GlobalNet merged within our energy management division, with RS Services being the surviving corporation. However, the projections associated with the combined entity fell short of expectations. Likewise, in fiscal 2005 our unitized meals division, which includes the FoodBrokers acquisition, experienced a decline in the fair value of its net assets resulting from continued flat margins within a mature market of limited growth potential compared with management’s expectations upon acquisition. Accordingly, acquired goodwill was tested for and impaired at fiscal 2005 year end which resulted in an impairment loss of $1,102,056. Additionally, an impairment loss of $2,592,968 for the RS Services acquisition was recorded for the year ended June 30, 2005, also resulting from lower than anticipated growth.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 -	GOODWILL (Continued)

The RS Services acquisition initially was anticipated to produce the growth and profitability potential seen from the initial energy controllers and it was the marketing rights that provided the basis for the future income. Our initial estimations of revenue and cash flows were delayed as a result of setbacks relating to integrating the synergistic opportunities between GlobalNet and RS Services. However, our energy management division has incorporated and progressed into new technology and more efficient designs for our energy conservation systems. Therefore, support for the initial acquired technology based on estimated future cash flows was deemed impaired based on a discounted cash flow basis. The Selectforce goodwill was tested for impairment and was deemed to be partially impaired due to the future cash flows resulting from the sale price of the subsidiary. The impairment charge recorded in fiscal 2004 was $491,555, which is included in loss from discontinued operations.

NOTE 6 -	INTANGIBLE ASSETS

At June 30, 2006 and 2005, intangible assets consist of a noncompete agreement of $217,500 and $262,500, respectively, which is net of accumulated amortization of $82,500 and $37,500, respectively.

Future amortization expense for each of the fiscal years succeeding June 30, 2006 is as follows:

Year ending June 30,
2007	60,000
2008	60,000
2009	60,000
2010	37,500
$217,500

In 2004, a full impairment of our customer lists was required to substantiate the current fair value of the equity in the unitized meals division and the Company recorded an impairment charge of $507,617.

The patented technology acquired in 2004 was tested for impairment. With very limited cash flows, and no realistic projection, the patent was fully impaired and, accordingly, the Company recorded an impairment charge of $399,706.

Aggregate amortization of intangible assets for the years ended June 30, 2006, 2005 and 2004 totaled $45,000, $37,500 and $57,892 respectively.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 -	FINANCIAL INSTRUMENTS

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable.

•
Cash - The Company places its cash and temporary cash investments with high credit quality institutions. At times, balances may be in excess of the federal depository insurance limit. The Company has cash balances on deposit with banks at June 30, 2006 that exceed federal depository insurance limits by approximately $628,000.

•
Accounts receivable - Two major customers comprise approximately 9.2% and 7.2% of accounts receivable as of June 30, 2006, and two major customers comprise approximately 12.9% and 13.0% of accounts receivable as of June 30, 2005. Net revenues from individual customers which exceeded ten percent of total net revenues were 10% and 10.89% in fiscal 2006, 11.7%, 10.7% and 10.0% for fiscal 2005 and 14.9% and 10.5% for fiscal 2004. The Company reviews a customer’s credit history before extending credit and typically does not require collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Such losses have been within management’s expectations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards (SFAS) No. 107, Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The carrying amount of the Company’s financial instruments approximates their fair value as outlined below:

• Cash and cash equivalent, accounts receivable and accounts payable - The carrying amounts approximate their fair value because of the short maturity of those instruments.

•
Warrant liability - The warrants issued by the Company pursuant to the Laurus transaction, were classified as a liability on the Consolidated Balance Sheets up to January 2006 when the Company entered into the Release and Cancellation Agreement with Laurus. The estimated fair value of this liability was calculated using the Black Scholes model at each reporting date. The warrants were reclassified to stockholders’ equity in January 2006 as set forth in ETIF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 -	FINANCIAL INSTRUMENTS (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

• Long-term debt - The carrying amounts approximate their fair value as the interest rates on the debt approximate the Company’s current incremental borrowing rate.

• Unsecured debt - The carrying amounts approximate their fair value as the interest rates on the debt approximate the Company’s current incremental borrowing rate.

The Company’s financial instruments are held for other than trading purposes.

NOTE 8 -	EQUIPMENT AND IMPROVEMENTS

A summary of equipment and improvements as of June 30, 2006 and 2005 is as follows:

	2006	2005
Equipment and fixtures	$2,136,800	$2,160,364
Vehicles	1,364,739	1,241,124
Leasehold improvements	365,122	456,162
	3,866,661	3,857,650
Less: accumulated depreciation and amortization	2,514,881	2,067,849
	$1,351,780	$1,789,801

Equipment and improvements include amounts acquired under capital leases of $284,246 and $302,940 with related accumulated depreciation of $157,158 and $144,390 as of June 30, 2006 and 2005, respectively.

Depreciation and amortization expense for equipment and improvements included in continuing operations for the years ended June 30, 2006, 2005 and 2004 totaled $706,131, $541,386 and $449,930 respectively.

NOTE 9 -	ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30, 2006	June 30, 2005
Payroll and related costs	$411,557	$502,016
Legal settlements and legal fees	2,170,445	977,454
Other	600,910	757,293
Total Accrued Expenses	$3,182,912	$2,236,763

NOTE 10 -	DEMAND NOTE PAYABLE

RS Services has a revolving line of credit with a bank which provides for borrowings up to a maximum on $500,000 and a maturity of less than one year. Interest is calculated based on a variable rate index equal to the Wall Street Journal prime rate daily plus 1% per annum (9.25% at June 30, 2006). The note is collateralized by certain assets of RS and has an outstanding balance of $378,646 at June 30, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT

	Long-term debt consists of the following as of June 30:
		2006	2005

Laurus Funds notes, net of unamortized debt discount of $1,721,498 at June 30, 2005. Fixed price convertible note “A” for $4,000,000, with a stated interest rate of prime plus 1%, with a maturity date of June 2007. Fixed price convertible note “B” for $4,000,000, for which, at June 30, 2005, $1,630,000 has been placed in a restricted cash account, bearing interest equal to the interest received by the Company in the restricted cash account (net interest expense to the Company of Nil). Amounts released from restricted cash beared the interest rate for Note “A.” These notes were secured by substantially all of the Company’s assets. In fiscal 2006 these notes were converted into common stock.
		-	$5,807,566

	Various vehicle notes payable at stated interest rates ranging from 6.5% to 13%, maturing through fiscal 2011. The notes are collateralized by the related vehicles.	720,350	810,882

	FoodBrokers, balance from the issuance of a $655,000 promissory note bearing an interest rate of 7.5% per year and maturing in November 2008 as per the asset purchase agreement (see Note 3). There is a $250,000 escrow held by an escrow agent as security for payment of the note.	427,654	450,000

	Note payable Burton Sack, balance from the issuance of a $371,230 promissory note bearing an interest rate of 8.5% per year and maturing in December 2007.	293,891	-

	Notes payable shareholder. There are two outstanding promissory notes to a major shareholder. These notes, which bear interest at 15%, mature in fiscal 2006 and fiscal 2007.	21,001	67,182

	Various capital leases payable at stated interest rates ranging from 8.0% to 18.0%, maturing through fiscal 2008. The capital leases are collateralized by the related equipment.	42,081	73,245
	Total, net of debt discount of $1,721,498 at June 30, 2005	1,504,977	7,208,875
	Less: current portion	449,029	2,077,296
		$1,055,948	$5,131,579

Aggregate amount of maturities of long-term debt at June 30, 2006 are as follows:

Year ending June 30,
2007	$449,029
2008	317,672
2009	594,221
2010	127,405
2011	16,650
$1,504,977

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT (Continued)

Interest expense associated with the long term debt was $282,179, $611,939 and $152,801 for the fiscal years ended 2006, 2005 and 2004 respectively.

On June 23, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”). The Company issued Laurus a secured convertible term note “A” (the “Note A”) due June 23, 2007 in the principal amount of $4,000,000. The Company also issued Laurus a secured convertible term note “B” (the “Note B”) due June 23, 2007 in the amount of $4,000,000, the proceeds of which had been placed in a restricted cash account under the dominion of Laurus. Initially, the restricted cash was to be released in an amount up to 50% of gross revenues to be earned from a customer upon delivery of customer contracts/purchase orders satisfactory to Laurus, subject to an effective registration statement as defined. Cash that had been released to the Company in fiscal 2006 amounted to $1,630,000. Note A bore interest at the prime rate as defined, plus 1%, which was subject to reduction if the market price of the Company’s common stock exceeded certain designated thresholds. Note A also provided for monthly principal amortization, commencing on January 1, 2005, of $129,032, plus accrued interest, per month, with the balance payable on the maturity date. Note B bore interest at a net rate of 1% between the borrowing cost and the restricted cash. Both notes were for a term of three years and were collateralized by a first lien security interest on all of the assets of the Company, including the restricted cash collateral account described above.

In connection with the initial agreement, the Company also issued a ten-year common stock purchase warrant, entitling Laurus to purchase 300,000 and 150,000 shares of common stock at $5.98 and $6.23 per share, respectively. The Company recorded in fiscal 2005 an aggregate discount of $2,606,107 (as adjusted as described below) for the fair value of the 450,000 warrants issued determined by using the Black-Scholes pricing model and to record the beneficial conversion feature associated with the notes. This discount was being amortized over the period of the related debt using the straight-line method. Amortization of the discount began in June 2004.

Since the fair value of the common stock that Laurus could have received on conversion at the date of the initial agreement exceeded the amount paid by Laurus after the allocation of a portion of the proceeds to the warrants, the company recorded a beneficial conversion charge up to the proceeds received in the amount of $1,154,072, which was recorded as debt discount in June 2004.

In connection with the Laurus transaction, the Company paid fees of 10% of the total gross proceeds as follows: Laurus received $280,000 (3.5% of the total gross proceeds) and H.C. Wainwright & Co., Inc. (“HCW”), the placement agent, received $520,000 (6.5% of the total gross proceeds). In addition, HCW received warrants to purchase 197,516 shares of the Company’s common stock at a weighted average exercise price of $5.43 per share that were exercised in July 2005. The Company determined the fair value of these warrants by using the Black-Scholes pricing model. The Company included the fair value of these warrants in deferred financing costs.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT (Continued)

On February 15, 2005, Host entered into an amendment of the securities purchase agreement dated June 23, 2004 and amending certain terms of note A and note B and certain related loan documents. Pursuant to the amendment, note A was amended to provide that the initial fixed conversion price remained at $5.03 per share, provided, however, that the first $1,000,000 aggregate principal amount of note A and/or note B, collectively, converted into shares of common stock on or after February 15, 2005 would be converted at a fixed conversion price of $3.50 per share. In addition, scheduled principal payments under note A were deferred until May 1, 2005. The amendment also modified applicable provisions of certain related loan documents to be consistent with the modification to the fixed conversion price described above. Host recorded a beneficial conversion charge to interest expense and an increase in additional paid in capital of $138,583 and $113,386 in 2006 and 2005, respectively, for the intrinsic value of the beneficial conversion feature of the amendment to the Laurus debt. In addition, pursuant to the amendment, Host also issued to Laurus an additional warrant for 25,000 shares of our common stock that was exercisable through June 23, 2014 at $5.98 per share. Accordingly, Host recorded as expense the fair value of the warrant of $77,000, determined by using the Black-Scholes pricing model.

In July 2005, Laurus exercised the right to convert their notes into 1,502,885 shares of Host common stock at conversion prices of $3.50, $5.03 and $5.48 per share and exercised a total of 303,038 warrants at $5.98 per share. As a result, all obligations to Laurus have been terminated, and all of the restricted cash has been released in fiscal 2006. Liabilities of approximately $7.8 million net of debt discount were converted into equity and the Company received approximately $1.8 million from the exercise of the warrants. Accordingly, the debt discount of $1,721,498 and deferred financing costs of $1,000,551 were charged to expense in July 2005.

On January 11, 2006, Host signed a Release and Cancellation Agreement with Laurus Master Funds, Ltd. The agreement provides that in consideration for the issuance of 20,000 shares of our common stock, Laurus consents to the cancellation of a warrant to purchase 25,000 shares of our common stock issued in February 2005 and agrees to release all security interests and liens that the Company and its subsidiaries previously granted to Laurus in connection with prior financing agreements between the parties. The agreement also gives Laurus piggyback registration rights with respect to the 20,000 shares described above and with respect to 146,962 additional shares underlying a warrant currently held by Laurus (see Note 13).

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT (Continued)

On December 9, 2005, pursuant to a sale and assignment agreement, Host acquired all of Burton M. Sack’s right, title and interest to a $550,000 loan Mr. Sack had previously made to K.W.M. on May 9, 2003. The loan was secured by a first security interest in certain technology purportedly owned by K.W.M. pertaining to an energy saving light controller and certain other assets. We acquired the interests in the loan from Mr. Sack to secure ownership of the energy saving light controller technology previously marketed by our RS Services subsidiary.

K.W.M. subsequently defaulted on the loan and Mr. Sack filed an action against K.W.M. and two guarantors of the loan, Charlie Stevenson and Scott Feldhacker, who are former employees of RS Services, Inc.

Under the terms of the sale agreement, we paid Mr. Sack the total principal and interest amount of $771,230, $400,000 of which was paid in cash at the closing and the remainder of which was paid by a promissory note in the principal amount of $371,230. The note currently bears interest at a rate of 8.5%, which interest rate is subject to increases in an amount equal to the amount which the Prime Rate, as reported in the Money Rate Section of the Wall Street Journal, exceeds 8.5%. The note is repayable in equal monthly installments of principal of $15,467 and each such payment is to be accompanied by a payment of interest in arrears at the prevailing rate thereon. The note is due and payable in full on December 15, 2007.

On May 30, 2006, a Federal District Court in Utah, by judgment, determined that a third party, Coastline Financial was in fact superior to the rights purchased by Host from Mr. Sack. Host has argued that the existence of this prior claim violates representations and warranties made by Mr. Sack in the documentation by which Host has bought its position. As a result of these violations, Host ceased payments in June 2006 under this note and advised Mr. Sack that it reserves its rights to demand recovery of amounts paid to Mr. Sack.

Mr. Sack is the stepfather of Peter Sarmanian, our current director. Mr. Sarmanian did not participate in any discussion or deliberations regarding the sale agreement nor did he participate in the vote by our board approving the sale agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 -	UNSECURED DEBT

	Unsecured debt consists of the following as of June 30:
	2006	2005

Unsecured debt due January 31, 2008, net of unamortized debt discount of $130,200 and $217,000, respectively. On November 1, 2002, the Company commenced a private placement offering of $1,500,000 or sixty units at $25,000 per unit. Each unit consisted of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and a warrant to purchase 7,080 shares of common stock at an exercise price of $2.00 per share, exercisable from December 31, 2003 until January 31, 2008. Interest began to accrue on January 1, 2003 and is payable semi-annually on June 30 and December 31. The principal balance of the notes payable to officers, directors, and other affiliated persons totaled $575,000 at June 30, 2006 and 2005. The Company sold a total of 59 units and received gross proceeds of $1,475,000 from the offering and it issued warrants to purchase 417,720 shares. The Company paid $122,500 to the Selling Agent for commissions in connection with the 49 units that were sold by the Selling Agent. The fair value of the warrants of $434,000 has been recorded as debt discount, resulting in a reduction in the carrying value of the related debt. The debt discount is being amortized on a straight-line basis over the period of the related debt at an annual amount of $86,800. At June 30, 2005 the debt was subordinated to the Laurus debt.
	$ 1,144,800	$ 1,058,000

Unsecured debt due January 31, 2009, net of unamortized debt discount of $416,663 and $576,588, respectively. On January 8, 2004, the Company commenced a private placement offering of $2,000,000 or eighty units at $25,000 per unit. Each unit consisted of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and warrants to purchase 7,500 shares of common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 until January 31, 2009. Interest began to accrue from the date of issuance, payable semi-annually on June 30 and December 31. Unsecured notes payable to directors and other affiliated persons totaled $175,000 at June 30, 2006 and 2005. The Company sold a total of 80 units and received gross proceeds of $2,000,000 from the offering and issued warrants to purchase 600,000 shares. The fair value of the warrants of $803,467 has been recorded as debt discount, resulting in a reduction in the carrying value of the related debt. The debt discount is being amortized on a straight-line basis over the period of the related debt at an annual amount of $159,924. At June 30, 2005 the debt was subordinated to the Laurus debt.
	1,583,337	1,423,412

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 -	UNSECURED DEBT (Continued)

Unsecured debt due January 19, 2007. On January 15, 2005, Host issued and sold one unit in a private placement to a current member of its Board of Directors. The unit consists of 24,390 shares of its common stock sold at $4.10 per share, the approximate fair value, or $100,000 and one 7.5% unsecured convertible promissory note sold at the gross face amount of $100,000. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of Host’s common stock at anytime after January 19, 2006 at $4.10 per share. The promissory note is due and payable on January 19, 2007. The offer and sale was made by Host’s officers and directors and no commission or other remuneration was paid in connection with the private placement. At June 30, 2005 the debt was subordinated to the Laurus debt.
		$ 100,000	$ 100,000

Unsecured debt due June 7 and June 16, 2007. On June 7, 2005, Host issued and sold two units in a private placement to two current members of its Board of Directors. The first unit consists of 37,037 shares of its common stock sold at $2.70 per share, the approximate fair value, or $100,000 and one 8.5% unsecured convertible promissory note sold at the gross face amount of $100,000. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of Host’s common stock at anytime after June 16, 2006 at $2.70 per share. The promissory note is due and payable on June 7, 2007. The offer and sale was made by Host’s officers and directors and no commission or other remuneration was paid in connection with the private placement. The second unit consists of 21,098 shares of its common stock sold at $2.37 per share, the approximate fair value of the shares, or $50,000 and one 8.5% unsecured convertible promissory note sold at the face amount of $50,000. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of Host’s common stock at anytime after June 21, 2006 at $2.37 per share. The promissory note is due and payable on June 21, 2007. The offer and sale was made by Host’s officers and directors and no commission or other remuneration was paid in connection with the private placement. Host recorded debt discount of $28,744 on this note in 2006. At June 30, 2005 the debt was subordinated to the Laurus debt.
		150,000	121,256
	Total, net of unamortized debt discount of $546,863 and $822,332 respectively.	2,978,137	2,702,668
	Less: Current Portion	250,000	-
		$2,728,137	$2,702,668

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 -	UNSECURED DEBT (Continued)

Interest expense, including amortization of debt discount associated with the unsecured debt was $604,718, $572,031 and $388,362 for the fiscal years ended 2006, 2005 and 2004 respectively.

Aggregate amount of maturities of the unsecured debt before debt discount for each of the three fiscal years succeeding June 30, 2006 are as follows:

Year ending June 30,
2007	$250,000
2008	1,275,000
2009	2,000,000
$3,525,000

NOTE 13 -	STOCKHOLDERS’ EQUITY

STOCK OPTIONS

On March 10, 2005, the Company adopted the 2005 Stock Option Plan reserving 500,000 shares of the Company’s common stock for issuance pursuant to options at an exercise price equal to the market value at the date of grant.

The Company granted 276,500 stock options during fiscal 2006 with an exercise price ranging from $2.87 to $3.15 per share. All of the granted stock options were issued to employees with vesting dates immediate or not exceeding 2 years. All stock options granted have a 10 year exercise period. Host recorded a charge to expense of $493,884 in 2006 in accordance with SFAS 123R based upon the fair value of these options. Additionally, the Company recorded an aggregate forfeiture of 426,022 from all stock option plans as actual terminations according to the plan policy.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

STOCK OPTIONS (Continued)

A summary of the status of the Company’s stock options and changes during each year is presented below. In all instances, the exercise price of the options equals the market price of the stock on the grant date:

The following table summarizes information about the stock options outstanding and exercisable at June 30, 2006:

	June 30, 2006			June 30, 2005			June 30, 2004
	Outstanding	Price	Weighted	Outstanding	Price	Weighted	Outstanding	Price	Weighted
			Average			Average			Average
			Exercise			Exercise			Exercise
			Price			Price			Price
Outstanding at beginning of year	1,403,078	$1.39-7.40	$4.19	1,030,650	$2.00-7.40	$4.42	700,850	$2.00-5.00	$2.54
Granted	276,500	$2.87-3.15	2.91	388,678	$1.39-4.04	3.49	407,550	5.82-7.40	7.22
Exercised	(20,000)	$2.00-2.69	2.34	(16,250)	$2.00-2.69	2.15	(77,750)	2.00-2.69	2.15
Forfeited	(487,600)	$2.00-7.40	4.66	-	-	-	-	-	-
Outstanding at end of year	1,171,978	$1.39-7.40	$3.47	1,403,078	$1.39-7.40	$4.19	1,030,650	$2.00-7.40	$4.42
Exercisable at end of year	1,148,145	$1.39-7.40	$3.44	1,386,578	$1.39-7.40	$4.15	1,008,150	$2.00-7.40	$4.35
Weighted average fair value of options issued during the year	$2.23			$4.25			$5.79

	Outstanding:			Exercisable:
Range of	Number	Weighted Avg.	Weighted	Exercisable	Weighted Avg.	Weighted
Exercise	Outstanding	Remaining	Avg. Exercise	at June 30,	Remaining	Avg. Exercise
Prices	at 6/30/06	Contractual Life	Price	2006	Contractual Life	Price
$1.39	175,000	9.00 years	$1.39	175,000	9.00 years	$1.39

$2.00 to $2.87	490,600	6.38 years	$2.51	490,600	6.38 years	$2.51

$3.04 to $3.92	234,978	8.74 years	$3.72	221,645	9.22 years	$3.76

$4.00 to $5.00	81,250	4.55 years	$4.16	81,250	4.55 years	$4.16

$5.82	2,400	7.35 years	$5.82	2,400	7.35 years	$5.82

$7.05 to $7.40	187,750	7.75 years	$7.29	177,250	8.21 years	$7.29
	1,171,978			1,148,145

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

STOCK OPTIONS (Continued)

The total intrinsic value of options exercised during the years ended June 30, 2006, 2005 and 2004 was $46,813, $34,906 and $ 167,175 respectively. The total fair value of shares vested during the years ended June 30, 2006, 2005 and 2004 were $493,884, $87,827 and $1,692,961 respectively. The aggregate intrinsic value of options outstanding and options currently exercisable at June 30, 2006 was $4,072,576 and $3,952,326 respectively.

A summary of the status of the Company’s non-vested shares as of June 30, 2006 and changes during the year ended June 30, 2006 is presented below:

		Weighted
		Average Grant
Non Vested Shares:	Shares	Date Fair Value

Non vested at July 1, 2005	16,500	$4.13
Granted	40,000	2.44
Vested	(32,667)	2.75

Non Vested at June 30, 2006	23,833	$2.32

All stock options are granted at fair market value of the common stock at the grant date. As of June 30 2006, there was $75,925 of total unrecognized compensation cost related to non-vested share based compensation arraignments granted under the plans. The cost is expected to be recognized over a weighted average period of approximately 1.5 years.

On March 10, 2005, the Company adopted the 2005 Stock Option Plan (the “2005 Plan”), which was subsequently approved by the shareholders at the 2005 Annual Meeting. The purpose of the 2005 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or any subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership.

The maximum number of shares of common stock with respect to which awards may be presently granted pursuant to the 2005 Plan is 500,000 shares. Shares issuable under the 2005 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company. As of June 30, 2006 the Company issued 500,000 shares under the 2005 Plan.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

PREFERRED STOCK

Prior to fiscal 2003, the Company had issued 700,000 shares of series A preferred stock to certain officers and directors of the Company. Each share of series A preferred stock was automatically convertible, at no additional cost to the holder into one share of common stock. The Company converted the 700,000 shares of series A preferred stock into 700,000 shares of its common stock in fiscal 2004.

In fiscal 2004, the Board of Directors of Host authorized and approved the designation, issuance and sale of 266,667 shares of series B convertible preferred stock (the “series B stock”). Host privately offered and sold 266,667 shares of the series B stock to an individual investor for a gross aggregate purchase price of $400,000, or $1.50 per share.

The series B stock has various preferences and conversion rights, including the right to receive a cumulative dividend at the rate of 8% per share per annum, payable semi-annually on or before the last day of Host’s fiscal quarters ending December 31 and June 30. Accordingly, the Company recorded a $32,004 dividend liability in accrued expenses and other which has been reflected as an increase to the accumulated deficit during the fiscal year ended June 30, 2006 for an aggregate liability of $92,804. Furthermore, the series B stock is convertible for a period of five years from the issue date into shares of Host’s common stock according to the conversion ratio set forth in the Articles of Amendment to the Articles of Incorporation of Host, which were filed with the Colorado Secretary of State on August 11, 2003. The conversion price will initially be equal to the purchase price as defined, subject to anti-dilution provisions. Except as required by law, the series B stock will vote together with the common stock. Each series B share shall have a right to that number of votes equal to the number of shares of common stock issuable, upon conversion of such stock.

The excess of the fair value of the common stock into which the series B stock is convertible over the purchase price at the date of sale of $400,000 is a beneficial conversion feature that is analogous to a dividend on the series B stock. Therefore, it has been reflected as an increase to the accumulated deficit and additional paid-in capital and an increase in the net loss applicable to common stock during the fiscal year ended June 30, 2004.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK

During fiscal 2004, Host privately placed 500,000 shares of common stock at $5.00 per share with twenty-four accredited investors. The shares were offered and sold on a best efforts basis by officers and directors of Host and by a licensed NASD broker-dealer (“Selling Agent”). Host paid the Selling Agent a commission of 10% of the gross proceeds from the shares sold. In addition, for every ten shares of common stock sold, the Selling Agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of five years. A registered representative of the Selling Agent is a major shareholder of Host. Officers and directors of Host also offered and sold shares but no commissions or other remuneration were paid to these individuals.

The Company received gross proceeds of $2,500,000 from the offering, which closed on December 19, 2003. The Company paid $242,500 to the Selling Agent for commissions in connection with this offering. The Company also incurred other expenses in connection with this offering of $42,283. In connection with the number of shares it sold, the Selling Agent also received warrants to purchase 48,500 shares of common stock at an exercise price of $5.50 per share which expire on October 1, 2008.

In fiscal 2004 the Company issued 5,157 shares of common stock with a value of $11,396 in connection with the 401K plan’s employee stock match provision. The required company share match is determined based upon a formula.

The Company issued 20,000, 16,250 and 77,750 shares of common stock for options exercised during the fiscal years ended June 30, 2006, 2005 and 2004, respectively. During fiscal years ended June 30, 2006, 2005 and 2004, the Company received $46,813, $34,906 and $167,175 respectively, in gross proceeds from these options, which were exercised at various prices ranging from $2.00 to $2.69 per share.

In fiscal 2005, in accordance with the terms of its Securities Purchase Agreement, Laurus Master Fund, Ltd., exercised its right to convert both principal and interest payable by the Company into shares of Host’s common stock. Accordingly, Host issued 10,000 shares of its common stock at the initial “Fixed Conversion Price” of $5.03 per share in payment of $30,000 of principal and $20,300 of accrued interest on the Laurus Note A (see Note 11). Host also issued 34,325 shares of its common stock at a mutually agreed upon one-time conversion price of $3.40 per share in payment of $99,032 of principal and $17,673 of accrued interest on the Laurus Note A. In addition, in accordance with the terms of Amendment No. 1 and Consent to its Securities Purchase Agreement, Host issued 125,206 shares of its common stock at $3.50 per share in payment of $341,904 of principal, and $96,317 of accrued interest.

On January 19, 2005, Host sold 24,390 shares of its common stock with a gross fair value of $100,000 and a 7.5% per annum, unsecured, subordinated convertible promissory note with a face amount of $100,000 to Mr. C. Michael Horton, a current director through a private placement. Mr. Horton purchased the unit for $200,000. Beginning January 19, 2006 through January 29, 2007, Mr. Horton will have the option of having Host pay off the $100,000 unsecured convertible promissory note in cash or by issuing an additional 24,390 shares of common stock.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK (Continued)

On June 17, 2005, Host sold 37,037 shares of its common stock with a gross fair value of $100,000 and an 8.5% per annum, unsecured, subordinated convertible promissory note with a face amount of $100,000 to Mr. Patrick Healy, a current director through a private placement. Mr. Healy purchased the unit for $200,000. The note is due and payable on June 16, 2007 and is convertible after one year, in whole or in part, into shares of common stock at $2.70 per share.

On June 23, 2005, Host sold 21,098 shares of its common stock with a gross fair value of $50,000 and an 8.5% per annum, unsecured, subordinated convertible promissory note with a face amount of $50,000 to Mr. Horton, through a private placement. Mr. Horton purchased the unit for $100,000. The note is due and payable on June 22, 2007 or convertible after June 22, 2006 in whole or in part, into shares of common stock at $2.37 per share.

The discount value of the shares of common stock issued to two directors was based on variables associated with the higher than normal risk associated with Host’s common stock due to the declining market price of Host’s shares, the risks of going concern and the restricted nature of the shares associated with the registration and the timing of liquidity under Rule 144. The price of the shares issued on January 19, 2005 was $3.86, the price of the shares issued on June 17, 2005 was $3.14, and the price of the shares issued on June 23, 2005 was $3.02. The notes issued on June 17, 2005 and June 23, 2005 were convertible below the market value and had a beneficial conversion feature which was recorded at fair value pursuant to the consensus for EITF Issue No. 98-5.

In July 2005, Laurus exercised their right to convert their notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million net of debt discount were converted into equity and Host received approximately $1.8 million from the exercise of the warrants. A non-cash charge of approximately $2.7 million has been recorded in the first quarter of fiscal 2006 associated with the write off of the unamortized debt discount and deferred financing charges.

On January 11, 2006, Host America signed a Release and Cancellation Agreement with Laurus Master Funds, Ltd.  The agreement provides that in consideration for the issuance of 20,000 shares of our common stock, Laurus consents to the cancellation of a warrant to purchase 25,000 shares of our common stock issued in February 2005 and agrees to release all security interests and liens which Host and its subsidiaries previously granted to Laurus in connection with prior financing agreements between the parties. The agreement also gives Laurus piggyback registration rights with respect to the 20,000 shares described above and with respect to 146,962 additional shares underlying a warrant currently held by Laurus.

On February 17, 2006 and May 10, 2006, Host closed a private placement of 440,000 and 100,000 shares of common stock and 132,000 and 30,000 common stock purchase warrants respectively, to a limited number of accredited investors.  The securities were sold at a price of $1.25 per share for aggregate proceeds of $675,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and a 7% commission was paid to a Broker in connection with the transaction.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK (Continued)

On March 16, 2006, Host issued 175,000 shares of restricted common stock in partial consideration for the settlement of the Sherwins’ lawsuit (see Note 15). The shares of common stock that were issued in the settlement of the Sherwin litigation were based on Host’s share market price on the settlement date. Common shares issued for convertible debt were recorded based on the contract price of conversion. Options issued in exchange for services are priced based on the Black Scholes method and recorded as an expense to the related service.

On March 22, 2006, Host issued 62,500 shares of common stock to FoodBrokers in accordance with the terms of the October 29, 2004 Asset Purchase Agreement.

WARRANTS

	June 30, 2006			June 30, 2005			June 30, 2004
	Outstanding	Price	Weighted	Outstanding	Price	Weighted	Outstanding	Price	Weighted
			Average			Average			Average
			Exercise			Exercise			Exercise
			Price			Price			Price
Outstanding at beginning of year	2,763,518	$2.00-10.00	$6.37	2,710,422	$2.00-10.00	$6.17	1,600,412	$2.00-5.50	$4.59
Granted	162,000	$1.75	1.75	222,516	$5.49	5.49	1,156,250	5.50-10.00	8.28
Exercised	(485,739)	$5.43-6.23	5.77	(169,420)	$2.00	2.00	(46,240)	2.00-5.50	3.89
Forfeited/cancelled	(25,000)	$5.98	5.98
Outstanding at end of year	2,414,779	$1.75-10.00	$6.19	2,763,518	$2.00-10.00	$6.37	2,710,422	$2.00-10.00	$6.17

In fiscal 2004, the Company issued 48,500 warrants to the Selling Agent in connection with the private placement of common stock. The warrants are exercisable for a period of five years, at an exercise price of $5.50 per share, unless extended. These warrants were recorded at fair value as issuance costs of $281,140 as determined by the Black-Scholes method and included as valuation assumptions the market value of the CAFE stock of $5.05, aggregate volatility rate of 71.31% and the average risk free interest rate of 3.97% and an expected dividend yield of $0.

The Company issued 600,000 warrants in connection with the 2004 private placement of subordinated debt and 57,750 warrants to the selling agent in connection with this private placement. These warrants are exercisable until January 31, 2009, at an exercise price of $10.00 per share, unless extended. The fair value of $803,467 allocated to the 600,000 warrants issued in connection to the 2004 private placement was determined by the Black-Scholes method including the market value of the CAFE stock, aggregate volatility rate and the average risk free interest rate measured at issue date, and recorded as additional paid in capital and amortizable debt discount. The fair value of $129,262 allocated to the 57,750 warrants to the Selling Agent was recorded as issuance costs and determined by the Black-Scholes method, and included as valuation assumptions the market value of the CAFE stock of $5.04, aggregate volatility rate of 71.0% and the average risk free interest rate of 3.85% and an expected dividend yield of $0.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

WARRANTS (Continued)

On June 25, 2004, the Company issued 450,000 warrants in connection with its financing with Laurus Master Funds, Ltd. These warrants are exercisable for a period of ten years, at exercise prices of $5.98 and $6.23 for 300,000 and 150,000 warrants, respectively, and recorded as a liability and amortizable debt discount. Concurrently with the Laurus transaction, the Company issued 197,516 five year warrants at a weighted average exercise price of $5.43 to the Selling Agent and recorded the fair value of $600,000 as debt issuance deferred financing costs, amortizable over the life of the Laurus debt. Fair value was determined by the Black-Scholes method included as valuation assumptions the market value of the CAFE stock of $5.05, aggregate volatility rate of 72.0% and the average risk free interest rate of 4.73% and an expected dividend yield of $0.

The Company issued 46,240 shares of common stock in connection with the exercise of non-publicly traded warrants during the fiscal year ended June 30, 2004. The Company received $180,011 in gross proceeds from the exercise of these warrants, which were exercised at $2.00 and $5.50 per share.

In fiscal 2005, in accordance with the terms of Amendment No. 1 and Consent to its Securities Purchase Agreement with Laurus Master Fund, Ltd., Host issued Laurus warrants to purchase 25,000 shares of its common stock exercisable through June 23, 2014 at $5.98 per share, which were subsequently cancelled (see below).

In fiscal 2005, the Company issued 169,420 shares of common stock for private placement warrants exercised. The Company received $338,840 in gross proceeds from the exercise of these warrants, which were exercised at $2.00 per share.

During the first quarter of fiscal 2006, Laurus exercised 303,038 warrants at an exercise price of $5.98 per share and H.C. Wainwright & Co., the placement agency that assisted the Company in the Laurus financing, and three of its principals, exercised 182,701 warrants in a cashless exercise that resulted in the net issuance of 76,597 common shares at an exercise price of $5.43 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

WARRANTS (Continued)

During fiscal 2005 and 2004 no warrants were cancelled nor expired.

The following table summarizes information about the warrants outstanding at June 30, 2006:

Range of Exercise Prices	Number Outstanding at 6/30/06	Weighted Avg. Exercise Price
$1.75 to $2.00	389,060	$1.90

$5.43 to $5.98	1,221,007	$5.50

$6.23	146,962	$6.23

$10.00	657,750	$10.00
	2,414,779

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

REGISTRATION RIGHTS

The shares of common stock issuable by the Company to Laurus Master Funds upon a conversion of common shares from the convertible notes and the election to exercise all or a portion of the warrants was not registered under the Securities Act of 1933. To provide for the registration of such underlying shares, the Company and Laurus entered into a registration rights agreement, dated June 23, 2004, requiring the Company to prepare and file a registration statement covering the conversion to shares of common stock. The registration statement was filed on August 12, 2004. The registration rights agreement further required the Company to use its best efforts to cause such registration statement to remain effective throughout the term of the notes.

The registration rights agreement also contained liquidated damages provision which calls for Laurus to receive from the Company a 2% liquidated damages charge for each 30 day period that the registration statement is not effective. This amount was to be calculated daily from the original aggregate principle of the notes. Laurus was entitled to receive the aforementioned damages until such time as the registration statement had been declared effective. The Company has not incurred costs associated with any damages, and as Laurus exercised their rights to convert in July 2005 and had signed a Release and Cancellation Agreement in January 2006, the Registration Rights Agreement has been cancelled.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14 -	INCOME TAXES

The provision for income taxes for continuing operations consists of current state income taxes of approximately $60,000, $39,000 and $25,000 for the years ended June 30, 2006, 2005 and 2004, respectively, and the recognition of the prior year valuation allowance of $30,000 in fiscal 2004.

As of June 30, 2006, the Company has federal net operating loss carryforwards of approximately $16,355,000, and state operating loss carryforwards of approximately $10,479,000 expiring through fiscal 2026.

Expected tax expense based on the federal statutory rate is reconciled with the actual expense for the years ended June 30, 2006, 2005 and 2004 as follows:

	2006	2005	2004
Statutory federal income tax benefit	34.00%	34.00%	34.00%
Statutory state income tax benefit	5.40%	5.40%	5.40%
Permanent difference impairment charge	0%	-15.10%	-31.00%
Interest paid with equity	-10.50%	-0.60%	0%
Other permanent differences	-3.10%	1.10%	-2.30%
Valuation allowance on net deferred tax assets	-25.80%	-24.80%	-6.10%

Federal Income Tax Expense	0%	0%	0%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	As of June 30,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards federal	$5,560,742	$2,996,745
Net operating loss carryforwards state	587,834	337,778
Inventory obsolescence	190,890	190,890
Accrued legal costs	859,713	387,170
Accrued research and development	-	19,805
Reserves allowance	84,977	20,793
Fixed Asset depreciation	173,540	165,848
Accrued vacation	54,402	54,402
Total deferred tax asset	7,512,098	4,173,431
Valuation allowance	(7,512,098)	(4,173,431)
Net deferred tax asset	$-	$-

The Company establishes a valuation allowance in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized. For the years ended June 30, 2006, 2005 and 2004, the Company increased the valuation allowance by approximately $3,339,000, $2,393,000 and $149,000 respectively.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has several non cancelable operating leases for its office, production and warehouse facilities, including leases with related parties (See Note 17). Rent expense charged to operations aggregated $601,691, $494,074 and $443,642 for the years ended June 30, 2006, 2005 and 2004, respectively.

The Company is also leasing various vehicles and equipment under certain other operating leases which expire within one to six years. Rent expense for these operating leases for equipment aggregated $278,783, $266,639 and $248,031for the years ended June 30, 2006, 2005 and 2004, respectively.

Future minimum lease payments on all non cancelable operating leases for each of the fiscal years succeeding June 30, 2006 are as follows:

Year ending June 30,
2007	$696,558
2008	550,461
2009	317,996
2010	172,972
2011	29,018
$1,767,005

NOTE 14 -	EMPLOYMENT CONTRACTS

As of June 30, 2005, the Company has five-year employment agreements with two of its officers extending through December 2009. Under the terms of the agreements, the President and Executive Vice President of the Company are to initially receive annual salaries of $174,225 and $168,000, respectively, which may be increased by the Company’s Compensation Committee or the Board of Directors, but shall not be decreased without the consent of the employee. Both individuals receive an expense account, an automobile expense allowance, related business expenses and all other benefits afforded other employees. In addition, their employment contracts have severance pay provisions which provide for the payment of salary and fringe benefits for a period of up to two years depending on whether the termination was voluntary or involuntary. The Company also provides health, disability and life insurance to each of these individuals. On June 30, 2006, the annual salaries of the President and Vice President were $98,287 and $189,532, respectively. As disclosed in Note 20, on November 28, 2005, Mr. Ramsey’s (former CEO) employment with Host was terminated. The Company also terminated Mr. Ramsey’s employment agreement. Pursuant to the agreement, Mr. Ramsey, has certain rights to arbitration following his termination, and has submitted a demand for arbitration seeking damages of $2.5 million.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

EMPLOYMENT CONTRACTS (Continued)

The Company has extended employment agreements with the President and Vice President of Lindley extending to August 2008. Both individuals receive an expense account, an automobile expense allowance, related business expenses and all other benefits afforded other employees. The Company also provides health and disability insurance to each of these individuals. In accordance with the terms of their employment contract, the officers were each entitled to an initial salary of $135,000 per year to be increased annually by 5%. On June 30, 2006, the annual salaries of the President and Vice President of Lindley were $164,000 in accordance with the terms of their employment agreements.

In 2005, Host entered into an employment agreement with Mr. Sparks of RS Services providing that Mr. Sparks will serve as the President of RS Services and receive an initial annual salary of $125,000, incentive stock options to purchase 18,000 shares of Host’s common stock and such other executive benefits as are afforded to similar officers of Host and its subsidiaries. The employment agreement is for a period of three years beginning February 16, 2005, contains a five year non-competition provision and provides Mr. Sparks with certain severance benefits in the event of his termination.

In July 2005, Host entered into an employment agreement with Mr. Michael C. Malota providing that Mr. Malota will serve as the Director of Special Operations and receive an initial annual salary of $132,000, stock options to purchase 40,000 shares of Host’s common stock, with 10,000 shares vesting on January 1, 2006, 15,000 shares vesting July 1, 2006 and 15,000 shares vesting January 1, 2007 and such other benefits as are afforded to similar employees of Host and its subsidiaries. The employment agreement is for a period of two years beginning July 5, 2005 and provides Mr. Malota with certain severance benefits in the event of his termination.

PURCHASE COMMITMENT

In June 2005, Host has accepted a proposal from Pyramid Technologies, an outside developer and supplier to engineer, design and upgrade our new energy management technology. The terms of the proposal includes initial consideration of $500,000, payable in installments including $250,000 upon date of acceptance, and $50,000 per month for the 5 months following the date of the agreement. Upon completion of the project, Host energy management division will compensate Pyramid $100,000 upon delivery of all prototypes and $200,000 upon delivery of pilot units and units ready for customers. Pyramid will also receive a royalty fee of $50 on the use of time access proprietary software on the first 20,000 controllers ordered from Pyramid. In the event that on the date three years after the first date that Host sells the proprietary software, and if Host shall not have paid Royalty Fees to Pyramid in an amount equal to at least $500,000, then Host shall pay to Pyramid an amount equal to $700,000 less the aggregate amount of Royalty Fees paid by Host to Pyramid. As incentive for timely completion, on September 19, 2006, Host granted 175,000 stock options to Pyramid. All amounts except for royalty payments as per the proposal, are development costs and will be expensed as incurred as per FASB Statement No. 2, Accounting for Research & Development Costs. In fiscal 2006, Host paid $480,000 to Pyramid in accordance with the agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

PURCHASE COMMITMENT (Continued)

The options granted to Pyramid were issued at an exercise price of $1.39 which was the share price of CAFE common stock on the date of the option. The options are exercisable for a period of 10 years and are fully vested. The options were valued according to the Black Scholes method and were treated as additional research and development expense as the expense was pursuant to development costs of our light controller. At fiscal year end June 2006, Pyramid met the incentive targets required under the agreement and we accrued $174,306 to research and development for timely completion under the Black Scholes valuation method. The final targets were met in the first quarter fiscal 2007.

FRANCHISE AGREEMENT

On June 25, 2005, RS Services entered into a license agreement with TEGG Corporation, (“TEGG”). TEGG, headquartered in Pittsburgh, Pennsylvania, has developed a comprehensive system for diagnostic testing, servicing and maintaining of electrical distribution systems in business and industry. TEGG provides its services through a network of licensed or franchised electrical contractors, of which RS Services is now a member by virtue of the license agreement. The license agreement provides that RS Services is authorized to provide TEGG services and utilize TEGG’s proprietary systems in the geographic location specified in the license agreement, which primarily consists of the Tulsa, Oklahoma metropolitan area. Pursuant to the license agreement, TEGG will provide RS Services with training, business recommendations, access to TEGG’s proprietary systems and methods, computer software and account referrals. RS Services will pay TEGG an initial license fee of $84,000 and a six year royalty fee, payable monthly totaling $243,000, commencing on contract signing through February 2011. Host has not recorded any income from this agreement and has not recorded any license fee or royalty expense in fiscal 2006.

The agreement with TEGG had been signed and finalized in 2005. Host has elected to delay the start of their marketing efforts for the franchise services of TEGG and is currently in negotiations with them to alter their relationship and to focus on how TEGG and the Company can work together on other projects, specifically in energy conservation. The initial license fee of $84,000 was paid and expensed in fiscal 2005. In addition, Host also has been expensing, when incurred, the payments due TEGG each month for the royalty fee.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS

The Company has established an accrual for all maximum estimated potential losses that it expects to incur from the below actions pursuant to SFAS 5, “Accounting for Contingencies”.

Sherwin v. Host America Corp., Geoffrey Ramsey, et al., Case No. 04CC08892 (Superior Court, Riverside County, California)

Ralph Sherwin and Blaine Sherwin, former business associates and then employees of Host/GlobalNet, filed suit on August 25, 2004, against Host, its former subsidiary GlobalNet, Geoffrey Ramsey, and other individuals who have never been served with process. The first amended complaint claims that Host: (a) breached written employment agreements with the Sherwins when Host terminated their three-year agreements after approximately six months of employment; (b) breached a contract to purchase from the Sherwins their purported exclusive distribution rights to a product known as the “Fan Saver” in exchange for a large number of shares of our common stock; and (c) engaged in securities fraud, fraud and deceit, and interference with prospective economic advantage. Host filed a cross-complaint against the Sherwins for breach of the employment contracts and fraud.

The case had been scheduled for jury trial to commence on February 21, 2006. However, settlement was reached on February 18, 2006. In the settlement agreement which was placed on the record in open court on February 21, 2006, Host agreed to pay the Sherwins $150,000, consisting of $75,000 on March 17, 2006, with the remainder to be paid with interest in equal payments on September 17, 2006, and March 16, 2007.  In addition, Host will grant 175,000 shares of restricted common stock to be divided among the Sherwins and their attorneys. In exchange for the above consideration, Host and the Sherwins have agreed to a complete release of all claims against each other. Based upon this settlement, on March 27, 2006, the trial date was vacated.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Host America Corp. and GlobalNet Energy Investors Inc., v. Coastline Financial Inc., Case No. 2:04-cv-00879 (District Court, Salt Lake City, Utah)

Coastline Financial, landlord of a building leased to K.W.M. Electronics, claimed a landlord’s lien on all K.W.M. goods located on the leased premises by reason of its failure to timely pay rent in early September 2004. K.W.M. was in the process of developing and building certain products for Host, which products were on site when Coastline repossessed the building. At the outset of the case, Host sought and obtained a prejudgment writ of replevin entitling Host to remove several different kinds of goods from the leased K.W.M. premises, namely Motor Masters, Light Masters, and Fan Savers. The latter had been purchased by Host in California and shipped to K.W.M.’s facilities in Utah for further development work.

The federal court required a $150,000 bond from Host as a condition for issuing the prejudgment writ of replevin. As required under Utah law, the pleadings Host filed identified the value of the goods, namely the Motor and Light Masters at $250,000 and the Fan Savers at $45,000.

After a trial, the court entered judgment not only awarding the ownership of all the products to Coastline, but also awarding Coastline the full amount paid by Host both for the goods and their engineering, despite the unrebutted testimony that the goods had no value except as scrap in the hands of anyone other than Host. Host will appeal the judgment and damages granted to Coastline by the United States District Court for the Central District of Utah of $295,445.

Host will also proceed in another, related case in the District Court in Utah in which Host maintains its rights to the inventory under the Uniform Commercial Code. Host believes it acquired the rights to the above inventory by acquiring the rights to a loan between K.W.M. and a third-party lender in which the inventory was described as collateral. The owner’s right to collateral under the loan supersedes the rights of Coastline under the landlord’s lien. Host maintains that the U.C.C. filing made by the third-party lender was perfected before Coastline filed its lien.  The case was scheduled to be heard on May 16, 2006 and the appeal in the damages award case is to be filed on or before May 11, 2006. A motion for summary judgment in that case was heard on May 16, 2006, which resulted in a denial of Host’s claim, determining that the U.C.C. lien was not perfected. That case has not yet been made final.  A court mediator has been assisting with settlement of the case and provided for both parties to consider a settlement which is more than covered by Host’s supersedeas bond already fully funded by Host. However, there also remains for decision a claim by Coastline that Host received a computer containing intellectual property software and that Host improperly acquired title to the software. Host denies that any transfer of title took place. That case is set for hearing on January 4, 2007.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Class Actions

In August 2005 and September 2005, twelve putative class action complaints were filed in the United States District Court for the District of Connecticut, naming as defendants the Company, Geoffrey W. Ramsey, and David J. Murphy. One or more of the complaints also named Gilbert Rossomando, Peter Sarmanian, Roger D. Lockhart and EnergyNsync, Inc. The complaints were captioned as follows: Mintz v. Host America Corp., et al., Civil Action No. 05-cv-1260-SRU (filed on August 9, 2005); RFC Securities LLC v. Host America Corp., et al., Civil Action No. 05-cv-01269-JBA (filed on August 11, 2005); Collins v. Host America Corp., et al., Civil Action No. 05-cv-01270-JBA (filed on August 11, 2005); Conlin v. Host America Corp., et al., Civil Action No. 05-cv-01291-WWE (filed on August 15, 2005); Sutton v. Host America Corp., et al., Civil Action 05-cv-01292-JBA (filed on August 15, 2005); Dombrowski v. Host American Corp., et al., Civil Action No. 05-cv-01329-RNC (filed on August 19, 2005); Yorks v. Host America Corp., et al., Civil Action No. 05-cv-1250 (filed on August 8, 2005); Sullivan v. Host America Corp., et al., Civil Action No. 05-01391 (filed on September 2, 2005); George Theall v. Host America Corp., et al., Civil Action No. 05-cv-1389 (JBA) (filed September 1, 2005); Sonia Kilgore v. Host America Corp., et al., Civil Action No. 05-cv-1435 (JBA)(filed September 12, 2005) (collectively, the “class actions”); Jonathan Destler v. Host America Corp., et al., No. 05-cv-01479 (JBA) (filed September 21, 2005); Brett Reeves v. Host America Corp. et al., Civil Action No. 05-cv-01511 (JBA) (filed September 27, 2005) (collectively, the class actions). The complaints purported to be brought on behalf of all persons who purchased Host’s publicly traded securities between July 12, 2005 and July 22, 2005.

In general, Plaintiffs alleged that Host’s July 12, 2005 press release contained materially false and misleading statements regarding Host’s commercial relationship with Wal-Mart. The complaints alleged that these statements harmed the purported class by artificially inflating the price of Host’s securities and that certain defendants personally benefited from the inflated price by selling stock during the alleged class period. Plaintiffs sought unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

On September 21, 2005, as amended on September 26, 2005, the Court issued a Consolidation and Scheduling Order, consolidating the above-referenced class actions under the caption, In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). On June 15, 2006, lead plaintiff filed a Consolidated Complaint for Violations of the Securities Laws (“Consolidated Complaint”). The Consolidated Complaint, which supersedes all previously filed class action complaints, names as defendants Host, Geoffrey W. Ramsey, David J. Murphy, Peter Sarmanian and Roger D. Lockhart, and purports to be brought on behalf of all persons who purchased the publicly traded securities of the Company between July 12, 2005 and September 1, 2005. The Consolidated Complaint is based on substantially the same allegations as the earlier filed complaints. Plaintiffs seek unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and under Section 20A against defendants Sarmanian and Lockhart. A time for answering or otherwise responding to the Consolidated Complaint has not been established. Pursuant to a court order, the parties filed a status report on November 13, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Derivative Actions - Federal Court

Host has also been named as a nominal defendant in two shareholder derivative actions filed in the United States District Court for the District of Connecticut. The captions of those actions are Michael Freede v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed August 19, 2005) and Joella W. Cheek v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed September 13, 2005). The derivative actions named as defendants Geoffrey W. Ramsey, David J. Murphy, Gilbert Rossomando, Peter Sarmanian, and Anne L. Ramsey, and the Cheek action also named Roger Lockhart. The derivative complaints generally alleged that the defendants caused and/or permitted Host to make alleged false and misleading statements about the Company’s commercial relationship with Wal-Mart in the July 12, 2005 press release. The complaints asserted claims purportedly on behalf of Host against the defendants for breach of fiduciary duty, unjust enrichment and abuse of control, mismanagement and insider trading, and sought an unspecified amount of damages. The plaintiffs did not make presuit demand on the Board of Directors prior to filing the actions. The complaints did not purport to seek affirmative relief from the Company. By order dated October 20, 2005, the court consolidated the derivative actions, and adminstratively consolidated the derivative actions with In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). The order also obviated the need for defendants to respond to the two derivative complaints; required derivative plaintiffs to file and serve a consolidated amended complaint within forty-five days after entry of an order regarding appointment of lead plaintiff and lead counsel in the related securities litigation; and provided for defendants to file an answer or motion to dismiss within forty-five days after service of a consolidated amended derivative complaint, with plaintiffs’ oppositions to any motions to dismiss and defendants’ replies thereto to be filed thereafter.

On June 22, 2006, the federal derivative plaintiffs filed a Verified Amended Derivative Complaint, which names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, Host directors C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona, and Host itself as a nominal defendant. The Verified Amended Derivative Complaint is based on substantially the same allegations as the earlier filed federal derivative complaints, and asserts causes of action for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, unjust enrichment, and insider trading. The complaint seeks an unspecified amount of damages and other relief. The time for answering or otherwise responding to the Verified Amended Derivative Complaint has not been established. Pursuant to court order, the parties filed a status report on November 13, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

State Court Action

Host has also been named as a nominal defendant in a separate derivative action filed in the Connecticut Superior Court for the Judicial District of New Haven in Bart Hester v. Geoffrey W. Ramsey, et al., filed on or about September 28, 2005 (“Hester” action). This action names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona. The Hester complaint contains allegations substantially similar to those of the federal derivative actions described above, and asserts six counts for breach of fiduciary duty for insider selling and misappropriation of information, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. On January 20, 2006, Host and Host’s officer and director defendants filed a motion to stay all proceedings Hester in light of the derivative actions pending in the federal court. The Superior Court granted the motion to stay on June 13, 2006. As a result, the Hester action is stayed until further order of the Court.

State Court Individual Action

On or about May 2, 2006, 47 plaintiffs who alleged that they purchased Host securities at artificially inflated prices in reliance on the July 12, 2005 press release brought suit in the Connecticut Superior Court for the Judicial District of New Haven, naming Host as the sole defendant. Enrique Joe Contreras, et al., v. Host America Corp., Civil Action No. 402488. The Contreras complaint is based on substantially the same allegations as the federal class action complaints. The complaint asserts causes of action for fraud, fraudulent non-disclosure, fraudulent misrepresentations, negligent misrepresentation, and respondeat superior liability.

On or about May 31, 2006, Host America removed the Contreras action to the United States District Court for the District of Connecticut, and subsequently filed a motion to consolidate that action with the In re Host America Securities Litigation. Plaintiffs moved to remand the case to state court, which Host America opposed. Following an order granting plaintiffs’ motion, the federal court remanded the Contreras action to state court on September 20, 2006. Host America has requested an extension until December 11, 2006, to answer or otherwise respond to the complaint.

Host has notified Liberty Insurance Underwriters, Inc., (“Liberty”), from which Host purchased policies of insurance, of the foregoing litigation. In general, the policies apply on a “claims made” basis to certain costs (including legal fees), expenses, judgments and/or settlements, subject to applicable policy limits and retentions. Liberty has advised Host that it reserves its rights to deny coverage of the foregoing litigation under a claims made policy with an expiration date of July 21, 2005. To date, subject to a retention amount, Liberty has reimbursed Host for certain legal fees and other costs associated with Host’s representation and past and present company officers and directors in connection with the litigation. Liberty has advised Host that it denies coverage of the foregoing litigation under a claims-made policy with an expiration date of July 21, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

The Company believes it has substantial and meritorious defenses to the above actions. Due to the expense and uncertainty of such litigation, the Company has engaged in settlement discussions with the attorneys for lead plaintiff in the class action, plaintiffs in federal derivative action, and plaintiffs in the Contreras action. Among other things, the Company and those plaintiffs through counsel held a one day, non-binding mediation, and, subsequent thereto, have continued to discuss potential negotiated resolution. There can be no assurances that the Company will in fact settle the above-actions, or that settlement, if any, will be on terms that the Company will consider favorable.

Burton M. Sack v. Host America Corp., RS Services, Inc., GlobalNet Acquisitions Corporation, et al., Case No. CJ-05-204E (District Court, Stephens County, Oklahoma)

On May 11, 2005, Host was named as a defendant, along with K.W.M. Electronics Corporation, RS Services, Inc., and GlobalNet Acquisitions Corporation in a Petition and Request for Order of Delivery of Property for certain personal property pledged as collateral in the loan and security agreement between Burton M. Sack and K.W.M. Electronics dated May 9, 2003. The petition states that K.W.M. defaulted on a loan and security agreement and is obligated to turn over the secured collateral to Mr. Sack. Mr. Sack has applied for a hearing for an Order of Delivery for the recovery of the collateral; however, a hearing date has not been set. The personal property that is the subject of Mr. Sack’s claim includes the rights to the technology used in the original light controller device previously marketed by RS Services.

A similar action has been filed by Burton M. Sack in Sarasota County, Florida naming K.W.M. Electronics Corporation, Charlie Stevenson and Scott Feldhacker as defendants, but neither Host nor any of Host’s subsidiaries were named as defendants. Burton M. Sack v. K.W.M. Electronics Corporation, Charlie Stevenson and Scott Feldhacker, Case No. 2004-CA-9234-NC (Circuit Court, Sarasota County, Florida).

Both cases in which Burton M. Sack was the named plaintiff have been assigned to Host under the terms and conditions set forth in the December 9, 2005 sale and assignment agreement.

SEC Investigation and Nasdaq Delisting

On July 19, 2005, the staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding a Press Release issued by the Company on July 12, 2005. On July 22, 2005, the SEC issued a Formal Order of Investigation into the issuance of the press release and initiated a suspension in the trading of our securities. The SEC investigation is still ongoing, and Host’s current officers have responded to all SEC requests for interviews and information

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

On August 5, 2005, the NASDAQ Stock Market notified Host that the staff of NASDAQ Listing Investigations and Listing Qualifications had determined to delist Host’s securities based on concerns associated with the July 12, 2005 press release and pursuant to NASDAQ’s broad discretionary authority to deny continued inclusion of securities. Host appealed this determination and requested a hearing before a NASDAQ Listing Qualifications Panel to review the NASDAQ staff determination. A hearing was held on September 1, 2005. On September 8, 2005, Host received notice that the NASDAQ Listing Qualification Panel determined to delist Host’s common stock and warrants. Host’s securities were subsequently delisted from the NASDAQ Stock Market effective with the open of business on September 12, 2005. A substantial decline in the market price of Host’s common stock and warrants occurred from the date of the delisting to the present. Host’s common stock and warrants are currently traded on the Pink Sheets.

CEO Termination

On December 12, 2005 Geoffrey Ramsey, former President and Chief Executive Officer of the Company filed a Demand for Arbitration with the American Arbitration Association arising from the Company’s termination of his employment in November of 2005. Mr. Ramsey alleged that the Company terminated his employment without just cause in violation of his employment contract and in so doing violated the covenant of good faith and fair dealing.

Additionally, Mr. Ramsey contends that under the terms of his employment contract he is entitled to severance equal to six months of his salary for each calendar year that he was employed by the Company. The arbitration has been scheduled for November 27th, 28th and 30th 2006. The Company intends to vigorously defend itself and believes that the Arbitrator will find that just cause existed for Mr. Ramsey’s termination.

Anne and Debra Ramsey Arbitration

On December 2, 2005, a Demand for Arbitration was filed by Anne Ramsey and Debra Ramsey alleging that their employment was terminated in breach of employment agreements that they purportedly entered into with Host.  Anne Ramsey, the sister of Geoffrey Ramsey, was Host’s former Human Resource Director and currently serves on the Board of Directors and is Host’s corporate secretary. Debra Ramsey is the wife of Geoffrey Ramsey and was Host’s former Administrative Assistant.  Host terminated both individuals on November 23, 2005.  On or about March 20, 2006, Host instituted an injunction proceeding in the New Haven Superior Court to permanently enjoin this arbitration on the basis that Host never authorized the employment agreements relied upon by Anne and Debra and, as such, are void. The matter was tried the first three days in November and has been continued to November 15, 2006. Briefs are due on December 6th and a decision is expected shortly thereafter. Host believes that it will be successful in permanently barring Anne Ramsey and Debra Ramsey from arbitrating their claims.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

SALE AND ASSIGNMENT AGREEMENT

On December 9, 2005, pursuant to a sale and assignment agreement, Host acquired all of Burton M. Sack’s right, title and interest to a $550,000 loan Mr. Sack had previously made to K.W.M. on May 9, 2003. The loan was secured by a first security interest in certain technology purportedly owned by K.W.M. pertaining to an energy saving light controller. Host acquired the interests in the loan from Mr. Sack to secure ownership of the energy saving light controller technology previously marketed by our RS Services subsidiary.

Mr. Sack originally loaned the principal sum of $550,000 to K.W.M. on May 9, 2003 and K.W.M. granted to Mr. Sack a security interest in certain assets consisting of accounts receivable, inventory and the technology. K.W.M. subsequently defaulted on the loan and Mr. Sack filed an action against K.W.M. and two guarantors of the loan, Charlie Stevenson and Scott Feldhacker.

Under the terms of the sale agreement, Host paid Mr. Sack the total principal and interest amount of $771,230, $400,000 of which was paid in cash at the closing and the remainder of which was paid by a promissory note in the principal amount of $371,230. The note currently bears interest at a rate of 8.5%, which is subject to increases in an amount equal to the amount which the Prime Rate, as reported in the Money Rate Section of the Wall Street Journal, exceeds 8.5%. The note is repayable in equal monthly installments of principal of $15,467 and each such payment is to be accompanied by a payment of interest in arrears at the prevailing rate thereon. The note is due and payable in full on December 15, 2007.

Repayment of the note by the Company is secured by a contingent assignment by Mr. Sack to the Company of certain inventions, products and intellectual property relating to the energy savings products. In addition, the note is further guaranteed by Scott Feldhacker and Charlie Stevenson. Mr. Stevenson, an officer and director of K.W.M., and Mr. Feldhacker were both guarantors under the original loan defaulted on by K.W.M. and are former employees of RS Services, Inc.

On May 30, 2006, a Federal District Court in Utah, by judgment, determined that a third party, Coastline Financial was in fact superior to the rights purchased by Host from Mr. Sack. Host has argued that the existence of this prior claim violates representations and warranties made by Mr. Sack in the documentation by which Host has bought its position. As a result of these violations, Host ceased payments in June 2006 under this note and advised Mr. Sack that Host reserves its rights to demand recovery of amounts paid to Mr. Sack.

Mr. Sack is the stepfather of Peter Sarmanian, our current director. Mr. Sarmanian did not participate in any discussion or deliberations regarding the sale agreement nor did he participate in the vote by our board approving the sale agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

POWER REDUCTION SERVICES, LLC AGREEMENT

During the third quarter of 2005, Host entered into a verbal agreement with Power Reduction Services, LLC pursuant to which Host appointed Power Reduction Systems as Host’s exclusive distributor of the energy management product in the northeastern part of the United States. Power Reduction Services will act as Host’s exclusive independent sales, contractor and installer for energy products and services. In addition, Host intends to grant Power Reduction Services a nonexclusive, nontransferable license to use the software associated with and incorporated into the energy products in connection with its distribution, sales and installation of Host’s products.

Mr. C. Michael Horton, a current director of Host, is the managing partner of Power Reduction Services. On March 8, 2006, RS Services has accepted a purchase order from Power Reduction Services for 333-100 amp Light Controller on a “ready to ship” basis. This order provides for an initial deposit of $100,000 and two subsequent deposits contingent upon product availability of $125,000 and $150,000 extending 120 days after initial order date.

NOTE 16 -	401K PLAN

The Company maintains a 401(k) defined contribution plan which covers all participating employees who have a minimum of one year of service. The Company provides a cash match benefit at the rate of five percent of the participating employees’ gross contributions. Employees become fully vested in the Company’s contribution after six years of service. The Company’s contribution for the years ended June 30, 2006, 2005 and 2004 totaled $35,445, $25,113 and $33,796, respectively.

NOTE 17 -	RELATED PARTY TRANSACTIONS

LEASES

The Company leases land and real property from a partnership owned by certain employees/stockholders under a newly extended lease agreement which commenced in 2000 and expires in 2010. The terms of the lease calls for an initial annual payment of $37,080 payable in monthly installments and increasing at a rate of 3% annually for the next five years. RS Services leases its facility from an employee of the Company under a lease agreement with an initial five-year term, which commenced in February 2005, at $60,000 per year, with three subsequent renewal options for two years each.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 -	RELATED PARTY TRANSACTIONS (Continued)

PRIVATE PLACEMENTS

The Company is obligated to certain officers, directors, and affiliated persons in connection with the private placements of unsecured debt.

From January 8, 2004 through May 27, 2004, Host privately placed 80 units at $25,000 per unit, each unit consisting of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and one warrant to purchase 7,500 shares of Host’s common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 to January 31, 2009. The units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade, Inc., a selling agent. View Trade received a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $192,500). In addition, View Trade also received 57,750 warrants to purchase Host’s common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 until January 31, 2009. Roger Lockhart is a principal shareholder and a registered representative of View Trade. Officers and directors of Host did not receive any commission or other remuneration for the units sold by them. Of the 80 units sold, officers, directors and affiliates of the Company, including Mr. Lockhart, purchased a total of 6 units for a purchase price of $175,000.

On January 19, 2005, in consideration of $100,000 from Mr. C. Michael Horton, a current director, Host issued an unsecured convertible promissory note for $100,000 at 7.5% interest with a due date of January 19, 2007. On January 19, 2006 through January 29, 2007, Mr. C. Michael Horton will have the option of having Host pay off the $100,000 unsecured convertible promissory note by issuing 24,390 shares of common stock. In addition, on January 19, 2005, in consideration of $100,000 from Mr. C. Michael Horton, Host issued 24,390 shares of common stock. Officers and directors of Host did not receive any commission or other remuneration for shares sold by them

On June 7, 2005, Host issued 37,037 shares of its common stock and an 8.5% per annum, unsecured convertible promissory note with a gross face amount of $100,000 to Mr. Patrick Healy, a current director. Mr. Healy purchased the unit for $200,000. The note is due and payable on June 16, 2007 and is convertible after one year, in whole or in part, into shares of common stock at $2.70 per share.

On June 16, 2005, Host issued 21,098 shares of its common stock and an 8.5% per annum, unsecured convertible promissory note with a gross face amount of $50,000 to Mr. C. Michael Horton, a current director. Mr. C. Michael Horton purchased the unit for $100,000. The note is due and payable on June 22, 2007 or convertible after June 22, 2006 in whole or in part, into shares of common stock at $2.37 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 -	RELATED PARTY TRANSACTIONS (Continued)

EARNOUTS

In accordance with the RS Services acquisition, Host is obligated to pay Mr. Sparks, an officer of RS Services, an “Earnout” as discussed in Note 3. Any such amounts earned will result in a charge to operations for compensation expense.

RS SERVICES NOTE RECEIVABLE

On February 11, 2004, K.W.M. borrowed $125,000 from GlobalNet. The president of K.W.M. is also an employee of GlobalNet, which merged operations into RS Services. Accordingly, K.W.M. issued a promissory note to GlobalNet in the amount of $125,000, which bears interest at 7.5% and had a maturity date of August 11, 2004. On August 10, 2004, the Board of Directors for Host authorized the extension of the K.W.M. note until the date that Host and K.W.M. sign an asset purchase agreement or June 30, 2005, whichever is sooner. On June 30, 2004, the Company wrote off the note and associated accrued interest as uncollectible as K.W.M. Electronics had discontinued its operations.

PYRAMID TECHNOLOGIES

As explained in Note 15, Host has accepted a proposal from Pyramid Technologies, an outside developer and supplier for our newly designed light controller product, to engineer and design the new technology of the product. The President of Pyramid is the brother-in-law of Mr. C. Michael Horton, a current director of Host.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18 -	INDUSTRY SEGMENT INFORMATION

The Company has three major reportable segments: the business dining segment which is operated by Host, the unitized meals and energy management segments which are operated by Host’s two wholly-owned subsidiaries Lindley and RS Services, respectively. The segments were determined based on the components of the Company’s business that are evaluated separately by management. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The discontinued operations are the results of the SelectForce segment which was sold on March 31, 2005.

Business segment financial information as of and for the year ended June 30, 2006 is as follows:

	Business Dining	Unitized Meals	Energy Management	Total	Discontinued Operations	Consolidated
Sales to unaffiliated customers	$12,112,975	$15,228,113	$9,654,349	$36,995,437	$-	$36,995,437
Segment income (loss)	(10,198,643)	551,021	(3,289,292)	(12,936,914)	-	(12,936,914)
Depreciation and amortization	64,010	267,129	219,146	550,285	-	550,285
Provision for income taxes	12,000	48,000	-	60,000	-	60,000
Segment assets	1,677,862	4,553,316	3,554,027	9,785,205	-	9,785,205
Capital expenditures	33,324	43,283	132,501	209,108	-	209,108

Business segment financial information as of and for the year ended June 30, 2005 is as follows:

	Business Dining	Unitized Meals	Energy Management	Total	Discontinued Operations	Consolidated
Sales to unaffiliated customers	$13,135,230	$14,458,945	$3,199,661	$30,793,836	$-	$30,793,836
Segment loss	(3,384,948)	(1,062,031)	(5,216,176)	(9,663,155)	-	(9,663,155)
Impairment charge	-	1,102,056	2,592,968	3,695,024	-	3,695,024
Depreciation and amortization	52,268	258,376	186,186	496,830	-	496,830
Provision for income taxes	9,000	30,000	-	39,000	-	39,000
Segment assets	4,842,209	4,371,157	3,541,008	12,754,374	-	12,754,374
Capital expenditures	20,317	84,226	172,842	277,385	-	277,385

Business segment financial information as of and for the year ended June 30, 2004 is as follows:

	Business Dining	Unitized Meals	Energy Management	Total	Discontinued Operations	Consolidated
Sales to unaffiliated customers	$12,820,482	$12,057,002	$57,823	$24,935,307	$-	$24,935,307
Segment loss	(1,249,127)	(4,555,117)	(6,712,468)	(12,516,712)	(344,181)	(12,860,893)
Impairment charge	-	4,486,455	5,079,587	9,566,042	-	9,566,042
Depreciation and amortization	88,776	359,446	59,600	507,822	-	507,822
Provision for income taxes	40,000	15,000	-	55,000	-	55,000
Segment assets	10,784,306	3,226,113	357,974	14,368,393	1,322,800	15,691,193
Capital expenditures	29,182	79,067	164,888	273,137	-	273,137

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 -	SELECTED QUARTERLY DATA (UNAUDITED)

Unaudited quarterly data for the years ended June 30, 2006 and 2005 follows. Fiscal 2005 reflects the results for the SelectForce subsidiary as discontinued operations. On March 31, 2005, Host sold all of its shares in SelectForce, which was its employment screening segment (see Note 4).

	Fiscal 2006 Quarter Ended
	June 30, 2006	March 31, 2006	Dec 31, 2005	Sept 30, 2005
Net revenues	$10,309,579	$9,567,321	$8,069,729	$9,048,808
Net loss	(1,335,922)	(1,266,917)	(2,705,066)	(7,629,009)
Basic and diluted EPS	(0.18)	(0.18)	(0.40)	(1.16)

	Fiscal 2005 Quarter Ended
	June 30, 2005	March 31, 2005	Dec 31, 2004	Sept 30, 2004
Net revenues	$9,228,356	$8,163,964	$6,926,581	$6,474,935
Loss from continuing operations	(6,365,743)	(1,438,177)	(752,608)	(1,106,627)
Income (loss) from discontinued operations	-	(90,436)	2,502	87,934
Net loss	(6,365,743)	(1,528,613)	(750,106)	(1,018,693)
Basic and diluted EPS:
Continuing operations	(1.45)	(0.32)	(0.18)	(0.27)
Discontinued operations	(0.00)	0.02	0.00	0.02
Net loss	(1.45)	(0.34)	(0.18)	(0.25)

NOTE 20 -	SUBSEQUENT EVENTS

PRIVATE PLACEMENTS

On July 5, 2006, the Company completed the private placement of $350,000 aggregate principal amount of Secured Promissory Notes (the “Notes”) with five individuals within the Company, including certain officers and directors of the Company, and entered into a Security Agreement with respect to the Notes. The Notes bear interest at the rate of ten percent (10%) per annum. The notes may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the Notes shall be 180 days from July 5th, on which date the entire indebtedness evidenced by the Notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

On July 31, 2006, Host closed a private placement of 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and no commissions were paid in connection with the transaction.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20 -	SUBSEQUENT EVENTS (Continued)

PRIVATE PLACEMENTS (Continued)

On October 11, 2006, Host closed a private placement of 660,000 shares of common stock and 198,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $660,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and 5% commissions were paid to a Broker in connection with the transaction.

On October 12th through 19th, 2006, Host closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a five year period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and no commissions were paid in connection with the transaction.

NOTE 21 -	VALUATION AND QUALIFYING ACCOUNTS

Year ended June 30, 2006	Balance at Beginning of Period	Additions	Balance at End of Period
Accounts Receivable:
Allowance for doubtful accounts	$52,495	$162,038	$214,533

Deferred Tax Asset:
Valuation Allowance	4,173,431	3,338,667(1)	7,512,098

Year ended June 30, 2005	Balance at Beginning of Period	Additions	Balance at End of Period
Accounts Receivable:
Allowance for doubtful accounts	$23,000	$29,495	$52,495

Deferred Tax Asset:
Valuation Allowance	1,780,272	2,393,159(1)	4,173,431

Year ended June 30, 2004	Balance at Beginning of Period	Additions	Balance at End of Period
Accounts Receivable:
Allowance for doubtful accounts	$20,000	$3,000	$23,000

Deferred Tax Asset:
Valuation Allowance	1,631,000	149,272(1)	1,780,272

(1)	Valuation allowance directly offsets effects of income tax provision.

HOST AMERICA CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31, 2006 (Unaudited)	June 30, 2006 (Audited)
CURRENT ASSETS
Cash and cash equivalents	$725,257	$618,146
Accounts receivable, net of allowance for doubtful accounts of $214,533 as of December 31 and June 30, 2006	5,344,946	5,376,032
Inventories	1,344,593	1,000,825
Prepaid expenses and other current assets	682,746	653,044
Total current assets	8,097,542	7,648,047

EQUIPMENT AND IMPROVEMENTS, net	1,122,305	1,351,780

OTHER ASSETS
Other	384,391	364,391
Deferred financing costs, net	398,092	203,487
Intangible assets, net	187,500	217,500
	969,983	785,378
Total Assets	$10,189,830	$9,785,205

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Demand note payable	$492,246	$378,646
Secured debt	407,584	-
Current portion of long-term debt	548,879	449,029
Current portion of unsecured debt	250,000	250,000
Accounts payable	5,315,962	5,004,316
Accrued expenses	3,145,456	3,182,912
Total current liabilities	10,160,127	9,264,903

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,181,755	1,055,948
Unsecured debt, less current portion	2,852,181	2,728,136
Warrant Liability	576,303	-
	4,610,239	3,784,084
Total liabilities	14,770,366	13,048,987

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $.001 par value, 2,000,000 shares authorized
Preferred stock, Series B, $.001 par value, 266,667 shares issued and outstanding	267	267
Common stock, $.001 par value, 80,000,000 shares authorized; 8,976,514 and 7,626,514 issued and outstanding at December 31 and June 30, 2006, respectively	8,977	7,627
Additional paid-in capital	40,091,452	38,407,699
Accumulated deficit	(44,681,232)	(41,679,375)
Total stockholders’ deficiency	(4,580,536)	(3,263,782)
Total Liabilities and Stockholders’ deficiency	$10,189,830	$9,785,205

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005 (UNAUDITED)

	2006	2005

NET REVENUES	$9,096,897	$8,069,729

OPERATING COSTS AND EXPENSES
Cost of revenues	8,269,041	6,770,120
Selling, general and administrative expenses	2,156,943	3,390,484
Depreciation and amortization	119,025	152,527
Research and development costs	409	171,000
	10,545,418	10,484,131

Loss from operations	(1,448,521)	(2,414,402)

OTHER INCOME (EXPENSE)
Fair value gain (loss) on warrant	93,001	(80,828)
Other income	2,198	4,385
Amortization of deferred financing costs	(30,733)	(23,379)
Amortization of debt discount	(88,911)	(65,274)
Interest expense	(127,405)	(110,568)
	(151,850)	(275,664)

Loss before provision for income taxes	(1,600,371)	(2,690,066)
Provision for income taxes	15,000	15,000

Net loss	(1,615,371)	(2,705,066)
Preferred stock dividends	(8,000)	(8,002)

Net loss applicable to common stockholders	$(1,623,371)	$(2,713,068)

Net loss per share - basic and diluted	$(0.18)	$(0.40)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,861,597	6,829,014

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	2006	2005

NET REVENUES	$18,211,707	$17,118,537

OPERATING COSTS AND EXPENSES
Cost of revenues	16,120,416	14,434,959
Selling, general and administrative expenses	4,308,106	7,840,372
Depreciation and amortization	241,038	302,214
Research and development costs	137,526	349,500
	20,807,086	22,927,045

Loss from operations	(2,595,379)	(5,808,508)

OTHER INCOME (EXPENSE)
Fair value gain (loss) on warrant	93,001	(1,295,786)
Other income	8,278	72,285
Amortization and write off of deferred financing costs	(54,111)	(1,047,308)
Amortization and write off of debt discount	(150,933)	(1,852,046)
Interest expense	(256,713)	(372,712)
	(360,478)	(4,495,567)
Loss before provision for income taxes	(2,955,857)	(10,304,075)

Provision for income taxes	30,000	30,000
Net loss	(2,985,857)	(10,334,075)

Preferred stock dividends	(16,000)	(16,002)

Net loss applicable to common stockholders	$(3,001,857)	(10,350,077)

Net loss per share - basic and diluted	$(0.35)	$(1.54)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,466,718	6,700,906

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,985,857)	$(10,334,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	338,612	400,432
Write off of UCC lien on technology	-	771,230
Revaluation of warrant liability	(93,001)	1,295,786
Bad debt expense	13,751	9,660
Non cash interest expense	-	13,640
Amortization and write off of debt discount	150,932	1,852,046
Beneficial conversion charge to interest	-	138,583
Non-cash compensation	108,911	552,449
Amortization and write off of deferred financing costs	54,111	1,047,308
Gain on disposal of property and equipment	(422)	-
Changes in operating assets and liabilities	78,445	1,302,135
Net cash used in operating activities	(2,334,518)	(2,950,806)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment and improvements	(47,337)	(85,138)
Payment for purchase of note receivable	-	(400,000)
Decrease in restricted cash	-	1,630,000
Net cash provided by (used in) investing activities	(47,337)	1,144,862

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from demand note	113,600	-
Proceeds from issuance of common stock, net	1,287,000	1,858,980
Proceeds from secured debt	1,350,000	-
Payments for deferred financing costs	(133,830)	-
Principal payments on long-term debt	(127,804)	(164,149)
Net cash provided by financing activities	2,488,966	1,694,831

NET INCREASE (DECREASE) IN CASH	107,111	(111,113)

Cash and cash equivalents, beginning of period	618,146	1,015,227

Cash and cash equivalents, end of period	$725,257	$904,114

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED DECEMBER 31, 2006 AND 2005 (UNAUDITED) (Continued)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
	2006	2005

Cash paid during the quarter for:
Interest	$233,775	$218,653
Income taxes	10,003	9,699

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	2006	2005
Equipment acquired through notes payable and capital leases	$44,441	$20,196
Issuance of common stock upon conversion of long-term debt and accrued interest	-	7,577,718
Dividends on preferred stock	16,000	16,002
Promissory note issued in exchange for accounts payable	22,084	-
Debt forgiven on disposal of property and equipment	13,034	-
Repayment of accrued expense through issuance of stock options	174,306	-
Warrants issued for services provided	114,886	-

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Host America Corporation (“Host”) was incorporated in Delaware on February 6, 1986 under the name University Dining Services, Inc. On March 9, 1998, Host filed a Certificate of Amendment with the Delaware Secretary of State changing its name to Host America Corporation. During fiscal 1999, Host changed its state of incorporation from Delaware to Colorado. Host currently consists of two principal operating divisions: food service and energy management. Host Business Dining and Lindley Food Service Corporation comprise the food service division and RS Services, Inc. comprises the energy management division. Host Business Dining is a contract food management organization that specializes in providing full service corporate dining and ancillary services such as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Jersey, Rhode Island and Texas. The Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Indiana, Massachusetts and Rhode Island. The RS Services subsidiary, with offices in Oklahoma, provides full service electrical contracting and energy conservation services. RS Services offers its customers an experienced team of individuals specializing in the installation and design of electrical systems, energy management systems, telecommunication networks and retrofitting of existing control panels, lighting systems, and alarm systems. The principal energy management product is the EnerLume-EM™, capable of reducing energy consumption on lighting systems. RS Services has an established business in the electrical and energy management field and currently provides energy management services to several large corporations and multi-store customers throughout the United States.

GOING CONCERN

The Company incurred net losses of $2,985,857 and $10,334,075 for the six months ended December 31, 2006 and 2005, respectively. The Company had $2,334,518 and $2,950,806 of cash that was used in operating activities for the six months ended December 31, 2006 and 2005, respectively. At December 31, 2006, the Company had a working capital deficiency and a stockholders’ deficiency of $2,062,585 and $4,580,536, respectively.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

GOING CONCERN (Continued)

In addition, as described in Note 5, the Company is currently involved in significant litigation that may have an adverse effect on the Company’s operations. The Company has been subject to an SEC investigation and has been named defendant in numerous litigations, including shareholder lawsuits. If an adverse ruling with any or all of these legal matters occurs, the Company may be forced to make material payments, restructure operations, sell off a significant portion of its assets or take other necessary and appropriate matters to ensure its ability to continue operations.

As discussed above, the Company has suffered recurring losses, has negative cash flows, has a working capital deficiency, has a stockholders’ deficiency and is currently involved in significant litigations that can have an adverse effect on the Company’s operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company plans to improve cash flow through continued focus, deployment and promotion of its energy management segment and the underlying technology associated with the Company’s EnerLume-EM™ energy management product. The Company also plans to continue its efforts to identify ways of reducing operating costs and to increase liquidity through additional equity and debt financing. Moreover, the Company has entered into agreements with institutional investment firms to provide investment banking services and explore opportunities for additional equity and debt financings. The completion of any equity and debt financings and the operational initiatives would improve the Company’s cash flow and help foster the implementation of the Company’s current initiatives and business plan.

BASIS OF PRESENTATION

The condensed consolidated financial statements of Host America Corporation and subsidiaries (collectively, the “Company”) for the three and six months ended December 31, 2006 and 2005 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These condensed consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) and disclosures necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the audited financial statements, and accompanying notes, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Host and its wholly-owned subsidiaries since their respective dates of acquisition. All material intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications in cost of revenues and selling, general and administration have been made to the 2005 amounts to conform to the 2006 presentations. These reclassifications did not change the previously reported net loss.

INVENTORIES

Inventories consist primarily of food, paper products and electrical components and are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

Inventories consist of the following as of December 31 and June 30, 2006:

	December 31, 2006	June 30, 2006

Raw materials	$742,338	$809,337
Finished goods	602,255	191,488

Totals	$1,344,593	$1,000,825

REVENUE RECOGNITION

The Company derives its revenues from business dining management, the sale of unitized meals and electrical customer contracts for service work performed and delivery of product. We recognize revenue when persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collectibility is reasonably assured.

Corporate Business Dining. Host recognizes business dining revenues at the time the cafeteria and catering services are performed. In addition, Host recognizes commissions on vending sales from third parties during the period in which the commissions are earned.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION (Continued)

Unitized Meals. Most of Lindley’s unitized meals programs are awarded through a competitive bidding process for fixed priced contracts of various governmental agencies. Lindley recognizes revenues generated by these senior feeding and school breakfast and lunch programs when the meals are delivered daily to the various congregate feeding sites and schools, respectively.

Energy Management. The energy management division recognizes revenues from contract installations on a percentage of completion basis, direct sales of energy products upon a fixed or a determinable price, occurrence of delivery and reasonable assured collectibility, and the installation of computerized products when the products are delivered, the installation is complete and reasonable assured collectibility.

RESEARCH AND DEVELOPMENT

Research and development costs related to our energy management division are charged to expense when incurred. The amount charged to expense for the six months ended December 31, 2006 and 2005 was $137,526 and $349,500, respectively.

INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the condensed consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the temporary differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount realizable. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets or liabilities.

NET EARNINGS (LOSS) PER COMMON SHARE

The Company presents “basic” earnings (loss) per share and, if applicable, “diluted” earnings (loss) per share pursuant to the provisions of SFAS 128, Earnings per Share. Basic earnings (loss) per share is calculated by dividing net income or loss (including dividend requirements on the Company’s outstanding preferred stock) by the weighted average number of common shares outstanding during each period.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NET EARNINGS (LOSS) PER COMMON SHARE (Continued)

Net loss per common share was computed based upon 8,466,718 and 6,700,906 weighted average number of common shares outstanding during the six months ended December 31, 2006 and 2005, respectively. Net loss per common share for the three months ended was computed based upon 8,861,597 and 6,829,014 weighted average number of common shares outstanding during December 31, 2006 and 2005, respectively.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities. Diluted earnings (loss) per common share are not presented as the potentially dilutive convertible preferred stock, stock options and stock warrants are anti-dilutive.

The December 31, 2006 preferred stock dividend declared of $16,000 has been added to the net loss of $2,985,857 for the six months ended December 31, 2006 to calculate the net loss applicable to common stockholders of $3,001,857 and the corresponding net loss per common share of $0.35. The 2005 preferred stock dividend declared of $16,002 has been added to the net loss of $10,334,075 for the six months ended December 31, 2005 to calculate the net loss applicable to common stockholders of $10,350,077 and the corresponding net loss per common share of $1.54.

Convertible preferred shares subject to potential dilution totaled 266,667 for the six months ended December 31, 2006 and 2005. Shares under stock purchase options totaled 1,246,478 and 1,252,056 for the six months ended December 31, 2006 and 2005, respectively. Shares under warrants totaled 3,396,329 and 2,277,779 for the six months ended December 31, 2006 and 2005, respectively. Convertible notes subject to potential dilution totaled 82,524 for the six months ended December 31, 2006.

SEGMENT INFORMATION

The Company’s primary operating segments are the management of corporate dining (Host), the preparation of unitized meals (Lindley), and energy management (RS Services).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK COMPENSATION PLANS

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which amends FASB Statement No. 123. The new standard requires the Company to expense employee stock options and other share-based payments over the service periods.  The new standard may be adopted in one of three ways: the modified prospective transition method; a variation of the modified prospective transition method; or the modified retrospective transition method. We have adopted the standard as required on July 1, 2005 utilizing the modified prospective transition method and recorded the effects for stock option awards granted to officers, directors and employees (collectively “employees”) in accordance with the provisions of SFAS 123(R), and related interpretations of the Emerging Issues Task Force (the “EITF”) of the FASB. The fair value of any options, warrants or similar equity instruments issued is estimated based on the Black-Scholes option-pricing model.

The Company recorded the cost of stock options in the six month period ending December 31, 2006 of $46,253 and in the December 31, 2005 period of $448,926. The fair value of stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% for 2006 and 2005; expected volatility range of 68% to 72% for 2006 and 2005; average risk-free interest rate range of 4.18% for 2006 and 2005; and expected option holding period of 10 years for 2006 and 2005.

RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, the Statement does not require any new fair value measurements. However, for some entities, the application of Statement 157 will change current practice. The effective date is for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect, if any, of SFAS 157 on its financial statements.

No other new accounting pronouncement issued or effective during this fiscal year has had or is expected to have a material impact on the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining the unsecured debt have been deferred and are being amortized over the term of the related borrowings using the straight-line method. Capitalized costs in connection with obtaining the Laurus debt have been expensed in July 2005 as a result of the conversion of the Laurus debt into equity. Capitalized costs in connection with the Shelter Island term loan are amortized over the life of the loan.

NOTE 2 -	SHORT TERM OBLIGATIONS

Secured Promissory Notes

On July 5, 2006, the Company completed the private placement of $350,000 aggregate principal amount of Secured Promissory Notes with five individuals within the Company, including certain officers and directors of the Company, and entered into a Security Agreement with respect to the notes. These notes are secured by a first lien on Host’s corporate dining receivables. The notes bear interest at the rate of ten percent (10%) per annum and may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the notes was 180 days from July 5th, on which date the entire indebtedness evidenced by the notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, was due and payable. However, under the terms and conditions of the Shelter Island term note, the parties to the Notes entered into a Blockage Agreement with Shelter Island, extending the term of the notes to January 5, 2008 (see Note 7 - Subsequent Events).

Secured Term Promissory Note - Shelter Island

On December 19, 2006, the Company entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC (the “Investor”), an accredited investor, for the issuance of a Secured Term Promissory Note for $1,240,000, at an original issue discount of $1,000,000.

The note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance. The final maturity date of the note shall be 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the note, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

In connection with the issuance of the note, the Company issued to Shelter Island a Common Stock Purchase Warrant for 372,000 shares of Host’s common stock exercisable for a five-year period at a conversion price in the aggregate of $372. The Company also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement is required to be filed with the SEC within 60

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 2 -	SHORT TERM OBLIGATIONS (Continued)

Secured Term Promissory Note - Shelter Island (Continued)

days of the closing of the transaction, and be declared effective within 150 days of the date of filing. Should the Company fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 150-day period, the Company shall pay the Investor in cash, as liquidated damages: (a) 1% for each 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the Note.

Shelter Island has the right to require the Company to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if the Company repays the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, the Company may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of closing of the note.

The Company recorded the fair value of the warrants of $669,304 as long-term liabilities as it was assumed that the Company would be required to net-cash settle the underlying securities with a corresponding reduction in the note. The Company is required to carry these warrants on its balance sheet at fair value and unrealized changes in the values of these warrants are reflected in the consolidated statement of operations as “Fair value gain (loss) on warrant.” This non-cash gain totaled $93,001 in fiscal 2006.

The obligations of the Company under the note are guaranteed by Lindley Food Services, Inc., a wholly-owned subsidiary of the Company, pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the note, as well as a grant to Shelter Island of a continuing security interest in all of the assets of Lindley. In addition, the obligations of the Company under the note are secured by a security interest in the accounts receivables of Lindley pursuant to the Term Note Security Agreement, as well as 300 shares of common stock and 300 shares of preferred stock of Lindley, pursuant to a Stock Pledge Agreement dated December 19, 2006.

Demand Note Payable

RS Services has a revolving line of credit with a bank that provides for borrowings up to a maximum of $500,000 and a maturity of less than one year. Interest is calculated based on a variable rate index equal to the Wall Street Journal prime rate daily plus 1% per annum (9.25% at December 31, 2006). The note is collateralized by certain assets of RS Services and has an outstanding balance of $492,246 at December 31, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 3 -	STOCKHOLDERS’ EQUITY

The Company granted 75,000 stock options during the quarter ended December 31, 2006 under an employment agreement, subject to performance based vesting arrangements and recorded forfeitures of 200 and 300 options from the 2000 and 2003 stock option plans, respectively during the six months ended December 31, 2006 as actual terminations of employments according to the plan policy.

COMMON STOCK AND WARRANTS

On July 31, 2006, Host closed a private placement of 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The offer and sale was made by the Company’s officers and directors and no commissions were paid in connection with the transaction.

On September 19, 2006, Host issued 30,000 shares of common stock as a retainer to an institutional investment firm for engagement fees for investment banking services for equity and debt financings. The securities were issued at a discounted price to the market of $1.00 per share for aggregate proceeds of $30,000 and recorded as expense at fair value when issued.

On October 11, 2006, Host completed a private placement of 627,000 shares of common stock and 188,100 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The securities were sold at a price of $1.00 per share for aggregate proceeds of $627,000. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of 33,000 shares of common stock and 9,900 common stock purchase warrants exercisible at $1.75 per share.

On October 12th through the 19th, 2006, Host closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of 5% of the gross proceeds of the offering and 9,000 common stock purchase warrants exercisible at $1.75 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 3 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK AND WARRANTS (Continued)

On December 19, 2006, in connection with the issuance of the Shelter Island note (see Note 2), the Company issued to Shelter Island a Common Stock Purchase Warrant for 372,000 shares of our common stock exercisable for a five-year period at a conversion price in the aggregate of $372. The Company also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement is required to be filed with the SEC within 60 days of the closing of the transaction, and be declared effective within 150 days of the date of filing. Should the Company fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 150-day period, the Company shall pay the Investor in cash, as liquidated damages: (a) 1% for each 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the Note.

Shelter Island has the right to require the Company to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if the Company repays the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, the Company may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of closing of the note.

The Company recorded the fair value of the warrants under the Black-Scholes method as long-term liabilities as it was assumed that the Company would be required to net-cash settle the underlying securities. The Company is required to carry these warrants on its balance sheet at fair value and unrealized changes in the values of these warrants are reflected in the consolidated statement of operations as “Fair value gain (loss) on warrant.” This non-cash gain totaled $93,001 in fiscal 2006.

The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of $69,800 and 97,800 common stock purchase warrants exercisible at $1.75 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 3 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK AND WARRANTS (Continued)

On December 22, 2006, Host closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $100,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of 7.75% of the gross proceeds of the offering and 7,750 common stock purchase warrants exercisable at $1.75 per share.

LAURUS CONVERSION

In July 2005, Laurus Master Funds, Ltd. exercised the right to convert its notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million were converted into equity and Host received approximately $1.8 million from the exercise of the warrants. A non-cash charge of approximately $2.7 million has been reflected in the first quarter of fiscal 2006 associated with the write off of the debt discount and the unamortized and deferred financing charges. H.C. Wainwright & Co., the placement agent that assisted the Company in the Laurus financing, and three of its principals exercised 182,701 warrants in a cashless exercise that resulted in the net issuance of 76,597 common shares at an exercise price of $5.43 per share.

NOTE 4 -	INCOME TAXES

The provision for income taxes consists of current state income taxes of 30,000 for the six months ended December 31, 2006 and 2005.

As of December 31, 2006, the Company has federal net operating loss carryforwards of approximately $19,170,000 expiring through fiscal 2027.

The Company establishes a valuation allowance in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized. At December 31, 2006, the Company has recorded a valuation allowance for all of its net deferred tax assets and for the six months ended December 31, 2006 the Company increased the valuation allowance by approximately $1,030,000.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES

EMPLOYMENT CONTRACTS

On December 6, 2006, Host entered into a three year employment agreement with Mr. John Ekegren providing that Mr. Ekegren will serve as the Vice President of Sales and Marketing and receive an initial annual salary of $150,000 in the first year, $125,000 in the second year and straight commission in the third year. Mr. Ekegren will also receive a commission based on units shipped of our EnerLume-EM™ energy management product annually. Additionally, Host granted stock options to purchase 75,000 shares of common stock as additional compensation, tied to units shipped of our EnerLume-EM™, with 15,000 shares vesting on 400 units shipped, 25,000 shares vesting on 950 units shipped and 35,000 shares vesting on 1,800 units shipped. As of December 31, 2006, there were no units shipped under the contract. Mr. Ekegren is also entitled to receive such other benefits as are afforded to similar employees of Host and its subsidiaries.

LEGAL MATTERS

Host America Corp. and GlobalNet Energy Investors Inc., v. Coastline Financial Inc., Case No. 2:04-cv-00879 (District Court, Salt Lake City, Utah)

Coastline Financial, landlord of a building leased to K.W.M. Electronics, claimed a landlord’s lien on all K.W.M. goods located on the leased premises by reason of its failure to timely pay rent in early September 2004. K.W.M. was in the process of developing and building certain products for Host, which products were on site when Coastline repossessed the building. At the outset of the case, Host sought and obtained a prejudgment writ of replevin entitling Host to remove several different kinds of goods from the leased K.W.M. premises, namely Motor Masters, Light Masters, and Fan Savers. The latter had been purchased by Host in California and shipped to K.W.M.’s facilities in Utah for further development work.

The federal court required a $150,000 bond from Host as a condition for issuing the prejudgment writ of replevin. As required under Utah law, the pleadings Host filed identified the value of the goods, namely the Motor and Light Masters at $250,000 and the Fan Savers at $45,000.

After a trial, the court entered judgment not only awarding the ownership of all the products to Coastline, but also awarding Coastline the full amount paid by Host both for the goods and their engineering, despite the unrebutted testimony that the goods had no value except as scrap in the hands of anyone other than Host.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Host has proceeded in another, related case in the District Court in Utah in which Host maintains rights to the inventory under the Uniform Commercial Code. Host believes it acquired the rights to the above inventory by acquiring the rights to a loan between K.W.M. and a third-party lender in which the inventory was described as collateral. The owner’s right to collateral under the loan supersedes the rights of Coastline under the landlord’s lien. Host maintains that the U.C.C. filing made by the third-party lender was perfected before Coastline filed its lien.  The case was scheduled to be heard on May 16, 2006 and the appeal in the damages award case was filed on or before May 11, 2006. A motion for summary judgment in that case was heard on May 16, 2006, which resulted in a denial of Host’s claim, determining that the U.C.C. lien was not perfected.

On January 24, 2007, the United States District Court of Utah released an order disbursing funds on deposit at the Registry of the court pursuant to a December 22, 2006 Assignment and Release Agreement with Coastline in regards to the outstanding litigation. Under the terms of the Assignment and Release, Host agreed to transfer the cash bond in the amount of $300,000 plus accumulated interest to Coastline, and Coastline agreed to transfer and assign to Host all of its rights and interest in the K.W.M. case, including without limitation the default judgment, as well as all K.W.M. assets claimed by Coastline in the first and second case. In addition, both Host and Coastline agreed to settle, compromise, release and forever discharge each other and its affiliates, shareholders, related entities, predecessors, successors, employees, agents, insurance companies, and each other from any claim and all claims, demands, or causes of action whatsoever, including without limitation the first case and the second case, that both Host and Coastline may have against each other arising from or out of any and all events up to the date of the Assignment and Release Agreement. The funds have not yet been released.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Class Actions

In August 2005 and September 2005, twelve putative class action complaints were filed in the United States District Court for the District of Connecticut, naming as defendants the Company, Geoffrey W. Ramsey, and David J. Murphy. One or more of the complaints also named Gilbert Rossomando, Peter Sarmanian, Roger D. Lockhart and EnergyNsync, Inc. The complaints were captioned as follows: Mintz v. Host America Corp., et al., Civil Action No. 05-cv-1260-SRU (filed on August 9, 2005); RFC Securities LLC v. Host America Corp., et al., Civil Action No. 05-cv-01269-JBA (filed on August 11, 2005); Collins v. Host America Corp., et al., Civil Action No. 05-cv-01270-JBA (filed on August 11, 2005); Conlin v. Host America Corp., et al., Civil Action No. 05-cv-01291-WWE (filed on August 15, 2005); Sutton v. Host America Corp., et al., Civil Action 05-cv-01292-JBA (filed on August 15, 2005); Dombrowski v. Host American Corp., et al., Civil Action No. 05-cv-01329-RNC (filed on August 19, 2005); Yorks v. Host America Corp., et al., Civil Action No. 05-cv-1250 (filed on August 8, 2005); Sullivan v. Host America Corp., et al., Civil Action No. 05-01391 (filed on September 2, 2005); George Theall v. Host America Corp., et al., Civil Action No. 05-cv-1389 (JBA) (filed September 1, 2005); Sonia Kilgore v. Host America Corp., et al., Civil Action No. 05-cv-1435 (JBA)(filed September 12, 2005) (collectively, the “class actions”); Jonathan Destler v. Host America Corp., et al., No. 05-cv-01479 (JBA) (filed September 21, 2005); Brett Reeves v. Host America Corp. et al., Civil Action No. 05-cv-01511 (JBA) (filed September 27, 2005) (collectively, the class actions). The complaints purported to be brought on behalf of all persons who purchased Host’s publicly traded securities between July 12, 2005 and July 22, 2005.

In general, Plaintiffs alleged that Host’s July 12, 2005 press release contained materially false and misleading statements regarding Host’s commercial relationship with Wal-Mart. The complaints alleged that these statements harmed the purported class by artificially inflating the price of Host’s securities and that certain defendants personally benefited from the inflated price by selling stock during the alleged class period. Plaintiffs sought unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Class Actions (Continued)

On September 21, 2005, as amended on September 26, 2005, the Court issued a Consolidation and Scheduling Order, consolidating the above-referenced class actions under the caption, In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). On June 15, 2006, lead plaintiff filed a Consolidated Complaint for Violations of the Securities Laws (“Consolidated Complaint”). The Consolidated Complaint, which supersedes all previously filed class action complaints, names as defendants Host, Geoffrey W. Ramsey, David J. Murphy, Peter Sarmanian and Roger D. Lockhart, and purports to be brought on behalf of all persons who purchased the publicly traded securities of the Company between July 12, 2005 and September 1, 2005. The Consolidated Complaint is based on substantially the same allegations as the earlier filed complaints. Plaintiffs seek unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and under Section 20A against defendants Sarmanian and Lockhart. Under the present scheduling order, the Lead Plaintiffs are due to file an amended complaint by February 12, 2007, with a response due by March 27, 2007.

Derivative Actions - Federal Court

Host has also been named as a nominal defendant in two shareholder derivative actions filed in the United States District Court for the District of Connecticut. The captions of those actions are Michael Freede v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed August 19, 2005) and Joella W. Cheek v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed September 13, 2005). The derivative actions named as defendants Geoffrey W. Ramsey, David J. Murphy, Gilbert Rossomando, Peter Sarmanian, and Anne L. Ramsey, and the Cheek action also named Roger Lockhart. The derivative complaints generally alleged that the defendants caused and/or permitted Host to make alleged false and misleading statements about the Company’s commercial relationship with Wal-Mart in the July 12, 2005 press release. The complaints asserted claims purportedly on behalf of Host against the defendants for breach of fiduciary duty, unjust enrichment and abuse of control, mismanagement and insider trading, and sought an unspecified amount of damages. The plaintiffs did not make presuit demand on the Board of Directors prior to filing the actions. The complaints did not purport to seek affirmative relief from the Company. By order dated October 20, 2005, the court consolidated the derivative actions, and adminstratively consolidated the derivative actions with In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Derivative Actions - Federal Court (Continued)

On June 22, 2006, the federal derivative plaintiffs filed a Verified Amended Derivative Complaint, which names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, Host directors C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona, and Host itself as a nominal defendant. The Verified Amended Derivative Complaint is based on substantially the same allegations as the earlier filed federal derivative complaints, and asserts causes of action for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, unjust enrichment, and insider trading. The complaint seeks an unspecified amount of damages and other relief purportedly on behalf of Host. Under the present scheduling order, the derivative plaintiffs are due to file a further amended complaint by February 27, 2007, with a response due by March 27, 2007.

State Court Action

Host has also been named as a nominal defendant in a separate derivative action filed in the Connecticut Superior Court for the Judicial District of New Haven in Bart Hester v. Geoffrey W. Ramsey, et al., filed on or about September 28, 2005 (“Hester” action). This action names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona. The Hester complaint contains allegations substantially similar to those of the federal derivative actions described above, and asserts six counts for breach of fiduciary duty for insider selling and misappropriation of information, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. On January 20, 2006, Host and Host’s officer and director defendants filed a motion to stay all proceedings in Hester in light of the derivative actions pending in the federal court. The Superior Court granted the motion to stay on June 13, 2006. As a result, the Hester action is stayed until further order of the Court.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

State Court Individual Action

On or about May 2, 2006, 47 plaintiffs who alleged that they purchased Host securities at artificially inflated prices in reliance on the July 12, 2005 press release brought suit in the Connecticut Superior Court for the Judicial District of New Haven, naming Host as the sole defendant. Enrique Joe Contreras, et al., v. Host America Corp., Civil Action No. 402488. The Contreras complaint is based on substantially the same allegations as the federal class action complaints. The complaint asserts causes of action for fraud, fraudulent non-disclosure, fraudulent misrepresentations, negligent misrepresentation, and respondeat superior liability.

On or about May 31, 2006, Host America removed the Contreras action to the United States District Court for the District of Connecticut, and subsequently filed a motion to consolidate that action with the In re Host America Securities Litigation. Plaintiffs moved to remand the case to state court, which Host America opposed. Following an order granting plaintiffs’ motion, the federal court remanded the Contreras action to state court on September 20, 2006. On January 18, 2007, the Company filed a request to revise the complaint, and has also moved to stay discovery pending a disposition on its contemplated motion to dismiss.

Host has notified Liberty Insurance Underwriters, Inc., from which Host purchased policies of insurance, of the foregoing litigation. In general, the policies apply on a “claims made” basis to certain costs (including legal fees), expenses, judgments and/or settlements, subject to applicable policy limits and retentions. Liberty has advised Host that it reserves its rights to deny coverage of the foregoing litigation under a claims made policy with an expiration date of July 21, 2005. To date, subject to a retention amount, Liberty has reimbursed Host for certain legal fees and other costs associated with Host’s representation and past and present company officers and directors in connection with the litigation. Liberty has advised Host that it denies coverage of the foregoing litigation under a claims-made policy with an expiration date of July 21, 2006.

The Company believes it has substantial and meritorious defenses to the above actions. Due to the expense and uncertainty of such litigation, the Company has engaged in settlement discussions with the attorneys for lead plaintiff in the class action, plaintiffs in federal derivative action, and plaintiffs in the Contreras action. Among other things, the Company and those plaintiffs through counsel held a one day, non-binding mediation, and, subsequent thereto, have continued to discuss potential negotiated resolution. There can be no assurances that the Company will in fact settle any or all of the above-actions, or that settlement, if any, will be on terms that the Company will consider favorable.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

SEC Investigation

On July 19, 2005, the staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding a press release issued by the Company on July 12, 2005. On July 22, 2005, the SEC issued a Formal Order of Investigation into the issuance of the press release and initiated a suspension in the trading of Host’s securities. The SEC investigation is still ongoing, and Host’s current officers have responded to all SEC requests for interviews and information.

CEO Termination

On December 12, 2005, Geoffrey Ramsey, former President and Chief Executive Officer of the Company, filed a Demand for Arbitration with the American Arbitration Association arising from the Company’s termination of his employment in November of 2005. Mr. Ramsey alleged that the Company terminated his employment without just cause in violation of his employment contract and in so doing violated the covenant of good faith and fair dealing.

Additionally, Mr. Ramsey contends that under the terms of his employment contract he is entitled to severance equal to six months of his salary for each calendar year that he was employed by the Company. The arbitration had been initially scheduled for November 27th, 28th and 30th, 2006, but has been postponed until March 26th, 27th, 28th and April 2nd, 3rd and 4th, 2007, resulting from Mr. Ramsey filing a “motion in limine.” The extended time will permit Host to respond to the “motion in limine” and afford the arbitrator proper time to decide on the motion. The Company intends to vigorously defend itself and believes that the arbitrator will find that just cause existed for Mr. Ramsey’s termination.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Anne and Debra Ramsey Arbitration

On December 2, 2005, a Demand for Arbitration was filed by Anne Ramsey and Debra Ramsey alleging that their employment was terminated in breach of employment agreements that they purportedly entered into with Host.  Anne Ramsey, the sister of Geoffrey Ramsey, was Host’s former Human Resource Director and currently serves on the Board of Directors. Debra Ramsey is the wife of Geoffrey Ramsey and was a former administrative assistant at Host.  Host terminated both individuals on November 23, 2005.  On or about March 20, 2006, Host instituted an injunction proceeding in the New Haven Superior Court to permanently enjoin this arbitration on the basis that Host never authorized the employment agreements relied upon by Anne and Debra and, as such, are void. The matter was tried the first three days in November and had been continued until November 15, 2006. The court rendered a decision on January 8, 2007 denying a permanent injunction. Host will appeal the decision.

NOTE 6 -	INDUSTRY SEGMENT INFORMATION

The Company has three major reportable segments: the business dining segment that is operated by Host, and the unitized meals and energy management segments that are operated by Host’s two wholly-owned subsidiaries Lindley and RS Services, respectively. The segments were determined based on the components of the Company’s business that are evaluated separately by management. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

Business segment financial information as of and for the three months ended December 31, 2006 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated
Sales to unaffiliated customers	$3,438,198	$4,022,542	$1,636,158	$9,096,897
Segment profit (loss)	(745,954)	232,106	(1,101,523)	(1,615,371)
Depreciation and amortization	11,126	63,893	92,853	167,872
Provision for income taxes	3,000	12,000	-	15,000

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 6 -	INDUSTRY SEGMENT INFORMATION (Continued)

Business segment financial information as of and for the three months ended December 31, 2005 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$2,990,950	$3,696,464	$1,382,315	$8,069,729
Segment profit (loss)	(2,147,912)	50,331	(607,485)	(2,705,066)
Depreciation and amortization	17,795	69,210	114,738	201,743
Provision for income taxes	3,000	12,000	-	15,000

Business segment financial information as of and for the six months ended December 31, 2006 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$6,595,644	$7,646,938	$3,969,125	$18,211,707
Segment profit (loss)	(1,660,890)	278,614	(1,603,581)	(2,985,857)
Depreciation and amortization	23,976	128,277	186,346	338,612
Provision for income taxes	6,000	24,000	-	30,000
Segment assets	2,590,262	4,211,515	3,388,053	10,189,830

Business segment financial information as of and for the six months ended December 31, 2005 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$6,010,817	$7,565,620	$3,542,100	$17,118,537
Segment profit (loss)	(9,324,726)	221,233	(1,230,582)	(10,334,075)
Depreciation and amortization	34,040	133,462	232,930	400,432
Provision for income taxes	6,000	24,000	-	30,000
Segment assets	1,787,729	4,520,553	3,271,042	9,579,324

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 7 -	SUBSEQUENT EVENTS

MODIFICATION TO AGREEMENTS

On January 11, 2007, Host entered into a Modification Agreement with four of the five individuals within the Company, including certain officers and directors of the Company, holding outstanding Secured Promissory Notes, which were to be due in full within 180 days of the signing of the notes on July 5, 2006. On January 11, 2007, the balance of the notes was $300,000. The Modification Agreement extends the final maturity date of the outstanding notes to January 5, 2008, and provides that all indebtedness owing by the Company to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the notes.

On January 19, 2007, Host entered into a Modification Agreement with an investor who is a member of the Board of Directors holding a $100,000 outstanding Unsecured Convertible Promissory Note, which was to be due two years from the date of signing of the note on January 19, 2005. The Modification Agreement extends the final maturity date of the note to July 19, 2007, and provides that all other terms and conditions of the note shall remain the same.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the resale of common stock being registered hereunder.  The selling shareholder will not bear any portion of such expenses.  All the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$20.96
Legal fees and expenses	30,000.00
Transfer agent’s fees	3,000.00
Accounting fees and expenses	20,000.00
Printing fees and expenses	5,000.00
Miscellaneous	5,000.00

Total	$63,020.96

ITEM 14.  Indemnification of Directors and Officers

Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Our articles of incorporation contain a provision eliminating liability as permitted by the statute. Our articles of incorporation further provide that our directors and officers will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of Host unless either (i) the director or officer was personally involved in the situation leading to litigation or (ii) the director or officer committed a criminal offense in connection with such litigation.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a “Director’) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our articles of incorporation and bylaws provide for indemnification of our officers, employees and agents to the same extent as its directors.

Our articles of incorporation and bylaws permit us to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the person undertakes to repay the amount unless it is ultimately determined that he is entitled to such expenses.

Our articles of incorporation also provide that we may purchase and maintain insurance covering any person serving on behalf of, or at the request of, Host against any liability incurred by him in such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15.  Recent Sales of Unregistered Securities

The following table sets forth all securities issued by us within the past three years without registration under the Securities Act.

Transaction Date	Amount of Securities Sold	Name of Underwriter	Consideration Received	Persons or Class of Persons to Whom the Securities Were Sold	Exemptions from Registration Claimed
August 11, 2003	266,667 shares of Series B Convertible Preferred Stock (1)	None	$400,000	One accredited investor	Rule 506 of Regulation D of The Securities Act of 1933, as amended
October 1, 2003 - December 19, 2003	500,000 shares of common stock (2)	None	$2,500,000	Limited number of private purchasers	Rule 506 of Regulation D of the Securities Act of 1933, as amended
December 23, 2003	550,000 shares of common stock	None	(3)	Shareholders of GlobalNet Energy Investors, Inc.	Rule 506 of Regulation D of the Securities Act of 1933, as amended
January 12, 2004 - May 27, 2004	$2,000,000 in 7.5% unsecured promissory notes and warrants (4)	None	$2,000,000	Limited number of private purchasers	Rule 506 of Regulation D of The Securities Act of 1933,as amended
June 25, 2004	Convertible Term Note A, Note B and warrant (5)	None	$8,000,000	One accredited investor	Rule 506 of Regulation D of The Securities Act of 1933, as amended
September 17, 2004	10,000 shares of common stock	None	$50,300(6)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
January 18, 2005	34,325 shares of common stock	None	$116,707(7)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
January 19, 2005	24,390 shares of common stock and note (8)	None	$200,000	C. Michael Horton	Rule 506 of Regulation D of the Securities Act of 1933, as amended
February 15, 2005	Warrant for 25,000 shares of common stock	None	(9)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended

Transaction Date	Amount of Securities Sold	Name of Underwriter	Consideration Received	Persons or Class of Persons to Whom the Securities Were Sold	Exemptions from Registration Claimed
February 16, 2005	431,777 shares of common stock	None	(10)	Ronald R. Sparks	Rule 506 of Regulation D of the Securities Act of 1933, as amended
March 16, 2005	15,000 shares of common stock	None	$52,500(11)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
April 8, 2005	5,000 shares of common stock	None	$17,500(12)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
April 13, 2005	8,756 shares of common stock	None	$30,646(13)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
April 20, 2005	3,000 shares of common stock	None	$10,500(14)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
April 26, 2005	20,000 shares of common stock	None	$70,000(15)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
May 2, 2005	10,000 shares of common stock	None	$35,000(16)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
May 3, 2005	10,000 shares of common stock	None	$35,000(17)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
May 5, 2005	12,000 shares of common stock	None	$42,000(18)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
May 11, 2005	6,221 shares of common stock	None	$21,773.50 (19)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
June 2, 2005	7,000 shares of common stock	None	$24,500(20)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
June 6, 2005	5,000 shares of common stock	None	$17,500(21)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
June 7, 2005	5,200 shares of common stock	None	$18,200(22)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
June 10, 2005	10,000 shares of common stock	None	$35,000(23)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
June 13, 2005	8,029 shares of common stock	None	$28,101.50(24)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
June 17, 2005	37,037 shares of common stock and note(25)	None	$200,000	Patrick Healy	Rule 506 of Regulation D of the Securities Act of 1933, as amended
June 23, 2005	21,098 shares of common stock and note(26)	None	$100,000	C. Michael Horton	Rule 506 of Regulation D of the Securities Act of 1933, as amended
July 13, 2005	160,508 shares of common stock	None	(27)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
July 13, 2005	756,192 shares of common stock	None	(28)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
July 13, 2005	264,225 shares of common stock	None	(29)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
July 14, 2005	321,960 shares of common stock	None	(30)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
July 14, 2005	303,038 shares of common stock	None	(31)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
July 14, 2005	76,597 shares of common stock	None	(32)	H.C. Wainright & Co.	Section 4(2) of the Securities Act of 1933, as amended
January 11, 2006	20,000 shares of common stock	None	(33)	Laurus Master Fund, Ltd.	Section 4(2) of the Securities Act of 1933, as amended
February 17, 2006	440,000 shares of common stock and 132,000 warrants	None	(34)	Accredited investors	Rule 506 of Regulation D of the securities Act of 1933, as amended
March 16, 2006	175,000 shares of common stock	None	(35)	Sherwin & Associates	Rule 506 of Regulation D of the Securities Act of 1933, as amended

Transaction Date	Amount of Securities Sold	Name of Underwriter	Consideration Received	Persons or Class of Persons to Whom the Securities Were Sold	Exemptions from Registration Claimed
March 22, 2006	62,500 shares of common stock	None	(36)	FoodBrokers, Inc.	Rule 506 of Regulation D of the Securities Act of 1933, as amended
May 10, 2006	100,000 shares of common stock and 30,000 warrants	None	(37)	Accredited investor	Rule 506 of Regulation D of the Securities Act of 1933, as amended
July 31, 2006	500,000 shares of common stock and 150,000 warrants	None	(38)	Accredited investors	Rule 506 of Regulation D of the Securities Act of 1933, as amended
October 11, 2006	627,000 shares of common stock and 188,100 warrants	None	(39)	Accredited investors	Rule 506 of Regulation D of the Securities Act of 1933, as amended
October 12-19 2006	60,000 shares of common stock and 18,000 warrants	None	(40)	Accredited investors	Rule 506 of Regulation D of the Securities Act of 1933, as amended
October 19, 2006	30,000 shares of common stock	None	(41)	Source Capital Group	Rule 506 of Regulation D of the Securities Act of 1933, as amended
December 19, 2006	372,000 common stock purchase warrants	None	(42)	Shelter Island Opportunity Fund, LLC	Rule 506 of Regulation D of the Securities Act of 1933, as amended
December 22, 2006	100,000 shares of common stock and 30,000 warrants	None	(43)	Accredited investors	Rule 506 of Regulation D of the Securities Act of 1933, as amended
March 30, 2007	700,000 shares of common stock and 210,000 warrants	None	(44)	Accredited investors	Rule 506 of Regulation D of the Securities Act of 1933, as amended
April 19, 2007	755,000 shares of common stock and 226,500 warrants	None	(45)	Accredited investors	Rule 506 of Regulation D of the Securities Act of 1933, as amended

(1)
The Series B convertible preferred stock was issued to a major shareholder, Roger Lockhart, at $1.50 per share and has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the day of Host’s fiscal quarters ending December 31st and June 30th. The Series B stock is convertible for a period of five (5) years from the issue date into shares of Host’s common stock according to the conversion ratio set forth in the Articles of Amendment to the articles of incorporation, which were filed with the Colorado Secretary of State.

(2)
Host privately placed 500,000 shares of common stock at $5.00 per share with a total of 24 accredited investors. The shares were offered and sold on a best efforts basis by View Trade Securities, Inc., a licensed NASD broker-dealer and officers and directors of Host. Host paid View Trade Securities a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $242,500). In addition, for every 10 shares of common stock sold, View Trade or its agent received one warrant to purchase one share of common stock at $5.50 per share (48,500 total warrants were issued), exercisable for a period of 5 years. Officers and directors did not receive any commission or other remuneration for shares sold by them.

(3)	The shares of common stock were issued to the 12 shareholders of GlobalNet pursuant to the merger agreement between Host and GlobalNet dated December 2, 2003.
(4)
Host privately placed 80 units, each unit consisting of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and one warrant to purchase 7,500 shares of common stock. The offering price was $25,000 per unit. The warrants are exercisable from December 31, 2004 to January 31, 2009 at an exercise price of $10.00. The units were offered and sold on a best efforts basis by View Trade Securities, Inc., a licensed NASD broker-dealer and officers and directors of Host. Host paid View Trade Securities a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $192,500). In addition, for every unit sold, View Trade or its agent received one warrant to purchase 750 shares of common stock at $10.00 per share (57,750 total warrants were issued), exercisable for a period of 5 years. Officers and directors of Host did not receive any commission or other remuneration for units sold by them. Of the 80 units sold, officers, directors and affiliates purchased a total of 6 units for a purchase price of $150,000.

(5)
Host privately placed with one accredited investor (i) a Secured Convertible Term Note A in the aggregate principal amount of $4,000,000 which note is convertible into 795,260 shares of our common stock at $5.03 per share; (ii) a Secured Convertible Term Note B in the aggregate principal amount of $4,000,000 which note is convertible into

730,194 shares of our common stock at $5.48 per share; and (iii) a common stock purchase warrant for 450,000 shares of our common stock exercisable for a 10-year period at conversion prices of 300,000 shares at $5.98 and 150,000 shares at $6.23. In connection with the transaction, we paid fees of 10% of the total gross proceeds as follows: Laurus Master Fund, Inc., the accredited investor, received $280,000 and H.C. Wainwright & Co., Inc., the placement agent, received $520,000. In addition, H.C. Wainwright is entitled to receive warrants to purchase 197,516 shares of Host common stock at a weighted average exercise price of $5.43 per share and are exercisable for a period of five years, unless otherwise extended by Host.

(6)
On September 17, 2004, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 10,000 shares of common stock at the initial “Fixed Conversion Price” of $5.03 per share, in lieu of cash consideration, for payment of $30,000 of principal and $20,300 of interest on the Laurus Note A.

(7)
On January 18, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 34,325 shares of common stock at $3.40 per share, in lieu of cash consideration, for payment of $99,032 of principal and $17,675 of interest on the Laurus Note A.

(8)
On January 19, 2005, we issued and sold one unit at $200,000, consisting of 24,390 shares of common stock and one 7.5% unsecured convertible promissory note in the face amount of $100,000, in a private placement to C. Michael Horton, a current member of our Board of Directors. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of our common stock at anytime after January 19, 2006 at $4.10 per share. The promissory note is due and payable on January 19, 2007. The offer and sale was made by our officers and directors and no commission or other remuneration was paid in connection with the private placement. The gross proceeds from the offering were $200,000.

(9)
On February 15, 2005, we entered into Amendment No. 1 and Consent with Laurus Master Funds, Ltd. In connection with the Amendment Agreement and as partial consideration for entering into the Amendment Agreement, we issued to Laurus Master Funds, Ltd. a common stock purchase warrant for 25,000 shares of our common stock exercisable through June 23, 2014 at an exercise price of $5.98 per share.

(10)
On February 16, 2005, in connection with the RS Services merger, we issued 431,777 shares of restricted common stock to Ronald Sparks, the president and sole shareholder of RS Services, in consideration for all of the issued and outstanding shares of RS Services’ common stock.

(11)
On March 16, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 15,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $52,500 of principal on the Laurus Note A.

(12)
On April 8, 2005 Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 5,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $17,500 of principal on the Laurus Note A.

(13)
On April 13, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of interest due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 8,756 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $30,646 of interest on the Laurus Note A.

(14)
On April 20, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 3,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $10,500 of principal on the Laurus Note A.

(15)
On April 26, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 20,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $70,000 of principal on the Laurus Note A.

(16)
On May 2, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 10,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $25,433.18 of principal and $9,566.82 of interest on the Laurus Note A.

(17)
On May 3, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal pursuant to the terms of the securities purchase agreement. Accordingly, we issued 10,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $35,000 of principal on the Laurus Note A.

(18)
On May 5, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal pursuant to the terms of the securities purchase agreement. Accordingly, we issued 12,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $42,000 of principal on the Laurus Note A.

(19)
On May 11, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of interest due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 6,221 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $21,773.50 of interest on the Laurus Note A.

(20)
On June 2, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal pursuant to the terms of the securities purchase agreement. Accordingly, we issued 7,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $24,500 of principal on the Laurus Note A.

(21)
On June 6, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal pursuant to the terms of the securities purchase agreement. Accordingly, we issued 5,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $17,500 of principal on the Laurus Note A.

(22)
On June 7, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal pursuant to the terms of the securities purchase agreement. Accordingly, we issued 5,200 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $18,200 of principal on the Laurus Note A.

(23)
On June 10, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement. Accordingly, we issued 10,000 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $669.64 of principal and $34,330.36 of interest on the Laurus Note A.

(24)
On June 13, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of our common stock in payment of principal pursuant to the terms of the securities purchase agreement. Accordingly, we issued 8,029 shares of common stock at $3.50 per share, in lieu of cash consideration, for payment of $28,101.50 of principal on the Laurus Note A.

(25)
On June 17, 2005, we issued 37,037 shares of common stock and an 8.5% per annum, unsecured, convertible promissory note with a face amount of $100,000 to Mr. Patrick Healy, a current director. Mr. Healy purchased the unit for $200,000. The note is due and payable on June 16, 2007 or convertible at anytime, in whole or in part, into shares of common stock at $2.70 per share.

(26)
On June 23, 2005, we issued 21,098 shares of common stock and an 8.5% per annum, unsecured, convertible promissory note with a face amount of $50,000 to Mr. C. Michael Horton, a current director. Mr. Horton purchased the unit for $100,000. The note is due and payable on June 22, 2007 or convertible after June 22, 2006 in whole or in part, into shares of common stock at $2.37 per share.

(27)
On July 13, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of Host’s common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement between Host and Laurus. Accordingly, Host issued 160,508 shares of its common stock at the initial “Fixed Conversion Price” of $3.50 per share, in lieu of cash consideration, for payment of $547,730 of principal and $14,048 of interest on the Laurus Note A.

(28)
On July 13, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of Host’s common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement between Host and Laurus. Accordingly, Host issued 756,192 shares of its common stock at the initial “Fixed Conversion Price” of $5.03 per share, in lieu of cash consideration, for payment of $3,744,764 of principal and $28,880 of interest on the Laurus Note A.

(29)
On July 13, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of Host’s common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement between Host and Laurus. Accordingly, Host issued 264,225 shares of its common stock at the initial “Fixed Conversion Price” of $5.48 per share, in lieu of cash consideration, for payment of $1,447,953 of principal on the Laurus Note A.

(30)
On July 14, 2005, Laurus Master Fund, Ltd. exercised its right to receive shares of Host’s common stock in payment of both principal and interest due pursuant to the terms of the securities purchase agreement between Host and Laurus. Accordingly, Host issued 321,960 shares of its common stock at the initial “Fixed Conversion Price” of $5.48 per share, in lieu of cash consideration, for payment of $1,758,617 of principal and $5,718 of interest on the Laurus Note A.

(31)
On July 14, 2005, Laurus Master Fund, Ltd. exercised their right to receive shares of Host’s common stock in exercise of 303,038 warrants. Accordingly, Host issued 303,038 shares of its common stock at the warrant exercise price of $5.98 per share, for a cash consideration payment of $1,818,167.

(32)
On July 14, 2005, H.C. Wainright & Co. exercised their right to receive shares of Host’s common stock in exercise of 76,597 cashless warrants. Accordingly, Host issued 76,597 shares of its common stock at the warrant exercise price of $5.43 per share, as a cashless exercise.

(33)
On January 11, 2006, Laurus Master Fund, Ltd. exercised their right to receive shares of Host’s common stock in consideration to enter into a Release and Cancellation Agreement for the cancellation of 25,000 stock purchase warrants and a release of all security interests and liens against the Company. Accordingly, Host issued 20,000 shares of its common stock for the release and cancellation of said interests.

(34)
On February 17, 2006, we closed a private placement of an aggregate 440,000 shares of common stock and 132,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.25 per share for aggregate proceeds of $550,000.  The warrants are exercisable for an indefinite period at an exercise price of $1.75 per share. The offer and sale was made by our officers and directors and no commission or other remuneration was paid in connection with the private placement.

(35)	On March 16, 2006, we issued 175,000 shares common stock as partial settlement for a release of all claims against us associated with amended complaints from Ralph and Blaine Sherwin.
(36)	On March 22, 2006, we issued 62,500 shares common stock as partial consideration for the Asset Purchase Agreement dated October 29, 2004 between us and FoodBrokers, Inc.
(37)
On May 10, 2006, we closed a private placement of an aggregate 100,000 shares of common stock and 30,000 common stock purchase warrants to an accredited investor.  The securities were sold at a price of $1.25 per share for aggregate proceeds of $125,000.  The warrants are exercisable for an indefinite period at an exercise price of $1.75 per share. The offer and sale was made by our officers and directors and no commission or other remuneration was paid in connection with the private placement.

(38)
On July 31, 2006, we closed a private placement of an aggregate 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The warrants are exercisable for an indefinite period at an exercise price of $1.75 per share. The offer and sale was made by our officers and directors and no commission or other remuneration was paid in connection with the private placement.

(39)
On October 11, 2006, we completed a private placement of 627,000 shares of common stock and 188,100 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The securities were sold at a price of $1.00 per share for aggregate proceeds of $627,000. The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of 33,000 shares of common stock and 9,900 common stock purchase warrants exercisable at $1.75 per share.

(40)
On October 12th through the 19th, 2006, we closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of 5% of the gross proceeds of the offering and 9,000 common stock purchase warrants exercisable at $1.75 per share.

(41)	On October 19, 2006, we issued 30,000 shares common stock as retainer pursuant to an engagement agreement with a NASD licensed broker-dealer to provide financial advisory services.
(42)
On December 19, 2006, in connection with the Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC, we issued to Shelter Island a common stock purchase warrant for 372,000 shares of our common stock exercisable for a five-year period at a conversion price in the aggregate of $372. The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of $97,800 in connection with the financing transaction.

(43)
On December 22, 2006, we closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $100,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of 7.75% of the gross proceeds of the offering and 7,750 common stock purchase warrants exercisable at $1.75 per share.

(44)
On March 30, 2007, we closed a private placement of 700,000 shares of common stock and 210,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $700,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale of the common stock and warrants was conducted by the officers and directors of the Company who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a 7.75% sales commission of $19,375 and 19,375 warrants exercisable under the same terms as those warrants sold as part of the offering.

(45)
On April 19, 2007, we closed a private placement of 755,000 shares of common stock and 226,500 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $775,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale of the common stock and warrants was conducted by the officers and directors of the Company who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a 7.75% sales commission of $18,988 and 18,988 warrants exercisable under the same terms as those warrants sold as part of the offering.

ITEM 16.  Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
3.1	Delaware Certificate of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 (No. 333-50673).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
3.3	Form of Specimen Common Stock Certificate (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
3.4	Colorado Articles of Incorporation (incorporated by reference to our definitive proxy materials on Schedule 14A filed on March 25, 1999).
3.5	Articles of Amendment to Articles of Incorporation (incorporated by reference to our definitive proxy materials on Schedule 14A filed on October 17, 2000).
3.6	Articles of Amendment to Articles of Incorporation (incorporated by reference to our Form 8-K filed on August 13, 2003).
5.1	Opinion of Berenbaum, Weinshienk & Eason, P.C. (previously filed as Exhibit 5.1 to Form S-1 filed on February 20, 2007 (SEC File No. 333-140788).

10.1
Agreement of Manual and Vending Food and Refreshment Service between Oxford Health Plans and the Company dated December 28, 1993 (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).

10.3
Agreement of Manual and Vending Food and Refreshment Service with James River Paper Company, Inc. and the Company dated July 13, 1990 (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).

10.4	Agreement for Banquet Food and Beverage Services between the Town of Hamden and the Company dated June 18, 1997 (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.5	Employment Agreement between Host and Geoffrey W. Ramsey (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.6	Employment Agreement between Host and David J. Murphy (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.7	Form of Financial Advisory Agreement (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.8	Form of Merger and Acquisition Agreement (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.14	Adoption Agreement to the Host America Corporation Defined Contribution and Trust Agreement Form 401(K) Plan. (incorporated by reference to our January 4, 1999 Form S-8.)
10.16	Food Services Agreement between The Stanley Works and Host dated August 20, 1999 (incorporated by reference to our Form 10-KSB dated June 25, 1999).
10.17
Share Purchase Agreement between Host America Corporation, Lindley Food Service Corporation, and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).

10.18	Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Gilbert J. Rossomando, August 1, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).
10.19	Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Mark J. Cerreta, dated August 1, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).
10.20	Registration Rights Agreement between Host America Corporation and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).
10.23	Agreement for Food Services with Trumpf, Inc. dated September 30, 1999 (incorporated by reference to our Form 10-KSB dated June 30, 2000).
10.26	Letter of Intent between Host America Corporation and SelectForce Incorporated dated March 15, 2001 (incorporated by reference to our Form 8-K filed March 23, 2001).
10.27	Asset Purchase Agreement between Host America Corporation, Contra-Pak, Inc. and James Hairston, dated August 30, 2001 (incorporated by reference to our Form 8-K filed September 13, 2001).
10.31	Agreement for Food Services with American National Red Cross Blood Services Region dated April 2, 2001 (incorporated by reference to our June 29, 2001 Form 10-KSB).
10.34	Merger Agreement between Host America Corporation and SelectForce, Inc., dated October 26, 2001 (incorporated by reference to our Form 8-K filed April 24, 2002).
10.35	Agreement for Food Services with Harbor Park Associates dated August 10, 2001 (incorporated by reference to our September 28, 2001 Form 10-QSB).
10.41	Non-Competition and Employment Agreement between Host America Corporation and Tammi Didlot dated March 28, 2002 (incorporated by reference to our Form 8-K filed April 24, 2002).
10.44	Naugatuck Board of Education/Naugatuck Head Start Program dated February 2, 2002 (incorporated by reference to our March 29, 2002 Form 10-QSB).
10.45
Boston School Department for purchase of emergency and replacement meals and sandwiches for the food services department dated April 23, 2002 (incorporated by reference to our March 29, 2002 Form 10-QSB)

10.46	Food Preparation Agreement between Lifestream Services Inc. and Lindley Food Service Corp. dated July 1, 2002 (incorporated by reference to our September 30, 2002 Form 10-QSB).
10.47
Emergency Food Preparation Agreement between Host America Corporation/Lindley Food Service Corp and Suburban Boston Consortium of Elder Nutrition Programs dated March 17, 2003 (incorporated by reference to our March 31, 2003 Form 10-QSB).

10.49	Letter of Intent between Host America Corporation and GlobalNet Energy Investors, Inc. dated August 6, 2003 (incorporated by reference to our Form 8-K filed August 7, 2003).
10.50	Merger Agreement dated September 24, 2003 (incorporated by reference to our Form 8-K filed September 25, 2003).

10.51	Food Services Agreement between Host America Corporation and Pitney Bowes Inc. dated July 28, 2003 (incorporated by reference to our September 30, 2003 Form 10-QSB).
10.52	Agreement for Food Services between Host America Corporation and Stolt-Nielsen Transportation Group, Inc. dated August 4, 2003 (incorporated by reference to our September 30, 2003 Form 10-QSB).
10.53	Amended and Restated Merger Agreement dated December 2, 2003 (incorporated by reference to our Form 8-K filed December 4, 2003).
10.55	Food Services Agreement between Host America Corporation and Honeywell International (Teterboro Operations) dated October 8, 2003 (incorporated by reference to our December 31, 2003 Form 10-QSB).
10.58	Asset Purchase Agreement between Host America Corporation and Advanced Refrigeration Controls, Inc. dated March 19, 2004 (incorporated by reference to our Form 8-K filed March 31, 2004).
10.60
Extension of Emergency Food Preparation Agreement between Host America Corporation and Suburban Boston Consortium of Elder Nutrition Programs dated November 12, 2003 (incorporated by reference to our March 31, 2004 Form 10-QSB).

10.77
Agreement of Merger and Plan of Reorganization dated September 29, 2004 by and among Host America Corporation, GlobalNet Acquisition Corp., RS Services, Inc. and Ronald Ray Sparks (incorporated by reference to our Form 8-K filed October 4, 2004).

10.78	Asset Purchase Agreement among FoodBrokers, Inc., as Seller, and Host America Corporation, as Buyer, dated October 29, 2004 (incorporated by reference to our Form 8-K filed November 3, 2004).
10.79
Food Preparation Agreement between Lindley Food Service Corporation and Suburban Boston Consortium of Elder Nutrition Programs dated September 12, 2004 (incorporated by reference to our September 30, 2004 Form 10-QSB).

10.80	Amendment No. 1 and Consent dated February 15, 2005 (incorporated by reference to our Form 8-K filed February 18, 2005).
10.81	Common Stock Purchase Warrant dated February 15, 2005 (incorporated by reference to our Form 8-K filed February 18, 2005).
10.82	Executive Employment Agreement dated February 16, 2005 (incorporated by reference to our Form 8-K filed February 18, 2005).
10.83	Share Purchase Agreement between Host America Corporation and T.E.D. Corporation dated March 31, 2005 (incorporated by reference to our Form 8-K filed April 4, 2005).
10.84	TEGG License Agreement dated June 25, 2005 (incorporated by reference to our September 30, 2005 Form 10-Q).
10.85	Pyramid Technologies Industrial, LLC Letter Agreement dated June 23, 2005 (incorporated by reference to our September 30, 2005 Form 10-Q).
10.87	Sale and Assignment Agreement between Host America Corporation and Burton M. Sack dated December 9, 2005 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed December 15, 2005).
10.88	Form of Secured Promissory Note (incorporated by reference to Exhibit 99.1 to our Form 8-K filed July 10, 2006)
10.89	Form of Security Agreement (incorporated by reference to Exhibit 99.2 to our Form 8-K filed July 10, 2006)
10.90	Shelter Island Securities Purchase Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed December 26, 2006).
10.91	Shelter Island Secured Term Promissory Note dated December 19, 2006 (incorporated by reference to Exhibit 99.2 to our Form 8-K filed December 26, 2006).
10.92	Shelter Island Term Note Security Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.4 to our Form 8-K filed December 26, 2006).
10.93	Shelter Island Subsidiary Guaranty dated December 19, 2006 (incorporated by reference to Exhibit 99.5 to our Form 8-K filed December 26, 2006).
10.94	Shelter Island Stock Pledge Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.6 to our Form 8-K filed December 26, 2006).
10.95	Shelter Island Registration Rights Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.3 to our Form 8-K filed December 26, 2006).
10.96	Modification Agreement dated January 11, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 11, 2007).
10.97	Modification Agreement dated January 19, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 23, 2007).

10.98	Modification Agreement dated January 23, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 26, 2007).
10.99	Master Channel Partner Distribution Agreement dated February 7, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed February 14, 2007).
10.100	Amended Executive Employment Agreement of David Murphy dated February 23, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed February 27, 2007).
10.101	Executive Employment Agreement of Michael C. Malota dated February 23, 2007 (incorporated by reference to Exhibit 99.2 to our Form 8-K filed February 27, 2007).
10.102
Asset Purchase Agreement dated April 17, 2007 by and among Host America Corporate Dining, Inc. and Host America Corporation and Timothy Hayes (incorporated by reference to Exhibit 10.1 to our Form 8-K filed April 19, 2007).

10.103
Asset Purchase Agreement dated April 17, 2007 by and among Lindley Acquisition Corp. and Lindley Food Services Corporation and Host America Corporation (incorporated by reference to Exhibit 10.2 to our Form 8-K filed April 19, 2007).

14	Code of Ethics (the document identified is incorporated by reference to our June 30, 2004 Form 10-KSB).
16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission dated May 4, 2006 (incorporated by reference to Exhibit 16.1 to our Form 8-K filed May 4, 2006).
16.2	Auditor Resignation Letter dated May 3, 2006 from J.H. Cohn LLP (incorporated by reference to Exhibit 99.1 to our Form 8-K filed May 4, 2006).
21	List of Subsidiaries (incorporated by reference to our June 30, 2006 Form 10-K).
23.1	Consent of Mahoney Cohen & Company, CPA, P.C.*
23.2	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1)
24	Power of Attorney (included in signature page hereto)
________________
* Filed herewith

(b) Financial Statement Schedules

All financial statement schedules not included in Host’s consolidated financial statements are omitted since the information is either not applicable, deemed immaterial, or is shown in the consolidated financial statements or in the notes thereto.

ITEM 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Host pursuant to the provisions described in Item 14 or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of Host in the successful defense of any action, suit, or proceeding)is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3)of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided; however, that the statements in subparagraphs (i), (ii)and (iii)above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registration pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamden, Connecticut, on May 21, 2007.

                                                                HOST AMERICA CORPORATION

                                                                By: /s/ David Murphy
                                                                Name: David Murphy
                                                                Its: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Murphy as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. MURPHY	President, Chief Executive Officer	May 21, 2007
David J. Murphy	and Director (Principal Executive Officer)

/s/ MICHAEL C. MALOTA	Chief Financial Officer	May 21, 2007
Michael C. Malota	(Principal Financial and Accounting Officer)

/s/ ANNE L. RAMSEY	Director	May 21, 2007
Anne L. Ramsey

/s/ PATRICK J. HEALY	Director	May 21, 2007
Patrick J. Healy

/s/ JOHN D’ANTONA	Director	May 21, 2007
John D’Antona

/s/ GILBERT ROSSOMANDO	Director	May 21, 2007
Gilbert Rossomando

/s/ NICHOLAS M. TROIANO	Director	May 21, 2007
Nicholas M. Troiano

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Delaware Certificate of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 (No. 333-50673).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
3.3	Form of Specimen Common Stock Certificate (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
3.4	Colorado Articles of Incorporation (incorporated by reference to our definitive proxy materials on Schedule 14A filed on March 25, 1999).
3.5	Articles of Amendment to Articles of Incorporation (incorporated by reference to our definitive proxy materials on Schedule 14A filed on October 17, 2000).
3.6	Articles of Amendment to Articles of Incorporation (incorporated by reference to our Form 8-K filed on August 13, 2003).
5.1	Opinion of Berenbaum, Weinshienk & Eason, P.C. (previously filed as Exhibit 5.1 to Form S-1 filed on February 20, 2007 (SEC File No. 333-140788).
10.1
Agreement of Manual and Vending Food and Refreshment Service between Oxford Health Plans and the Company dated December 28, 1993 (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).

10.3
Agreement of Manual and Vending Food and Refreshment Service with James River Paper Company, Inc. and the Company dated July 13, 1990 (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).

10.4	Agreement for Banquet Food and Beverage Services between the Town of Hamden and the Company dated June 18, 1997 (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.5	Employment Agreement between Host and Geoffrey W. Ramsey (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.6	Employment Agreement between Host and David J. Murphy (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.7	Form of Financial Advisory Agreement (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.8	Form of Merger and Acquisition Agreement (incorporated by reference to our Registration Statement on Form SB-2 (No. 333-50673).
10.14	Adoption Agreement to the Host America Corporation Defined Contribution and Trust Agreement Form 401(K) Plan. (incorporated by reference to our January 4, 1999 Form S-8.)
10.16	Food Services Agreement between The Stanley Works and Host dated August 20, 1999 (incorporated by reference to our Form 10-KSB dated June 25, 1999).
10.17
Share Purchase Agreement between Host America Corporation, Lindley Food Service Corporation, and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).

10.18	Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Gilbert J. Rossomando, August 1, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).
10.19	Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Mark J. Cerreta, dated August 1, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).
10.20	Registration Rights Agreement between Host America Corporation and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000 (incorporated by reference to our July 31, 2000 Form 8-K).
10.23	Agreement for Food Services with Trumpf, Inc. dated September 30, 1999 (incorporated by reference to our Form 10-KSB dated June 30, 2000).
10.26	Letter of Intent between Host America Corporation and SelectForce Incorporated dated March 15, 2001 (incorporated by reference to our Form 8-K filed March 23, 2001).
10.27	Asset Purchase Agreement between Host America Corporation, Contra-Pak, Inc. and James Hairston, dated August 30, 2001 (incorporated by reference to our Form 8-K filed September 13, 2001).
10.31	Agreement for Food Services with American National Red Cross Blood Services Region dated April 2, 2001 (incorporated by reference to our June 29, 2001 Form 10-KSB).
10.34	Merger Agreement between Host America Corporation and SelectForce, Inc., dated October 26, 2001 (incorporated by reference to our Form 8-K filed April 24, 2002).
10.35	Agreement for Food Services with Harbor Park Associates dated August 10, 2001 (incorporated by reference to our September 28, 2001 Form 10-QSB).

10.41	Non-Competition and Employment Agreement between Host America Corporation and Tammi Didlot dated March 28, 2002 (incorporated by reference to our Form 8-K filed April 24, 2002).
10.44	Naugatuck Board of Education/Naugatuck Head Start Program dated February 2, 2002 (incorporated by reference to our March 29, 2002 Form 10-QSB).
10.45
Boston School Department for purchase of emergency and replacement meals and sandwiches for the food services department dated April 23, 2002 (incorporated by reference to our March 29, 2002 Form 10-QSB)

10.46	Food Preparation Agreement between Lifestream Services Inc. and Lindley Food Service Corp. dated July 1, 2002 (incorporated by reference to our September 30, 2002 Form 10-QSB).
10.47
Emergency Food Preparation Agreement between Host America Corporation/Lindley Food Service Corp and Suburban Boston Consortium of Elder Nutrition Programs dated March 17, 2003 (incorporated by reference to our March 31, 2003 Form 10-QSB).

10.49	Letter of Intent between Host America Corporation and GlobalNet Energy Investors, Inc. dated August 6, 2003 (incorporated by reference to our Form 8-K filed August 7, 2003).
10.50	Merger Agreement dated September 24, 2003 (incorporated by reference to our Form 8-K filed September 25, 2003).
10.51	Food Services Agreement between Host America Corporation and Pitney Bowes Inc. dated July 28, 2003 (incorporated by reference to our September 30, 2003 Form 10-QSB).
10.52	Agreement for Food Services between Host America Corporation and Stolt-Nielsen Transportation Group, Inc. dated August 4, 2003 (incorporated by reference to our September 30, 2003 Form 10-QSB).
10.53	Amended and Restated Merger Agreement dated December 2, 2003 (incorporated by reference to our Form 8-K filed December 4, 2003).
10.55	Food Services Agreement between Host America Corporation and Honeywell International (Teterboro Operations) dated October 8, 2003 (incorporated by reference to our December 31, 2003 Form 10-QSB).
10.58	Asset Purchase Agreement between Host America Corporation and Advanced Refrigeration Controls, Inc. dated March 19, 2004 (incorporated by reference to our Form 8-K filed March 31, 2004).
10.60
Extension of Emergency Food Preparation Agreement between Host America Corporation and Suburban Boston Consortium of Elder Nutrition Programs dated November 12, 2003 (incorporated by reference to our March 31, 2004 Form 10-QSB).

10.77
Agreement of Merger and Plan of Reorganization dated September 29, 2004 by and among Host America Corporation, GlobalNet Acquisition Corp., RS Services, Inc. and Ronald Ray Sparks (incorporated by reference to our Form 8-K filed October 4, 2004).

10.78	Asset Purchase Agreement among FoodBrokers, Inc., as Seller, and Host America Corporation, as Buyer, dated October 29, 2004 (incorporated by reference to our Form 8-K filed November 3, 2004).
10.79
Food Preparation Agreement between Lindley Food Service Corporation and Suburban Boston Consortium of Elder Nutrition Programs dated September 12, 2004 (incorporated by reference to our September 30, 2004 Form 10-QSB).

10.80	Amendment No. 1 and Consent dated February 15, 2005 (incorporated by reference to our Form 8-K filed February 18, 2005).
10.81	Common Stock Purchase Warrant dated February 15, 2005 (incorporated by reference to our Form 8-K filed February 18, 2005).
10.82	Executive Employment Agreement dated February 16, 2005 (incorporated by reference to our Form 8-K filed February 18, 2005).
10.83	Share Purchase Agreement between Host America Corporation and T.E.D. Corporation dated March 31, 2005 (incorporated by reference to our Form 8-K filed April 4, 2005).
10.84	TEGG License Agreement dated June 25, 2005 (incorporated by reference to our September 30, 2005 Form 10-Q).
10.85	Pyramid Technologies Industrial, LLC Letter Agreement dated June 23, 2005 (incorporated by reference to our September 30, 2005 Form 10-Q).
10.87	Sale and Assignment Agreement between Host America Corporation and Burton M. Sack dated December 9, 2005 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed December 15, 2005).
10.88	Form of Secured Promissory Note (incorporated by reference to Exhibit 99.1 to our Form 8-K filed July 10, 2006)

10.89	Form of Security Agreement (incorporated by reference to Exhibit 99.2 to our Form 8-K filed July 10, 2006)
10.90	Shelter Island Securities Purchase Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed December 26, 2006).
10.91	Shelter Island Secured Term Promissory Note dated December 19, 2006 (incorporated by reference to Exhibit 99.2 to our Form 8-K filed December 26, 2006).
10.92	Shelter Island Term Note Security Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.4 to our Form 8-K filed December 26, 2006).
10.93	Shelter Island Subsidiary Guaranty dated December 19, 2006 (incorporated by reference to Exhibit 99.5 to our Form 8-K filed December 26, 2006).
10.94	Shelter Island Stock Pledge Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.6 to our Form 8-K filed December 26, 2006).
10.95	Shelter Island Registration Rights Agreement dated December 19, 2006 (incorporated by reference to Exhibit 99.3 to our Form 8-K filed December 26, 2006).
10.96	Modification Agreement dated January 11, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 11, 2007).
10.97	Modification Agreement dated January 19, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 23, 2007).
10.98	Modification Agreement dated January 23, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed January 26, 2007).
10.99	Master Channel Partner Distribution Agreement dated February 7, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed February 14, 2007).
10.100	Amended Executive Employment Agreement of David Murphy dated February 23, 2007 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed February 27, 2007).
10.101	Executive Employment Agreement of Michael C. Malota dated February 23, 2007 (incorporated by reference to Exhibit 99.2 to our Form 8-K filed February 27, 2007).
10.102
Asset Purchase Agreement dated April 17, 2007 by and among Host America Corporate Dining, Inc. and Host America Corporation and Timothy Hayes (incorporated by reference to Exhibit 10.1 to our Form 8-K filed April 19, 2007).

10.103
Asset Purchase Agreement dated April 17, 2007 by and among Lindley Acquisition Corp. and Lindley Food Services Corporation and Host America Corporation (incorporated by reference to Exhibit 10.2 to our Form 8-K filed April 19, 2007).

14	Code of Ethics (the document identified is incorporated by reference to our June 30, 2004 Form 10-KSB).
16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission dated May 4, 2006 (incorporated by reference to Exhibit 16.1 to our Form 8-K filed May 4, 2006).
16.2	Auditor Resignation Letter dated May 3, 2006 from J.H. Cohn LLP (incorporated by reference to Exhibit 99.1 to our Form 8-K filed May 4, 2006).
21	List of Subsidiaries (incorporated by reference to our June 30, 2006 Form 10-K).
23.1	Consent of Mahoney Cohen & Company, CPA, P.C.*
23.2	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1)
24	Power of Attorney (included in signature page hereto)
________________
* Filed herewith